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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2003

REGISTRATION STATEMENT NO. 333-104448

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 2)

IWT TESORO CORPORATION
(Name of small business issuer in its charter)

NEVADA	5000	91-2048019
(State or Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203) 221-2770	HENRY J. BOUCHER, JR. IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203) 221-2770
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)	(Name, Address and Telephone number of Agent for Service)

COPIES TO

GAYLE COLEMAN, ESQ.
RADER AND COLEMAN
2101 N.W. BOCA RATON BLVD, SUITE 1
BOCA RATON, FLORIDA 33431
(561) 368-0545

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)

Common stock, par value $.001(3)	250,000	$5.50	$1,375,000	$113.00

Common stock, par value $.001(3)(4)	250,000	$7.00	$1,750,000	$142.00

Common stock, par value $.001(5)	1,243,502	$5.50	$6,839,261	$554.00

Total	1,743,502			$809.00

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average anticipated sales price of the shares. There is currently no public market for our stock and the proposed maximum price is based upon our best estimate of how the market will respond when our stock is available for trading.

(3)
Part of the units to be sold by IWT Tesoro Corporation's Officers and Directors. Each unit contains one share of common stock and one warrant to purchase one share at $7.00 per share. Tesoro reserves the right to pay up to 6% of the gross proceeds received from sale of these shares by registered broker-dealers so long as the broker-dealer enters into a written agreement with Tesoro. If registered broker-dealers sold all these shares, they would receive an aggregate of $82,500, resulting in net proceeds to Tesoro of $1,292,500.

(4)
Represents shares of common stock underlying warrants that are being offered as part of the units offered hereby. Upon exercise of all these warrants, the Company will receive $1,750,000.

(5)
Represents shares of our common stock that are currently outstanding and are being registered on behalf of certain Selling Stockholders. The Company will receive no proceeds from the sale of these shares.

(6)
Of the registration fee, $750.00 was paid when we filed our initial registration statement on Form SB-2, $40.00 was later paid when we filed our Amendment No. 1 to the Registration Statement and $19.00 was paid when we filed our Amendment No. 2.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement covers the primary offering of shares of our common stock by IWT Tesoro Corporation and the offering of shares of our common stock by certain Selling Stockholders. Tesoro is registering, under the primary prospectus, 250,000 shares of common stock and warrants to purchase up to an additional 250,000 shares at $7.00 per share. Under an alternate prospectus, Tesoro is registering 1,243,502 shares of common stock, of which 443,500 shares have no lock-up, 699,002 shares are subject to a six-month lock up period and 101,000 shares are subject to a 12-month lock-up period. The alternate prospectus pages, which follow the primary prospectus, contain certain sections which are to be combined with all of the sections contained in the primary prospectus, with the following exceptions: the front and back cover pages, and the sections entitled "The Offering" and "Selling Stockholders". In addition, the sections entitled "Concurrent Offering" and "Plan of Distribution" will be added to the alternate prospectus. Furthermore, all references contained in the alternate prospectus to the "offering" shall refer to the IWT Tesoro Corporation offering under the primary prospectus.

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

IWT TESORO CORPORATION

250,000 Units at $5.50 per Unit

        This is our initial public offering. We intend to sell these units through our officers and directors. Each unit consists of one share of our common stock and one warrant to purchase one share at $7.00 per share through                        , 2006. We may, however, pay commissions of up to 6% of the gross proceeds sold by registered broker-dealers that participate in the offering. This offering will end the earlier of                        , 2003 or until all 250,000 shares are sold. In our sole discretion, we may extend this offering for an additional ninety days through                        , 2003. Through                        , 2003, we will offer these units to our current stockholders exclusively and only our officers or directors will sell the units during this exclusive period.

        We have not established a minimum amount of proceeds that must be received in the offering before any proceeds may be accepted and we will accept all funds we receive, subject to any state, federal or regulatory prohibitions. Once accepted, funds will be deposited into an account maintained by us and considered our general assets. Funds will not be placed into escrow, trust or any other similar arrangement.

        Prior to this offering, no public market has existed for our shares and one may not develop. If a market does develop, it may not be sustained. We have arbitrarily determined the initial public offering price of $5.50 per share and the warrant exercise price of $7.00 per share.

        Our common stock is not listed on any national securities exchange or the NASDAQ stock market. We expect that our stock will initially be quoted on the Over-the-Counter Bulletin Board (OTCBB) maintained by the National Association of Securities Dealers. If and when our stock is quoted on the OTCBB, the shares will be priced at prevailing market prices or at private negotiated prices. We do not assure anyone that we will obtain listing on the OTCBB. Including our shares on the OTCBB or the Pink Sheets will depend on the willingness of broker-dealers to register with the NASD, which regulates all broker-dealers, to submit quotations for our shares.

        Concurrent with this offering, we are registering an additional 1,243,502 shares of Common Stock for the account of certain Selling Stockholders, 443,500 have no lock-ups, 699,002 of which are subject to a six-month lock-up period and 101,000 are subject to a 12-month lock-up period.

	Price to Public per Unit	Proceeds to Company(1)

Initial Public Offering Price—250,000 Units And Proceeds to Tesoro Before Expenses	$5.50	$1,375,000

(1)
If registered broker-dealers sold all these shares at commissions of 6%, the brokers would receive an aggregate of $82,500, resulting in net proceeds to Tesoro of $1,292,500. Any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

        These are speculative securities. Investment in the common stock offered in this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "High Risk Factors" beginning on Page 5 before investing.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. This Prospectus is not an offer to buy or sell these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS JUNE 4, 2003

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. Unless we state otherwise, references to the "Company", "Tesoro", "we", "us" and "our" refer to IWT Tesoro Corporation, a Nevada corporation.

DEALER PROSPECTUS DELIVERY OBLIGATIONS

        Until                        (ninety days) after the effective date of the registration statement of which this Prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to your investment decision. You should read the following summary together with IMPORTANT RISK FACTORS and the more detailed information regarding Tesoro and our subsidiaries and our financial statements, and the related notes appearing elsewhere in this Prospectus.

Summary of our Business

        Through our wholly owned subsidiary, International Wholesale Tile, Inc. (IWT), we provide hard floor and wall covering materials primarily ceramic, porcelain and stone tile to the new construction and remodeling industries for commercial and residential marketplaces. We distribute our products through a network of independently owned dealers and distributors, buying groups and home center retailers. We purchase our products primarily from foreign manufacturers. Our primary source of revenue is from selling hard flooring materials. Our principal costs relate to acquiring and warehousing and delivering our products. While we sell our products throughout the United States, the majority of our sales are currently in the Southeast. On a consolidated basis, Tesoro had net sales in 2002 of $25.3 million and net profits of $1.9 million.

        Our principal executive offices are located at 191 Post Road West, Suite 10, Westport, Connecticut 06880. Our telephone number is: (203) 221-2770 and our website is http://www.iwttesoro.com. Information contained on our Web site is not part of this prospectus.

Summary of the Offering

Number of shares of common stock outstanding prior to this offering	11,200,502 shares
Units offered
250,000 units, each unit consisting of one share of common stock and a warrant to purchase one share at $7.00 per share through , 2006. Through , 2003, we will offer the units to our current stockholders exclusively and only our officers or directors will sell the units during this exclusive period.
Common Stock outstanding after the offering	11,450,502 shares, not including the exercise of any outstanding warrants or options
Offering price per unit	$5.50 per unit
Use of Proceeds	To be used to increase IWT's inventory.
No Underwriting	We intend to sell the offering directly without paying any commissions or fees except to broker-dealers that participate.
How to Purchase Units
To purchase units, please complete and deliver a subscription agreement, using the form attached as "Annex A" to this Prospectus. You should review the instructions included in the subscription agreement.
Risk Factors	There are significant risks involved in investing in our company. See the section entitled "Important Risk Factors" beginning on page 5.

Summary of Financial Data

        The following information is taken from our audited financial statement as of December 31, 2002 and from our unaudited financial statements as of March 31, 2003. The financial highlights below should be read along with the more detailed financial statements and notes appearing later in this prospectus. You should also read the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Our accumulated deficit as of December 31, 2002 was ($184,740) and for the first quarter ended March 31, 2003 was ($21,944). Currently, there is no public market for our stock and we cannot assure the investor that one will develop.

	Period Ended March 31, 2003	Period Ended March 31, 2002	Period Ended December 31, 2002	Period Ended December 31, 2001
OPERATIONS DATA:
REVENUES:	$6,734,765	$6,014,020	$25,387,708	$19,626,819
Cost of Goods Sold:	4,079,608	3,612,316	(15,268,535)	(12,629,138)

OPERATING EXPENSES
Operating & Organizational Costs	2,109,123	1,347,419	6,815,149	4,706,533
General and Administrative	136,524	114,578	637,202	271,440
Depreciation & Amortization Expense	134,380	114,716	422,435	317,852

INCOME FROM OPERATIONS	275,130	824,991	2,244,387	1,701,856

OTHER INCOME/(EXPENSES)
Interest Income			4,407	231
Interest Expense	(75,949)	(74,431)	(328,920)	(424,527)
Other Income/(Expense)	(4,517)	6,699	(20,195)	9,558

INCOME BEFORE INCOME TAX	194,664	757,059	1,899,679	1,287,118
INCOME TAXES—BENEFIT	(31,869)		34,348	0

NET INCOME	$162,795	$757,059	$1,934,027	$1,287,118

Basic and Diluted Net Income per Share	$.01	$.08	$.18	$.14

Weighted Average Number of Shares Outstanding	10,631,516	9,000,000	10,733,583	9,000,000

IMPORTANT RISK FACTORS

        Investing in our common stock involves high risk. You should carefully consider the following important risk factors and the other information contained in this prospectus before investing in our common stock. The price of our common stock could decline because of any of these risks, and you could lose all or part of your investment. You also should read and consider the other information included in this prospectus, including the financial statements and related notes. If any of the events described here occur, our business prospects, financial condition and operating results could be materially affected in a negative manner.

COMPANY RISKS

As to Tesoro:

WE WILL LIKELY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR ACQUISITIONS AND GROWTH. IF WE CANNOT SECURE ADDITIONAL FUNDS, WE MAY NOT BE ABLE TO EXPAND OUR BUSINESS.

        Future events, including the problems, delays, expenses and difficulties frequently encountered by wholesale tile and ceramic distributors, like us, may lead to increased costs that could make it difficult for us to succeed with our business plan. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtaining financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to debt. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. Likewise, an offering of our securities may not be successful. If additional funds are raised through issuing additional stock, the value of our outstanding stock may be significantly diluted.

        Our future capital requirements will depend upon many factors, including the following:

  •
  The magnitude of the inventory we must carry to adequately support our customers;

  •
  The volume of sample material and product we must have in place with our customers to help merchandise our products;

  •
  The number of different product variations demanded by our customers

  •
  Currency fluctuations, particularly with respect to the Euro Dollar against the U.S. Dollar;

  •
  The rate at which we expand our operations; and

  •
  The occurrence, timing, size and success of acquisitions.

OUR QUARTERLY OPERATING RESULTS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

        Our quarterly results may be affected by a variety of factors, some of which are beyond our control, including, for example, the following:

  •
  Introducing new products or pricing programs by our competitors;

  •
  Increased transportation costs;

  •
  Increases in selling and marketing expenses, as well as other operating expenses;

  •
  Economic conditions specific to building materials industry; and

  •
  Costs and risks associated with potential acquisitions.

  •
  Of these conditions, the 1st, 2nd and 4th factors are largely beyond our control.

GENERALLY, WE MUST PAY ALL COSTS AND EXPENSES INCURRED WITH DEFENDING ANY ACTIONS ALLEGED AGAINST ANY OF OUR DIRECTORS.

        Our articles of incorporation and bylaws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred arising from any transaction in that officer's or director's respective managerial capacity unless that officer or director:

  •
  violates a duty of loyalty,

  •
  did not act in good faith,

  •
  engages in intentional misconduct or knowingly violated the law, or

  •
  derives an improper benefit from the transaction.

        Additionally, we have also entered into separate indemnity agreements with each of our executive officers and directors to provide added protection unless that person committed any of the prohibited acts described above. Any obligations we incur defending any such actions could adversely affect our cash flow and profitability.

OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN CERTAIN PROVISIONS THAT COULD HINDER A CHANGE IN OUR CORPORATE CONTROL.

        Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. Only our directors may call annual stockholder meetings and only our directors, officers or stockholders holding not less than a majority of all shares entitled to vote may call a special stockholder meeting, Likewise, our bylaws require notice procedures with regard to stockholder proposals and nominations of candidates for electing directors are required. Furthermore, vacancies on our Board, including newly created directorships, may be filled by a majority of our directors then in office and not by our stockholders.

FAILING TO IDENTIFY SUITABLE ACQUISITION CANDIDATES, TO COMPLETE ACQUISITIONS AND TO INTEGRATE THE ACQUIRED OPERATIONS SUCCESSFULLY COULD ADVERSELY AFFECT OUR BUSINESS STRATEGY AND OPERATIONS.

        As part of our business strategy, we intend to acquire complementary businesses. Although we regularly evaluate acquisition opportunities, we may not be able to:

  •
  Successfully identify suitable acquisition candidates;

  •
  Obtain sufficient financing on acceptable terms to fund acquisitions;

  •
  Complete acquisitions; or

  •
  Profitably manage acquired businesses.

        Additionally, acquired operations may not achieve levels of sales, operating income or productivity comparable to those of our existing operations, or perform as expected. Acquisitions may also involve a number of special risks, some or all of which could have a material and adverse effect on our business, operating results and financial condition. Among these risks are:

  •
  Our inability to integrate operations, systems and procedures and to eliminate redundancies and excess costs effectively;

  •
  Diverting management's attention and resources; and

  •
  Difficulty retaining and training acquired key personnel.

WE MAY BE UNABLE TO OBTAIN PRODUCTS ON A TIMELY BASIS, WHICH COULD MATERIALLY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

        We do not manufacture any of the products we distribute. Our business depends upon a continuous supply of material from third party suppliers. We currently import all our products from 40 foreign manufacturers. While we believe this large group of suppliers insulates us from the effect of any one supplier, international supply relationships are sensitive to geo-political situations beyond our control. In particular, we depend on Italy and Spain and any disruption in this supply chain could put us in a difficult position. However, any extended interruption in product supply would disrupt our operations, which could adversely affect our business, financial condition and operating results.

BECAUSE WE DO NOT CARRY ANY INSURANCE ON OUR PRODUCTS THAT ARE IN TRANSIT, WE RISK LOSING ENTIRE SHIPMENTS.

        Title to our products transfers at the port of the originating country. We self-insure in the event of loss after title is taken. We only ship between ten and twenty containers at any one time. We currently estimate that our current maximum exposure for loss would be approximately $150,000. Because we often place special orders on behalf of our customers, if any shipments were lost or damaged, our clients would not be able to receive their product in a timely fashion, which, in turn, could adversely affect our relationship with those customers. To date, we have only incurred minimal losses with respect to products that have been lost after it acquired title. Likewise, the outbound transportation costs differ depending on how far our products are to be shipped.

IF THE CONFLICT IN THE MIDDLE EAST ESCALATES, WE MAY HAVE DIFFICULTY OBTAINING PRODUCTS FROM CERTAIN FOREIGN MANUFACTURERS.

        To date, we have not been adversely affected in any material way by conflicts in the Middle East. We have not had problems obtaining product from Turkey, although minor problems with product from Dubai have occurred. However, we purchase only limited product from Dubai manufacturers and can obtain substitute products, if necessary. Protest strikes in the European Union countries such as Spain and Italy may slightly delay shipping of products, but to date, these delays have been very minor.

WE MAY BE UNABLE TO PASS ON TO OUR CUSTOMERS INCREASES IN TRANSPORTATION COSTS, WHICH COULD HAVE A MATERIAL EFFECT ON OUR PROFITABILITY.

        Significant increases in transportation costs could adversely effect on our operating margins and our business, financial condition and operating results. Although we generally attempt to pass on increases in the costs to our customers, our ability to do so is, to a large extent, depends on the rate and magnitude of any increase, as well as competitive pressures and market conditions for our products. There have been, in the past and may be in the future, periods of time during which increases in this cost cannot be recovered. During these periods, our profitability could be adversely affected.

IF WE GROW TOO QUICKLY, WE COULD ENCOUNTER PROBLEMS RELATED TO INCREASED CUSTOMER DEMANDS ON OUR LIMITED RESOURCES.

        Rapid growth would place a significant strain on our managerial, operational, financial and other resources. Our systems, procedures, controls and management resources may not be adequate to support our future operations. Future growth will require us to

  •
  implement additional management information systems,

  •
  develop further our operating, administrative, financial and accounting systems, and

  •
  maintain close coordination between departments.

        If we cannot manage our growth, we could limit our ability to capitalize on new business opportunities that may arise or to implement our business strategy. Additionally, we cannot assure anyone that our personnel, systems and controls will be adequate to support future growth. Our inability to manage growth or to maintain the quality of our products and services could cause us to lose customers and could significantly increase our operating expenses.

WE DEPEND ON OUTSIDE DISTRIBUTORS FOR PRODUCT SALES.

        We sell our products primarily through a network of dealers and sub-distributors. These distributors do not have a minimum sales requirement. Our distributors are independent contractors. If we do not competitively price our products or if the quality of the products is low our distributors may fail to aggressively market our products for us. If our distributors do not successfully sell our products, then our revenue and profits may not materialize.

IF WE ARE UNABLE TO RETAIN OUR MANAGEMENT TEAM, OUR BUSINESS OPERATIONS AND OUR GROWTH OBJECTIVES MAY BE ADVERSELY AFFECTED.

        Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Henry J. Boucher, Jr., our Chief Executive Officer, Forrest Jordan, our Chief Financial Officer and Senior Vice President, and Paul F. Boucher and Grey Perna who also are Senior Vice Presidents, as well as other of our management members. While we do have written employment agreements with each of these individuals, we currently do not have employment agreements with all our employees. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and operating results. We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

INDUSTRY RISKS

OUR INDUSTRY IS CYCLICAL AND PROLONGED DECLINES IN RESIDENTIAL OR COMMERCIAL CONSTRUCTION ACTIVITY COULD ADVERSELY AFFECT OUR BUSINESS.

        The ceramic and tile floor covering industry depends on residential and commercial construction activity, including both new construction, as well as remodeling. New construction activity, and remodeling to a lesser degree, is cyclical in nature and a prolonged decline in residential or commercial construction activity could have a material adverse effect on our business, financial condition and operating results. Construction activity is significantly affected by numerous factors, all of which are beyond our control, including:, among others,

  •
  National and local economic conditions;

  •
  Interest rates;

  •
  Housing demand;

  •
  Employment levels;

  •
  Changes in disposable income;

  •
  Financing availability;

  •
  Commercial rental vacancy rates;

  •
  Federal and state income tax policies; and

  •
  Consumer confidence.

        The U.S. construction industry has experienced significant downturns in the past, which have adversely affected suppliers to the industry, including suppliers of ceramic and tile floor coverings. The industry could experience similar downturns in the future, which could have a negative impact on our business, financial condition and operating results.

WE FACE INTENSE COMPETITION IN THE FLOORCOVERING INDUSTRY, WHICH COULD DECREASE DEMAND FOR OUR PRODUCTS AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY.

        The industry is highly competitive. We face competition from a large number of domestic and foreign importers and independent distributors of floor covering products. Some of our existing and potential competitors may be larger and have greater resources and access to capital than we do. Maintaining our competitive position may require us to make substantial investments in our product design efforts, distribution network and sales and marketing activities. Competitive pressures may also result in decreased demand for our products and in the loss of market share. In addition, we face, and will continue to face, pressure on sales prices of our products from competitors, as well as from large customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability. Hard flooring products also face competition from alternative products such as carpet, hardwood and vinyl. Changes in customer attitudes toward hard flooring and wall covering materials could also adversely affect our ability to market and sell our products profitably.

FUTURE EXCHANGE RATE FLUCTUATIONS OR INFLATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS.

        We import most of the product we sell from countries whose currency is the Euro Dollar. We currently write purchase contracts and pay for materials in U. S. dollars. However, the manufacturing facilities pay all their expenses in their country's currency. This means that IWT realizes a benefit when a country's currency devalues against the U.S. dollar, although that country's inflation rate or internal expenses may offset this benefit. Any future increases in a country's inflation rate, which are not offset by devaluation of their currency, may negatively impact our operating results. To the extent that a foreign country's currency appreciates against the U.S. dollar, there could be a material adverse effect on our business, financial condition and operating results.

INVESTMENT RISKS

NONE OF THE PROCEEDS FROM THE SALE OF SHARES IN THIS OFFERING WILL BE PLACED IN ESCROW AND THEREFORE THERE ARE NO INVESTOR PROTECTIONS FOR THE RETURN OF SUBSCRIPTION FUNDS ONCE ACCEPTED.

        We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. Once accepted, the funds will be deposited into an account maintained by us and considered general assets of Tesoro. None of the proceeds will be placed in any escrow, trust or other arrangements. Therefore, there are no investor protections for the return of subscription funds we accept a subscription and the pertinent subscription funds.

YOUR INVESTMENT IN TESORO WILL BE DILUTED.

        Dilution is the difference between the amount you pay for a share of common stock in this offering and the net tangible book value per share of such common stock immediately after the offering. If you invest in this offering, you will incur an immediate and substantial dilution of your investment. In addition, we may issue a substantial number of shares of common stock or preferred stock without your approval. Any such issuance of our securities in the future could reduce your ownership percentage and voting rights in us and further dilute the value of your investment.

THE CONCURRENT OFFERING OF SHARES BY OUR SELLING STOCKHOLDERS WITH THE UNITS TO BE SOLD BY US COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

        Concurrently with this offering, 1,243,502 shares of our common stock are being registered for resale by certain of our stockholders. While 699,002 of these shares offered by our selling stockholders are subject to a lock-up period of six months and 101,000 shares are subject to a lock-up period of 12 months, the market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization.

OUR SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME. THIS MAY REDUCE THE PRICE OF OUR COMMON STOCK.

        After effectiveness of this prospectus, along with the Selling Stockholder's prospectus, the selling stockholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the selling stockholders sell the shares could have an adverse effect upon the public market for our common stock.

YOUR INVESTMENT IN TESORO WILL BE DILUTED.

        Dilution is the difference between the amount you pay for a share of common stock in this offering and the net tangible book value per share of such common stock immediately after the offering. If you invest in this offering, you will incur an immediate and substantial dilution of your investment. In addition, we may issue a substantial number of shares of common stock or preferred stock without your approval. Any such issuance of our securities in the future could reduce your ownership percentage and voting rights in us and further dilute the value of your investment.

IN THE FUTURE WE MAY ISSUE MORE SHARES OF OUR COMMON STOCK. THIS WOULD REDUCE INVESTORS PERCENTAGE OF OWNERSHIP AND MAY REDUCE OUR SHARE VALUE.

        Our Articles of Incorporation authorizes our issuing up to 100.0 million shares of common stock and 25 million shares of preferred stock. If we issue all or part of our remaining authorized common stock or preferred stock, depending on its terms, the percentage of common stock held by existing stockholders would be diluted. We may value any stock issued in the future on an arbitrary basis. Issuing common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR STOCK AND DO NOT INTEND TO IN THE NEAR FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS OR HER INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

        We have never paid, and do not intend to pay, any cash dividends on our common stock in the current year. Therefore, an investor in this offering, in all likelihood, will only realize a profit on his investment, in the short term, if the market price of our common stock increases in value.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR STOCK MAY NOT DEVELOP OR BE SUSTAINED.

        Prior to this offering, you could not buy or sell our stock publicly. If a public market for our securities is not developed or sustained after this offering, the market price of our securities may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. Without an active public market in our stock, there will be limited liquidity and it may be hard to sell the stock you own.

OUR SHARES CURRENTLY DO NOT QUALIFY FOR LISTING ON NASDAQ. OUR COMMON STOCK MAY ONLY TRADE ON THE OVER-THE-COUNTER BULLETIN BOARD OR "PINK SHEETS."

        Under the current rules relating to the listing of shares on NASDAQ SmallCap, we must have:

  •
  Three registered and active market makers;

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  Stockholders' equity of at least $5 million, or market capitalization of at least $50 million, or net income of at least $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years;

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  Operating history of at least one year or market capitalization of $50 million;

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  Public float of at least 1,000,000 shares;

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  Market value of public float of at least $5 million;

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  A minimum bid price of $4.00 per share; and

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  At least 300 stockholders who own at least 100 share each, among other requirements.

        For a continued listing, a company must maintain:

  •
  Two registered and active market makers, one of which can be a market maker entering a stabilizing bid;

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  Stockholders' equity of at least $2.5 million, market capitalization of at least $35 million, or net income of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years;

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  A public float of at least 500,000 shares;

  •
  Market value of public float of at least $1 million; and

  •
  A minimum bid price of $1.00 per share, among other requirements.

        Our common stock will not initially be eligible for listing on the NASDAQ SmallCap. Accordingly, trading, if any, will be conducted on the over-the-counter market on an electronic bulletin board established for shares that do not meet the listing requirements of the Nasdaq Stock Market, Inc. or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our shares.

SHOULD OUR COMMON STOCK REMAIN TRADING ONLY ON THE OTCBB OR PINK SHEETS, OUR COMMON STOCK'S LIQUIDITY MAY BE SEVERELY LIMITED.

        Stocks on the over-the-counter, bulletin board or "pink sheet" market ordinarily have much lower trading volume than on NASDAQ. Very few market makers take interest in shares traded over-the-counter; and, accordingly, the markets for such shares are less orderly than is usual for NASDAQ stocks. As a result of the low trading volumes ordinarily obtained in over-the-counter markets, sales of common stock in any significant amount can generally not be absorbed without a dramatic reduction in price. Moreover, thinly traded shares in the over-the-counter markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded shares.

OUR COMMON STOCK'S INITIAL PRICE MAY NOT ACCURATELY REFLECT ITS FUTURE MARKET PERFORMANCE.

        We have arbitrarily determined the $5.50 per share price at which our shares are being offered. The initial price of our common stock may not accurately reflect the future value of our stock in any market. The initial price may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade, if ever. Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

        The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as the active float of our securities could be small, meaning that relatively small trades of our securities could materially effect the share price and other general economic or stock market conditions, many of which are beyond our control.

        In addition, the stock market in general, and the market for shares in tile and ceramic floor covering companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. We make no assurance that these trading prices and price earnings predictions will be sustained.

        In addition, a substantial portion of our future expenses, including most product design and selling and marketing expenses, must be incurred in advance of revenue generation. If our actual revenue does not meet our expectations, then our operating profit, if any, may fall short of our expectations, or our operating loss may be greater than our expectations. We may need to change our pricing strategy for and these changes may affect our quarterly results. Any one or more of these factors could affect our business, financial condition and operating results, and this makes the prediction of operating results on a quarterly basis unreliable. As a result, period-to-period comparisons of our historical operating results may not be meaningful and you should not rely on them as an indication of our future performance. This could adversely affect the price of our common stock.

WE WILL HAVE BROAD DISCRETION USING THE OFFERING PROCEEDS AND, IF FUNDS ARE NOT PUT TO THEIR BEST POSSIBLE USE, THE FINANCIAL OPERATING RESULTS COULD SUFFER.

        Our management will have broad discretion over how they use any funds we raise. As a result, investors will be relying on management's judgment with only limited information about its specific intentions for using any proceeds. If management is unsuccessful in producing profits, the value of our common shares could decrease significantly.

A SMALL NUMBER OF STOCKHOLDERS WILL STILL OWN MOST OF OUR COMMON STOCK.

        Upon completing this offering, existing stockholders will still own approximately 97.8% of our outstanding common stock. Those persons who are officers, directors or who own more than 5% of our common stock will hold approximately 88.6% of our stock. Our management will continue to control most matters requiring approval by our stockholders. As a result, management acting together have the ability to control substantially all matters submitted to our stockholders for approval, including electing and removing directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        Some of the statements made in our PROSPECTUS SUMMARY, IMPORTANT RISK FACTORS, MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS, DESCRIPTION OF BUSINESS and elsewhere in this Prospectus constitute "forward-looking statements". For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements.

        These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. This prospectus contains forward-looking statements that address, among other things,

  •
  our business and financing plans;

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  regulatory environments in which we operate or plan to operate; and

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  trends affecting our financial condition or results of operations, the impact of competition, the start-up of certain operations, roll out of products and services and acquisition opportunities.

        Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements (Cautionary Statements) include, among others,

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  our ability to raise capital;

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  our ability to continue distributing our products;

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  our ability to provide our products at competitive rates;

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  our ability to execute our business strategy in a competitive environment;

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  our degree of financial leverage;

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  regulatory considerations and risks related to international economics,

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  risks related to market acceptance and demand for our products and services;

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  our dependence on third party suppliers;

  •
  the impact of competitive services; and

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  other risks referenced from time to time in our SEC filings.

        We believe that the assumptions and expectations reflected in this prospectus are reasonable, based on information available to us on the date of this prospectus. However, we cannot assure anyone that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We assume no obligation to update forward-looking statements or reflect unanticipated future events.

USE OF PROCEEDS

        We estimate that our net proceeds from this Offering will be $1,375,000, excluding commissions of up to 6% that we may pay to broker-dealers that may participate in this offering. We intend to use the net proceeds of the offering approximately as follows:

	$137,500 (25,000 Units)		$550,000 (100,000 Units)		$825,000 (150,000 Units)		Maximum Offering (250,000 Units)
Inventory for Growth	$12,500	9%	$425,000	77%	$700,000	85%	$1,250,000	91%
Offering Costs and Expenses	$125,000	91%	$125,000	23%	$125,000	15%	$125,000	9%

        These are estimates. Any net proceeds in excess of $125,000 will be used to purchase inventory. However, if we do not receive any proceeds from this offering, it would not have any material impact on our operations or cash flow. The primary factor in filing the registration statement is to help create a public market for Tesoro's common stock.

        We reserve the right to use the proceeds for different purposes if we believe such a change is in Tesoro's best interests. To the extent we use the proceeds other than for inventory, we will be required to file a post-effective amendment to our registration statement of which this prospectus is a part. Any proceeds we receive from any warrant exercises will be used for general working capital purposes. We may invest the net proceeds of the offering in short-term, interest-bearing investments until we use them for the purposes stated above.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

        We have filed periodic reports with the Securities and Exchange Commission since October 2000. Before this offering, no public market existed for our common stock. We intend to apply to have our common stock quoted on the OTCBB. We may not now or ever qualify for listing of our securities on the OTCBB or on any other quotation system or national exchange.

Determination of our Share Price

        An arbitrary process based upon a subjective evaluation by us determined the price of the common shares stated in this prospectus of $5.50 and the exercise price of the warrant of $7.00. Among the factors considered in determining the initial estimated price of the common shares are:

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  Our history and our prospects;

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  The industry in which we operate;

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  The status and development prospects for our products;

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  Our past and present operating results;

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  Our executive officers experience; and

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  The general condition of the securities markets at the time of this offering.

        Our offering price and the warrant exercise price should not be considered an indication of the actual value of our securities offered in this prospectus. These prices are subject to change as a result of market conditions and other factors and we cannot assure anyone that these securities can be resold at or above the initial public offering price.

Our Stockholders

        At May 9, 2003, 11,200,502 shares of common stock were outstanding, which were held by approximately 149 stockholders of record.

Our Dividend Policy

        We have never paid, and do not intend to pay, any cash dividends on our common stock in the current year. Therefore in all likelihood, an investor in this offering will only realize a profit on his investment, in the short term, if the market price of our common stock increases in value.

Securities Authorized to be Issued upon our Equity Compensation Plans

Equity Compensation Plan Information
	Number of Securities to be issued upon Exercise of Outstanding options, warrants and rights(a)	Weighted-average Exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	440,000	$3.00	3,435,500
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	440,000	$3.00	3,435,500	(1)

(1)
Tesoro's Stock Incentive Plan includes the right to grant options and to issue restricted stock and the Plan was approved by Tesoro's then sole stockholder in December 2001. This number reflects 124,500 restricted shares that have been issued all pursuant to the Plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion should be read along with our financial statements, which are included in another section of this prospectus. This discussion contains forward-looking statements about our expectations for our business and financial needs. These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations. The cautionary statements made in this prospectus should be read as applying to all forward-looking statements in any part of this prospectus.

        We were incorporated on May 5, 2000 as a Nevada corporation. Our principal office is located at 191 Post Road West, Suite 10, Westport, CT 06880. Any reference in this "Management's Discussion and Analysis or Plan of Operations" discussion to "the company," "our," "we" or "us" refers to Tesoro.

        Effective October 1, 2002, we acquired International Wholesale Tile, Inc. (IWT) through a share exchange and IWT became our wholly owned subsidiary. We issued a total of 9 million shares of our common stock in exchange for all of the IWT shares. As part of the transaction, Tesoro and each of the three IWT stockholders entered into a repurchase agreement by which the three stockholders may each sell a total of 150,000 shares of Tesoro's common stock over a three-year period back to us for a price based on an amount equal to 88% of its then weighted average trading price.

        Through IWT, we provide hard floor and wall covering materials primarily ceramic, porcelain and granite tiles to the new construction and remodeling industries for the commercial and residential marketplaces. We distribute our products through a network of independently owned dealers and distributors, buying groups and home center retailers. We currently purchase our products predominately from foreign manufacturers.

        Our primary source of revenue is the sale of hard flooring and wall covering materials and our primary costs relate to the acquisition, warehousing and delivery of those products. While sales are made throughout the United States, the majority of our sales are in the southeastern quadrant of the country. The primary sources of working capital are a $7.5 million (US) revolving line of credit from a division of a large US commercial bank, stockholders' equity and our suppliers who have extended us terms. Specifically, the terms we have negotiated with our international suppliers are more advantageous than those we extend to our customers. This allows us, in some instances, to collect our receivables prior to paying our suppliers. During 2003, we expect to begin trading our stock on the OTC-BB and to raise equity through the public market. Any new equity raised will be used to strengthen our balance sheet and to provide capital for continued growth.

        In the first quarter of 2003, we have created two new wholly owned subsidiary companies. The first is IWT Tesoro International Ltd, a Bermuda based exempt company. A Bermuda exempt company is a company domiciled in Bermuda that is not actively involved in trade or business on the island and is therefore exempt from certain licensing requirements. International will serve as the holding company for any international based ventures we need to support expanding our sales effort. The other subsidiary is IWT Tesoro Transport, Inc., a Florida corporation, and a licensed freight broker that will handle our in and out bound freight operations.

Results of Operations for the Quarter ending March 31, 2003.

        The following discussion and analysis should be read in conjunction with the financial statements and notes thereto that appear elsewhere in this document. The table below sets forth certain operating data as a percentage of total revenue for the periods indicated.

	Quarter Ending March 31,
	2001	2002	2003
Revenues	4,513,755	6,014,020	6,734,765
Cost of Goods Sold	2,995,589	3,612,316	4,079,608
Gross Margin	33.6	39.9	39.4
Operating Expenses	1,242,024	1,576,713	2,385,765

March 31, 2003 Compared to March 31, 2002

        Sales for the quarter ended March 31, 2003 were $6,734,765 a 12% increase over sales for the quarter ended March 31, 2002. This growth follows a 33% growth from 2001 to 2002. We are a relatively small player in a growing market. We are entering new markets and adding new products; therefore, we expect to be able to grow faster than the market as a whole for the next several years. Our share of this market is approximately 1%. The tile market in the United States is approximately $2.1 billion and is growing at a five to seven percent rate.

        As we grow, we have been able to purchase product at lower prices and have consequently lowered our cost of goods to 60% in 2002 from 64% in 2001 and 68% in 2000. While there are certainly finite limits to improving our gross margin percentage, it is imperative that we maintain these ratios as we grow.

        Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate. EBITDA is a concept used by financial managers to compare businesses that operate in different industries with different capital needs, tax circumstances and debt structure. It is not a GAAP concept and should not be used as the only measure of a company's financial performance. Investors should refer to the financial statements included in this document before making any investment decisions.

        We have included a reconciliation from our net income to EBITDA:

	2002	2001
Net income	$1,934,027	$1,287,118
Interest expense	328,920	424,527
Income taxes (deferred)	(34,384)	0
Depreciation	422,435	317,852
Amortization	0	0

EBIDTA	$2,650,998	$2,029,497

  •
  The major causes of the increased EBITDA were (a) an increase of 29% in sales and (b) an increase of 4% on the gross margin.

  •
  EBIDTA is not a GAAP concept and should not be used as the only measure of a company's financial performance. Investors should refer to our financial statements before making any investment decisions.

  •
  Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate. EBITDA is a concept used by financial managers to compare businesses that operate in different industries with different capital needs, tax circumstances and debt structure.

        In early April 2003, we moved into a new warehouse facility of nearly 147,000 square feet, an increase of nearly 50% over the previous facility. 5,000 square feet of the new facility is for office space. This new facility will allow us to increase our inventory and better serve our customers who rely upon us to meet the short lead times and limited inventory capacity that exist in their markets. We hope to improve the efficiency of our warehouse operations by simplifying the receiving and shipping functions. We currently maintain between four and five million square feet of product in our facility and expect that this will increase to between six and seven million square feet. Our inventory turns, in 2002, were approximately 3.8 times. We expect to lower those turns to about 3.2 during 2003 and to 3.0 in 2004, however we cannot assure anyone that we will be successful in attaining these expectations. Availability of product is a key success factor for us and is a good use of our capital.

        Making it easy for our customers to sell product is a key success factor for us. We have an extensive sampling and display program that augments the training and marketing support we provide our customers. Our inventory of samples in the field with our customers represents a significant investment that is capitalized as property and equipment. The net value on March 31, 2003 and December 31, 2002 was $1,903,929 and $1,793,026, respectively on our balance sheet.

        Operating expenses for the quarters ended March 31, 2003 and March 31, 2002 were $2,385,765 and $1,576,713, respectively. This increase of 51.3% was a result of investments being made in people, infrastructure and corporate organization for future growth. With the acquisition of IWT in October 2002, we began to incur certain professional and operating expenses that are not reflected in the comparable period for 2002. In addition, we began to issue common stock to non-executive employees, outside directors and suppliers under the incentive stock plan. Generally Accepted Accounting Principles require that these shares be expensed in the period they are issued at the fair market value of these shares. We expect these expenses to continue.

        The first quarter of fiscal year 2003 also saw the increase in our sales staff at IWT in anticipation of its expansion of the buying group and home center store channels. We expect these increased expenses to generate proportionate sales growth in the future.

Results of Operations for the year ending December 31, 2002

        The following discussion and analysis should be read in conjunction with the financial statements and notes thereto that appear elsewhere in this document. The table below sets forth certain operating data as a percentage of total revenue for the periods indicated.

	Fiscal Year Ending December 31
	2000	2001	2002
Revenues	100%	100%	100%
Cost of Goods Sold	68%	64%	60%
Gross Margin	32%	36%	40%
Operating Expenses	32%	29%	31%

December 31, 2002 compared to December 31, 2001

        Sales for the year ended December 31, 2002 were $25,387,707 a 29% increase over sales for the year ended December 31, 2001. This growth follows a 40% growth from 1999 to 2000 and a 31% growth from 2000 to 2001. We are a relatively small player in a growing market. We are entering new markets and adding new products; therefore, we expect to be able to grow faster than the market as a whole for the next several years. Our share of this market is approximately 1%. The tile market in the United States is approximately $2.1 billion and is growing at a five to seven percent rate.

        As we grow, we have been able to purchase product at lower prices and have consequently lowered our cost of goods to 60% in 2002 from 64% in 2001 and 68% in 2000. While there are certainly finite limits to improving our gross margin percentage, it is imperative that we maintain these ratios as we grow.

        Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate.

        In early April 2003, we moved into a new warehouse facility of nearly 147,000 square feet, an increase of nearly 50% over the previous facility. 5,000 square feet of the new facility is for office space. This new facility will allow us to increase our inventory and better serve our customers who rely upon us to meet the short lead times and limited inventory capacity that exist in their markets. We hope to improve the efficiency of our warehouse operations by simplifying the receiving and shipping functions. We currently maintain between four and five million square feet of product in our facility and expect that this will increase to between six and seven million square feet. Our inventory turns, in 2002, were approximately 3.8 times. We expect to lower those turns to about 3.2 during 2003 and to 3.0 in 2004, however we cannot assure anyone that we will be successful in attaining these expectations. Availability of product is a key success factor for us and is a good use of our capital.

        Making it easy for our customers to sell product is a key success factor for us. We have an extensive sampling and display program that augments the training and marketing support we provide our customers. As of December 31, 2002, our inventory of samples in the field with our customers represents a significant investment ($2,553,378 before accumulated depreciation) that is capitalized on our balance sheet.

Liquidity and Capital Resources

        We had cash balances of $664,358 and $574,046 at the end of March 31, 2003 and December 31, 2002, respectively. We have generated positive cash flow from operations for the last three years.

        In October 2002, we commenced a private offering of our common stock to accredited investors for up to one million units at $3.00 per unit. Each unit consists of one share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share for five years from the date the warrant was issued. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of Tesoro's common stock and continuing until the warrant expires.

        Through its closing as of March 31, 2003, we raised $530,000 from units sales. We also raised an additional $45,000 from 15,000 warrants that were exercised. All of the investors were provided with, or otherwise had access to, information about the Company and its subsidiaries, including financial information. The proceeds from the offering and the warrant exercises were used for general corporate purposes, including paying fees to outside professionals and working capital.

        On November 21, 2000, our subsidiary, IWT, entered into a new loan and security agreement with a financial institution totaling $5 million as a revolving loan, for a period of three years, with an option to renew for one additional year. This was amended and restated effective November 13, 2002 and the amount of the maximum credit was increased from $5 million to $7.5 million. The interest rate on this loan is the Wachovia announced prime rate plus .75% per year. Additionally, at the lender's option, we also pay prime plus 2.75% with respect to any non-contingent obligations

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  on all outstanding obligations following termination or non-renewal of the credit facility;

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  form and after the date of an event of default occurs and for so long as such event is continuing, as determined by lender;

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  during any time the amounts available to us are made or arise without our lender's knowledge or consent.

DESCRIPTION OF OUR BUSINESS

Background

        IWT Tesoro Corporation (Tesoro) was organized in Nevada on May 3rd, 2000 originally under the name "Ponca Acquisition Corporation" but changed its name to IWT Tesoro Corporation on September 23, 2002. It was originally organized to attempt to locate and negotiate with a business entity for the combination of that target company with it. On October 1, 2002, it acquired all of International Wholesale Tile, Inc.'s (IWT) common stock from three shareholders. IWT is a wholesale distributor of imported ceramic, porcelain and stone floor, wall and decorative tiles organized in 1994. In exchange for the IWT stock, the IWT shareholders each received 3.0 million Tesoro shares, representing 87% of Tesoro's then outstanding common stock.

        In January 2003, Tesoro organized a Bermuda company, IWT Tesoro International, Ltd. (International), that will own any international subsidiaries. Tesoro also organized IWT Tesoro Transport, Inc. (Transport). Transport is a federally licensed freight broker that manages both inbound and outbound freight for IWT.

        Tesoro's executive offices are located at 191 Post Road West, Westport, CT 06880 and our telephone number is (203) 221-2770 and our web site can be found at http://www.iwttesoro.com.

        Anytime we refer to "we", "our" or "us" in this Description of Business, we mean International Wholesale Tile, Inc.

Business and Growth Strategy

        We believe that we have built our reputation by supplying quality products with outstanding customer service at competitive prices. We strive to stay up-to-date with the newest styles and trends in the ceramic tile and marble industry. We also aim to introduce high quality new products to the marketplace as soon as practicable. We further believe that we have built confidence and loyalty among our customers by distributing our products only on a wholesale level and not selling direct to the consumer. Other keys to our success include

  •
  active merchandising programs that assist our dealer/customers to meet the consumer's demand with products presented in attractive easy to visualize environments;

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  acting as the extension of our dealer networks' stock availability by warehousing levels consistent with the dealers' delivery requirements;

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  selling only at the wholesale level; never to the consumer.

        We hope to increase our business in these channels by expanding geographic penetration and by extending the lines of product we offer and support.

        In April 2003, we moved to our new 147,000 square foot facility that will enable us to stock more inventory for future growth.

        During 2002, we created Tesoro™—The Collection, a branded collection of high quality porcelain floor and wall tiles complemented by coordinated decorative borders and listellos. We plan to expand the Tesoro™ line of products by building our proprietary Tesoro™ brand awareness. We further intend to further grow by acquiring or merging with existing regional distributors.

        Our short-term objectives are to:

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  Raise equity capital for our internal growth, to

  •
  Augment our client base and market penetration by expanding nationally in three to five additional markets, most likely in the West, Southwest, and Midwest, by duplicating our Palm City, Florida model. Southern California is our highest priority.

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  Expand our position as a preferred vendor for national buying groups who work directly with some of the nation's largest home builders and provide purchasing contracts for independently owned, branded floor covering stores such as Carpet One and Abby Carpet,

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  Expand further into the home center business,

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  Increase our product lines,

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  Increase investment in merchandise sampling and displays within our customer base.

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  Strengthen our consolidated balance sheet by reducing our debt to equity ratio. We hope to accomplish this by using new equity to fund growth and eventually reduce debt, and

  •
  Provide capital for expansion through compatible business combinations.

        On a short-term basis, we intend to look to acquire assets of businesses with products and services that complement our business. We also intend to establish subsidiaries based in Spain and Italy to handle our relationships with manufacturers located in those countries.

The Ceramic, Porcelain and Natural Stone Flooring and Wall Covering Market

        We operate in the floor covering industry, which has grown from $12.4 billion in sales in 1992 to $21.3 billion in 2001, but was down 1% in the first ten months of 2002. In 2000, the United States floor covering industries' primary categories were carpet and rugs (63%), ceramic tile (11%), vinyl and rubber (14%), hardwood (8%), and laminate (4%). Each of these categories has been positively impacted by:

  •
  U.S. population growth, requiring new and renovated housing and commercial space;

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  Increasing average house size (up approximately 30% since 1980); and

  •
  Growth in vacation homes.

        Compound average growth rates for units sold (measured by square yards) for each of the floor covering categories above for the period from 1996 through 2002 have exceeded the growth rate of the United States' gross domestic product over the same period. During this time, based on square footage, the compound average growth rate was 9.7% for ceramic tile.

        According to Market Studies, Inc., a recognized industry market research firm, the estimated 2002 market for ceramic tile in the United States was approximately $2.3 billion, with approximately 2.6 billion square feet sold, representing a 10.9% and 14.2% growth rate over 2001, respectively. The compound average growth rate of square footage shipments was 9.7% from 1996 through 2002 for ceramic tile.

        Imported ceramic tile makes up 76% of the United States consumption, or 1.5 billion dollars and 2.1 billion square feet, as estimated by Market Studies. 48% of imported ceramic tile comes from Italy, 18% from Spain and 8% from Brazil. The balance originates from a large number of countries including Turkey, China and Portugal. The United States' market is the fourth largest consumer of tile in the global market representing about 20% of global consumption. Our products are primarily imported and our purchases distribution among international suppliers approximates these national statistics.

        The average price of ceramic tile continued to fall during 2002, albeit at a slower pace. This price decline limited the increase in the value of shipped product from 2001 to 2002 to 10.9%. The strong demand for new and remodeled housing in the United States, coupled with the continuing shift by the consumer away from carpet and toward hard surfaces, has resulted in a forecast by Market Studies that the demand will remain robust and that prices will stabilize. Market Studies predicts that sales of imported ceramic tile will reach $2.09 billion in 2007 and further states:

        The high growth rate of ceramic tile relative to other flooring options has led to more full service distributorships, manufacturers, and retailers adding ceramic tile to their lines. With more floor space being devoted to ceramic tile at retail, efforts at product differentiation have intensified. Licensing, a relatively new strategy in the ceramic tile marketplace, is heating up, including the following partnerships: Shaw Industries with Martha Stewart and Kathy Ireland; Witex with Laura Ashley, Armstrong's Liz Claiborne line in partnership with Carpet One, and Marrazzi Group with Benetton.

        Sales in the ceramic tile industry are influenced by economic and market factors including:

  •
  consumer confidence;

  •
  spending for durable goods;

  •
  interest rates;

  •
  turnover in housing, the condition of the residential and commercial construction industries; and

  •
  the overall strength of the economy.

        "US Ceramic Tile Market- 2002 Edition", published by Market Studies, pointed to a market growth rate of approximately 5% to 7% per year. This growth rate is higher in the Sun Belt areas, including the Southeastern part of the United States, where we currently operate.

        Glazed floor and wall tile represented 86% of the total industry dollars shipped in 2000. Unglazed mosaic and porcelain, 11% of the total, and quarry title, 3% of the total, represent the balance of the industry's 2002 dollars shipped. The ceramic title industry's two primary markets, residential applications and commercial applications, represents 67.6% and 32.0% of the industry total, respectively. Of the total residential market, 62% of the dollar shipments are for new construction.

IWT's Products

        We purchase our products on the world market. Approximately 50% of our products are imported from Italy, 35% from Spain and 5% each from Brazil, Turkey and China. Each foreign manufacturer has registered agents in the United States that work with us, as well as with other distributors. We believe that we maintain close personal contact with our suppliers, visiting the plants regularly and working with suppliers to influence design, quality and reliability. We do not purchase any raw materials, but only finished goods. Our principal suppliers and the countries in which each is located include

  •
  Gruppo CBS, division of Kis Ceramiche, Italy;

  •
  Imolagres, Italy;

  •
  Ceramica Gomez, Spain;

  •
  Ceramica Colli, Italy;

  •
  Ceramica Fondavalle, Italy; and

  •
  Ceramica Gaya, S.A., Brazil

        Our product types include ceramic tile, porcelain tile, tumbled marble, mosaic listellos and medallions, honed and filled marble, unfilled marble, resin travertine listellos, and polished medallions. Each year, new products are added to our product line. For example, we have recently added granite counter and backsplash tiles to our product mix. Items are removed when they become obsolete, which we define as having minimal sales in any consecutive 12-month period.

        We maintain a wide distribution of price points for our product. Our lowest priced products include red body ceramic tiles to mid priced solid body porcelain to higher priced natural stone tiles. Pricing strategies are also designed to provide incentives to customers for purchasing product in larger quantities. We ship product to our customers in quantities ranging from "cut order" specific to a consumer's project to full pallets of a single product to full container and truckload packages. These larger quantities allow our customers to stock their own product to service cash and carry consumers.

        The market for ceramic tiles, once characterized by little or no brand recognition, is beginning to enter into branding agreements with well-known designer names such as Martha Stewart and Laura Ashley. In May 2002, we introduced our proprietary brand Tesoro™. Tesoro is a collection of porcelain tiles and decorative inserts, borders, and accents that will be marketed throughout the United States. We have invested in specifically designed display racks that communicate the quality and value of our new brand.

        We import our products into the Port of Miami. All our customers are approved by sales territory managers and must qualify as IWT customers. Material is shipped to the customer base via our trucks or by common carrier. We generally ship same day on orders placed before 2:00 p.m. Most delivery points are one to two day services for the southeastern United States. Local trucks deliver between Daytona Beach, Florida and Miami, Florida. Each day, common carriers pick up materials near the end of the business day to deliver to other parts of the country.

Inventory

        We are committed to maintaining inventory levels that support the sales of our dealer network. Our new 147,000 square foot warehouse contains over 6 million square feet of product, representing over 2500 SKU's (individually numbered product items). We target an inventory turn over rate of 2.5 to 3.0. This turn over rate is established to minimize out of stock situations and to attain our goal of same day shipping for qualified orders received by 2 PM.

        Industry trends toward product packages, i.e. floor and wall tile combinations and the pre-organized tile, borders, decorative listellos, bull nose and end caps, increases the number of parts we must carry in stock to ensure that our customer can meet the demand of their consumer.

Freight and Transportation Costs

        We base our distribution costs on a number of factors including, among others,

  •
  factory cost,

  •
  freight (international and domestic), and

  •
  duties, tariffs, taxes and other regulatory costs.

        Because ocean freight charges differ from country to country, our selling price is based on factors specific to each international manufacturer. We pay all our international manufacturers in U.S. dollars. The strength of U.S. dollar relative to a specific country's currency will have an impact on the price we pay for product. There is now a new security port charge of $150.00 per shipment that we must pay. Additionally, we also take into account that title to our products transfers at the port of the originating country. We generally ship between ten and twenty containers at any one time. We currently estimate that our maximum exposure for loss would be approximately $150,000. Based on maritime loss history, cost of ocean marine insurance and our ultimate ability to subrogate against the freight carrier, we self-insure in the event of loss after title is taken.

        However, we often place special orders on behalf of our customers. If any shipments were lost or damaged, our clients would not be able to receive their product in a timely fashion, which, in turn, could adversely affect our relationship with those customers. To date, we have only incurred minimal losses with respect to products that have been lost after it acquired title. Likewise, the outbound transportation costs differ depending on how far our products are to be shipped.

        Because of the increase in gasoline and fuel prices and other surcharges, our shipping costs have increased. However, we have not yet passed any surcharges to all customers. As such, our gross margins may be lower because we are currently absorbing these increased costs.

        As a result of these increased shipping costs, Tesoro recently organized IWT Tesoro Transportation, Inc., a federally licensed freight carrier. By working with this affiliate company to supply a portion of our shipping needs, we hope to decrease these costs.

IWT's Customer Base and Distribution Channels

        We distribute our products through three separate distribution channels.

  •
  The retail floor-covering dealer market is our largest channel. This channel currently accounts for about 80% of the sales revenue. These customers, who sell direct to the public, can be either "cut to order" or "stocking" dealers/regional distributors. We currently serve approximately 2,000 customers in this channel through our sales personnel. In addition, we have sub-distributors that handle specific market territories for limited numbers of our Tesoro product packages.

  •
  The home center "buy-it-yourself/do-it-yourself" store market makes up our second distribution channel. These customers typically operate under blanket purchase orders. The home center market offers us the opportunity to ship truck and container load volumes to central distribution hubs for final distribution by the customer. There are two basic programs for home center stores. The first is a special order program. Consumers place orders from sample boards provided by us to the store. The store representatives forward these orders to us and we ship the product either directly to the consumer or to the store for pick-up by the consumer. The second program is a stocking program, which provides for a home center store to maintain specific product inventories for their cash and carry trade. The home center store channel currently accounts for about 10% of our revenue.

  •
  Our third channel, accounting for the remaining 10% of our revenues, is made up of national buying groups. These groups support independently owned, branded floor covering outlets with coordinated buying agreements that require us to market directly to each individual retail outlet. This channel also includes large builders who staff and maintain captive design centers specifically for their own customers.

        We maintain separate and coordinated sales forces for each of the channels of distribution. We also sell different product series to each channel to avoid market saturation or channel conflict. Currently, we do not depend on any single customer for more than 2% of our sales.

Merchandising

        We believe that a strong and focused merchandising program is a key component to our success. A mainstay of this program is our branding of our Tesoro™ collection of coordinated and high end products. We have created a series of product display units that assist our dealers with the communication of product combinations to their consumer. We are continually updating these displays with new products. We have a fifteen-year warranty program for Tesoro™ products that we believe elevate the quality position of our products.

Credit and Collection Procedures

        We maintain strict criteria for credit approval:

  •
  Potential customers must complete our credit application;

  •
  Credit must be approved by our credit department; and

  •
  We may require a personal guaranty.

        Once approved, typically our customers receive 30-day terms.

        Additionally, to be an IWT customer, a business must, at the least:

  •
  Have a store front,

  •
  Sell retail, and

  •
  Have a forklift.

        When sales orders are entered, our computer system notes if a customer is on credit hold. If so, those orders are given to our credit department to determine whether the products can be shipped. Customers are generally given a 15 day grace period and orders are held and not shipped once an invoice is 60 days or older.

Marketing, Promotion and Sales

        Our public relations and marketing activities focus on creating demand for our products. We have an in-house advertising and marketing staff that develops and coordinates our sales materials. We use trade magazines articles, specifically designed mailer programs and trade shows as our primary communication devices.

        Our commission based sales force work with dealers to place the products in show rooms, educate the dealers regarding the quality and variety of product available to them and work with our internal customer service staff to facilitate delivery. We employ a seventeen-person full time sales force most of whom have been with us for five years after spending many years in various facets of the tile business.

Competition

        We compete in the flooring industry with both large national companies that supply both soft and hard materials and with smaller regional distributors that focus specifically on ceramic, porcelain and stone. Vertically integrated companies such as Shaw Industries and Mohawk, while maintaining their dominant positions in the carpet market, are moving aggressively into the hard flooring sector. Dal-tile, a subsidiary of Mohawk, manufactures, wholesales and retails tile on a national basis.

        Regional competitors such as Master Tile, Florida Tile and Arizona Tile act as both wholesalers and retailers. In their markets, each supplies smaller dealers and distributors and also operates branded retail outlets. We currently only distribute on a regional basis at a wholesale level.

        We believe that our competitive strengths include:

  •
  Focusing solely on the wholesale segment of the distribution process. We do not own or operate direct to consumer locations. We work exclusively through dealers and stocking distributors who service the buying public. As a result, we do not compete with our customers. Our customers can buy from us specific materials to meet a consumer's need, i.e. "cut orders" or can stock limited amounts of product for cash and carry business by purchasing larger quantities.

  •
  Getting involved in designing products. We actively participate in designing and selecting new color, texture and formats for emerging style tends. Our field sales force is constantly working with our customers to identify trends in the market. Feedback from these sources is continuously shared with the manufacturers. Manufacturer's representatives frequently meet with us and our management travels to the manufacturing sites to communicate the markets needs.

  •
  Building our Tesoro™ Brand Equity. We are branding all our designs and many of our products with our Tesoro Brand. We incorporate products from different manufacturers and different countries into programs that leverage the best of each source to create Tesoro collections. Unlike most other tile and ceramic products, Tesoro products include a 15-year warranty against wear.

  •
  Providing superior merchandising and customer support programs. We maintain an active sampling program to ensure that customers have the latest materials in their showrooms. Our field sales force continually updates, refreshes and replaces sales materials. We distribute literature to consumers referencing our dealer network participants. Our field personnel work with the customer and train them on the appropriate use and care of the product. Our goal is to make the dealers' job as easy as possible.

  •
  Implementing our Distribution Philosophy. We see ourselves as an extension of the dealer warehouse. We aim to be responsive to our customers' needs by shipping most orders the same day they are received. We also carry stock to back-up our customers in the cash and carry market.

        By maintaining these competitive strengths, we believe that we can profitably challenge our competitors for a greater share of our targeted market.

Government Regulations

        The Federal trade commission regulates IWT's wholesale operations. The Federal Motor Carriers Administration regulates Transport's freight brokerage. International is an exempt company subject to Bermudian commercial law. We do not expect to import product into Bermuda and will therefore maintain our exempt status. Both federal and state authorities regulate the distribution and sale of imported products. We have obtained all required federal and state permits, licenses and bonds to operate our businesses. We make no assurances that our operations and profitability will not be subject to more restrictive regulations, oversight or increased taxation by foreign, federal, state or local agencies.

Acquisitions and other Interests

        Tesoro intends to expand its operating activities globally. We have had preliminary discussions with manufacturers, product aggregators and agencies in Spain, Italy and Brazil. We expect to take an interest position in several operations during 2003. In the United States, we hope to expand our geographical position by acquiring the assets of similar, but smaller, distributors and are in preliminary discussions with a distributor on the west coast. We cannot assure anyone, however, that any of these discussions will result in the intended acquisitions or that any acquisitions, if made, will generate the planned revenue or profits.

Intellectual Property

        We incorporate our proprietary brand Tesoro™ in connection with a collection of porcelain tiles and decorative inserts, borders, and accents. We are in the process of applying for federal trademark protection for our trademark, but unless and until our registration is granted, we must rely on common law to protect our brand. We make no assurances that this protection will be meaningful. We are not aware of any claims of infringement against us and we have not been involved in any related court proceedings.

Employees

        IWT currently employs 70 non-union warehouse and administrative staff and 15 inside salespeople. IWT believes that its relationships with its employees are good. Tesoro currently has two employees. Neither Transport nor International currently has any employees.

DESCRIPTION OF OUR PROPERTY

        Tesoro currently subleases office space in Westport, Connecticut. We pay a monthly base services fee of $2,400.00 and our lease expires September 30, 2003. Tesoro anticipates that it will be obtaining more permanent space in the near future.

        IWT currently leases approximately 147,000 square feet in Palm City, Florida, of which 5,000 square feet is for office space and the remaining 142,000 square feet is for warehouse space. The term of the lease is for 10 years as follows:

2003	$568,207
2004	$634,550
2005	$649,250
2006	$663,950
2007	$678,650
2008 and thereafter	An aggregate of $3,866,100
TOTAL	$7,060,707

LEGAL PROCEEDINGS.

        We are not a party to any material pending legal proceedings and, to the best of our knowledge; no such action by or against us is contemplated, threatened or expected.

TRANSFER AGENT

        Out transfer agent is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

MANAGEMENT

Directors and Executive Officers

        The following table includes the names, positions with Tesoro and ages of our Executive Officers and Directors.

Name	Age	Position
Henry J. Boucher, Jr.	55	• Tesoro: Chairman, President, Chief Executive Officer, Director • IWT Tesoro International Ltd.: Director • IWT Tesoro Transport, Inc.: President and Director
Forrest Jordan	55
•    Tesoro: Chief Financial Officer, Senior Vice President; Director
•    IWT: Senior Vice President, Treasurer, Secretary, Director
•    IWT Tesoro International Ltd.: Director
		• IWT Tesoro Transport: Director
Paul F. Boucher	44	• Tesoro: Director, Senior Vice President • IWT: President, Director • IWT Tesoro International Ltd.: Director
Grey Perna	46	• Tesoro: Director, Senior Vice President • IWT: Senior Vice President, Director • IWT Tesoro International Ltd.: President, Director
James R. Edwards	51	• Tesoro: Secretary, Director
Carl G. Anderson, Jr.	58	• Tesoro: Director
James Lafond	60	• Tesoro: Director
Robert B. Rogers	67	• Tesoro: Director
Allen G. Rosenberg	55	• Tesoro: Director

        Henry J. Boucher, Jr.    Henry has served as our President and a Director since December 29, 2001 and as our Chairman and Chief Executive Officer since November 2002. He is also a Director of International and President and a Director of Transport. Henry is the President and a Director of Borough Corporation, an inactive company. He received his M.S. in economics from South Dakota State University in 1972. From 1992 to June 1999, Henry was a Vice President of Mercer Management Consulting, a subsidiary of Marsh McLennan, an insurance brokerage firm. Prior to joining Mercer, he was a partner with the accounting firm of Coopers and Lybrand (now PriceWaterhouse Coopers). From June 1999 to July 2000, Henry was a partner with Arthur Andersen. He joined Business Edge Solutions, a technology consulting firm serving the financial services industry with e-commerce packaged solutions, where he was a Vice President until December 2000. Since January 2001, Henry has been a principal of Mentus Consulting LLC, consulting firm providing process improvement support services to a wide range of companies and industries.

        Forrest Jordan.    Forrest has served as a Senior Vice President of Tesoro since November 2002, a Director since October 1, 2002, and as our Chief Financial Officer since March 28, 2003. Forrest has served as a Vice President, Secretary and Treasurer of IWT since April of 1994. He also serves as IWT's sales manager. Forrest is also a Director of IWT, of International and of Transport. He received his M.B.A. from Anna Maria College in Paxton, MA.

        Paul F. Boucher.    Paul has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. Paul has been the President of IWT since April 1994 and in particular, focuses on IWT's operations. He is also a Director of IWT and International.

        Grey Perna.    Grey has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. He has served as a Vice President of IWT since January 1997. He also serves as IWT's marketing manager. He is also the President and a Director of International.

        James R. Edwards.    Jim has served as one of our Secretaries since November 2002 and as a Tesoro Director since April 20, 2002. He has been the Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company since March 2002. From April 2000 to March 2002, Jim served as the Vice President, General Counsel and Secretary and Vice President of Finance & Administrative for Vapotronics, Inc., a medical device company. From March 1987 to April 2000, he was the Vice President, General Counsel and Secretary of General Atomics, a high-technology research and development company.

        Carl G. Anderson, Jr.    Carl has served as a Director of Tesoro since October 28, 2002. He is Vice Chairman of the Board and General Manager of Arrow International Inc., a $300 million critical care medical device business located in Reading, Pennsylvania since 2002. Between May 1997 and 2002, Carl was the President and Chief Executive Officer of ABC School Supply, a $50 million supplier of materials and equipment for public and private schools. Prior to joining ABC School Supply, he served as Vice President and General Manager of the Retail Consumer Products Division of James River Corporation since August 1994. He also served as Vice President of Marketing for James River Corporation from May 1992 to August 1994. He was a marketing executive at Procter & Gamble from 1972 to 1984 and Vice President and General Manager at Nestle Foods Corporation in Purchase, New York from 1984 to 1992. Carl also served as a Director of the J.B. Williams Company, Inc., a manufacturer of consumer products, until the company was sold in October 2002, and as a Director of ABC School Supply until the company was sold in August 2002. He also serves as a trustee of Lafayette College. Carl graduated from Lehigh University Graduate School of Business Administration in 1972 and Lafayette College in 1967.

        James Lafond.    Jim has served as a Director of Tesoro since October 24, 2002. Through September 30, 2002, he served as PricewaterhouseCooper's Area Managing Partner for the Greater Washington Area, which encompasses client service offices in Washington, D.C., Maryland and Virginia. In this role, Jim had oversight responsibility for all of the Firm's lines of service, marketing and operations in metropolitan Washington, D.C. Over the course of his career, Jim has led PWC's National Business Development and Industry Specialization functions, served as U.S. leader of the Marketing and Sales functions, and as Director of National Emerging Business Services, providing financial and tax advice to entrepreneurs and growing companies. Jim was admitted as a General Practice Partner in 1974 in Massachusetts, moved to New York in 1984, Florida in 1992 and to the Greater Washington area in late 1994.

        Robert B. Rogers.    Bob has served as a Director of Tesoro since January 2003, Since March 1999, he has served as the Chairman Emeritus of the Ewing Marion Kauffman Foundation. Bob became president of the Foundation in April 1990 and in September 1993 was named chairman of the Board of its Directors. He remained as president of the Foundation until July 1997, when he assumed chairman duties full time. Between 1967 and 1971, Bob served in a variety of middle management positions for Trans World Airlines (TWA) in New York and in Kansas City. After leaving TWA, he joined the Kansas City financial services firm of Waddell and Reed, where he was corporate controller until 1974. From there, Bob became chief financial officer of Gateway Sporting Goods until he joined Marion Laboratories in 1975 as corporate controller. A wide range of positions, including vice president of information systems and controls, vice president of financial controls, vice president of community affairs and finally president of the Marion Foundation, marked Roger's tenure at Marion. Bob is also a Certified Public Accountant.

        Allen G. Rosenberg.    Allen has served as a Director of Tesoro since November 7, 2002. He co-founded Marke Communications Inc. in 1979. Marke Communications is a direct response agency specializing in marketing and graphic arts productions.

        Paul and Henry Boucher are brothers.

        A majority of the members of Tesoro's Board of Directors are independent.

        Directors are elected at our annual meeting of stockholders and serve for one year or until their successors are elected. Our bylaws permit the Board of Directors to fill any vacancy and such Director may serve until our next Annual Meeting of Stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to our business.

Board of Directors Committees

        On November 22, 2002 our Board of Directors formed an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. On January 23, 2003, upon the recommendation of each of the committees, our Board adopted charters for each of these committees.

        Audit Committee

        The members of our Audit Committee include Jim Lafond, Chairman, Carl Anderson and Bob Rogers. Each member possesses the required level of financial literacy and at least one member, Jim Lafond, meets the current standards of the "audit committee financial expert" required by applicable rules and regulations. No member of the Audit Committee has any relationship to Tesoro or to any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        Our Audit Committee

  •
  reviews the planned scope and results of audits,

  •
  considers any recommendations the auditors may make with respect to Tesoro's internal controls and procedures,

  •
  oversees any responses made to such recommendations, and

  •
  reviews certain reports, including our quarterly and annual reports that are filed with the SEC.

        Our auditors report directly to the Audit Committee.

        Our Audit Committee meets with management and our auditors to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. This information is received and reviewed prior to the filing of the required officers' certification with our quarterly and annual reports filed with the SEC.

        The Audit Committee's formal written charter specifies:

  •
  Its membership requirements;

  •
  Its rules and procedures;

  •
  Its authority and responsibilities;

  •
  The outside auditor's accountability to the Board and Audit Committee, and

  •
  Its responsibility to oversee the independence of the outside auditor.

        Compensation Committee

        The members of the Compensation Committee include Jim Edwards, Chairman and Allen Rosenberg. Each of the members of this Committee meets the appropriate tests for independence and no member has any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        The purpose of this Committee is to discharge the Board's responsibilities relating to

  •
  our Executive Officers' compensation;

  •
  our equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and

  •
  arrangements with executive officers relating to their employment relationships with Tesoro, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

        This Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. It is also responsible for producing an annual report on executive compensation to be included in our proxy statement and assisting in preparing certain information to be included in other periodic reports filed with the SEC.

        The Compensation Committee's formal written charter specifies its

  •
  Membership requirements;

  •
  Rules and procedures; and

  •
  Authority and responsibilities.

        Nominating and Governance Committee

        The members of our Nominating and Governance Committee are Carl Anderson, Chairman, and Jim Edwards. Each member meets the appropriate tests for independence. No member of this Committee has any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        The Nominating and Governance Committee is responsible for selecting those individuals who stand for election to our Board of Directors and to consider all reasonable comments from Stockholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Stockholders.

        The Committee also oversees the evaluation of the Board and management and develops and recommends to the Board a set of Corporate Governance guidelines. In addition, the Compensation Committee oversees, reviews and approves all of Tesoro's ERISA and other employee benefit plans.

        Like the Compensation Committee, the Nominating and Governance's formal written charter specifies its:

  •
  Membership requirements;

  •
  Rules and procedures; and

  •
  Authority and responsibilities.

EXECUTIVE COMPENSATION

        The information described in our discussion concerning "Executive Officers" includes Henry Boucher, Paul Boucher, Forrest Jordan and Grey Perna. Prior to November 2002, no individual held the title of Chief Executive Officer, however Henry Boucher has acted in that capacity since December 2001.

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Options/ SARs		LTP Payouts ($)	All Other Compensation
Henry J. Boucher, Jr., Chairman, Director, President, Chief Executive Officer(1)	2002 2001 2000	$120,000 — —		-0- — —	-0- — —		— — —	100,000 — —	(2)	-0- — —	-0- — —
Paul F. Boucher, Director, Senior Vice President, President, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$57,653 23,090 6,767	(4) (5) (6)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)
Forrest Jordan, Director, Senior Vice President, Vice President, Treasurer and Secretary, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$49,000 19,871 2,308	(7) (8) (9)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)
Grey Perna, Director, Senior Vice President, Vice President, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$51,883 22,688 -0-	(10) (11)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)

(1)
Henry signed a Salary Deferral Agreement with Tesoro, which was terminated by our Board, with Henry abstaining from the vote

(2)
These represent incentive stock options were granted as of November 23, 2002 pursuant to our Stock Incentive Plan. The options are for ten years and have an exercise price is $3.00 per share. The options vest as follows: (a) 33% at such time as our Common Stock begins trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50.0 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. To date, none of these options have vested.

(3)
Of the annual salary, $63,250 represents salary for the last quarter of 2002 following our acquisition of IWT effective October 1, 2002.

(4)
Includes an automobile allowance of $10,500 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $2,055 for automobile fringe benefits (paid prior to the IWT acquisition), $2,885 for additional health benefits (paid prior to the IWT acquisition), and payment of $42,213 for an Executive Life Insurance policy with his spouse as beneficiary (of which $6,329 was paid following the IWT acquisition).

(5)
Includes automobile fringe benefit of $2,137, health fringe benefits of $6,185 and payment of $14,768 for an Executive Life Insurance policy with his spouse as beneficiary.

(6)
Includes automobile fringe benefit of $1,675 and health fringe benefits of $5,092.

(7)
Includes an automobile allowance of $6,785 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition) and payment of $42,215 for an Executive Life Insurance policy with his spouse as beneficiary (of which $8,402 was paid following the IWT acquisition).

(8)
Includes automobile fringe benefit of $265 and payment of $19,606 for an Executive Life Insurance policy with his spouse as beneficiary.

(9)
Includes automobile fringe benefit of $2,308.

(10)
Includes an automobile allowance of $7,739 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $1,936 for additional health benefits and payment of $42,208 of an Executive Life Insurance policy with his spouse as beneficiary (of which $7,514 was paid following the IWT acquisition).

(11)
Includes automobile fringe benefit of $1,113, health fringe benefits of $4,042 and payment of $17,533 for an Executive Life Insurance policy with his spouse as beneficiary.

Our 2001 Tesoro Stock Incentive Plan.

        On December 27, 2001, our then sole Director recommended approving the 2001 Tesoro Stock Incentive Plan (the "Plan") to our then sole stockholder, who, on December 27, 2001, approved the Plan. Below is a summary of the Plan:

        We believe that our Plan satisfies our objective of enhancing our profitability and value for the benefit of our stockholders by enabling us to offer our eligible employees, consultants and our affiliates, stock-based incentives. We believe that this will help to create a means to raise the level of stock ownership by these individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

        Under the Plan, we may grant "non-qualified" and incentive stock options to purchase, and restricted stock (Awards). The aggregate maximum number of shares for which Awards may be issued under the Plan will be 4 million shares of our common stock. The Plan does provide for equitable adjustment of the number of shares and the number of shares of each subsequent Award and of the unexercised portion of the stock option award described below in the event of a change in our capitalization due to a stock split, stock dividend recapitalization, merger, or similar event. Other than with regard to incentive stock options, the number of shares that may be delivered under the Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause Tesoro to withhold from the shares of common stock otherwise deliverable to a recipient upon exercising an Award in payment of all or a portion of his or her withholding obligation arising from such exercise.

        Our Compensation Committee currently controls and manages the Plan's operation and administration. The Committee has discretion to

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  determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions,

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  adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees),

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  delegate administrative responsibilities,

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  construe and interpret the Plan's terms and any agreements evidencing Awards granted.

        The Committee, in its sole discretion, may grant stock options and restricted stock to our employees and consultants, our subsidiary corporations, or parent corporation. Participants will be selected on the basis of demonstrated ability to contribute substantially to us. Our Board has authority to grant stock options to Non-Employee Directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

        The awards granted under the Plan may be either incentive stock options or non-qualified stock options or restricted stock awards. The maximum number of shares subject to any award of stock options or shares of Restricted Stock is 100,000.

        The vesting schedule for any option granted under the Plan will be determined by the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

Incentive Stock Options

        Stock options qualify as "incentive stock options" (ISOs) if they meet the requirements of Section 422 of the Internal Revenue Code (Code). ISOs may only be granted to our employees and our affiliates and any person holding our capital stock or any affiliate possessing more than 10% of the total combined voting power of all classes of our capital stock. Affiliates will not be eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted. Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative.

Non-Qualified Stock Options

        Non-qualified stock options may be granted to employees or to Directors who are not our officers nor employees, as well as to consultants and other persons who provide services to our affiliates and us. Stock options are non-qualified stock options if they do not meet the requirements for ISOs.

Restricted Stock

        The Committee may grant shares of restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals and other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are our employees or consultants, or of any of its subsidiaries or parent corporation. Unless otherwise determined by the Committee at the time of the grant, each award of restricted Stock will provide that if the participant engages in detrimental activities (as defined in the Plan) prior to, or during the one year period after, any vesting of restricted Stock, the Committee may direct (at any time within two years thereafter) that all unvested Restricted Stock be immediately forfeited to us and that the participant will pay us an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above. (This does not apply upon a Change of Control). The Committee will fix the purchase price of the Restricted Stock.

        Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the award date by executing a Restricted Stock Award agreement and paying whatever price (if any) the Committee designates. Additionally, recipients of restricted stock are required to enter into a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an

Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such award.

        Awards of restricted stock may be intended to satisfy Section 162(m) of the Code. Under the Plan, an award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to us (or any subsidiary corporation, parent corporation, division, or other operational unit of ours) as described in the Plan.

        All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of ours, our corporations or our parent corporation).

        The exercise price per share of Common Stock subject to an Incentive Stock Option or a Stock Option intended to be "performance-based" for purposes of Section 162(m) of the Code shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the shares of Common Stock at the time of grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, the exercise price shall be no less than 110% of the fair market value of the Common Stock. The Committee will determine the exercise price per share of Common Stock subject to a non-qualified stock option.

        To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of ours or any of our subsidiaries or parent corporation exceeds $100,000, such options shall be treated as non-qualified stock options. In addition, if an employee does not remain employed by us or any of our subsidiaries or parent corporation at all times from the time an ISO is granted until three months prior to the date of exercise (or such other period as required by applicable law), such option shall be treated as a non-qualified stock option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of our stockholders.

        Payment of the purchase price is by (i) cash, (ii) check, or (iii) such other consideration as the Plan Administrators, in their sole discretion, determine and is consistent with the Plan's purpose and applicable law, or (iv) any combination of the foregoing.

        Upon the award of Restricted Stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote those shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender those shares.

        Optionees do not have stockholder rights (e.g., right to vote and receive dividends) until they exercise their option and receive shares of Common Stock.

        Each stock option expires and is no longer exercisable on the dates that the Plan administrators determine at the time when the options are granted. Stock options can also be terminated under certain circumstances following a "Change of Control."

        According to our Plan, a "Change of Control" occurs if we

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  are dissolved or liquidated,

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  are reorganized, merged or consolidated with one or more corporations where we are not the surviving entity, or

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  transfer substantially all of our property or more than 80% of our then outstanding shares to another corporation not controlled by our stockholders.

        Upon a Change of Control, the Plan and any outstanding options will terminate unless we provide for the Plan to be assumed and continued with our options either assumed or replaced with substitute options covering the shares of a successor corporation. If no provision is made for Plan continuation, we will give all option holders advance written notice of the Change of Control, all options will become fully exercisable and the option holders will then have 30 days to exercise their options.

        If our corporate structure changes or if our shares change (i.e. if we recapitalize, our stock splits, we consolidate, we undertake a rights offering, or we issue a stock dividend), the Plan administrators will make appropriate adjustments to the number or class of shares which may be distributed under the Plan and the option price or other price of shares subject to the outstanding awards under the Plan in order to maintain the purpose of the original grant.

        The following discussion of the federal income tax consequences of granting and exercise of stock options and restricted stock awards under the Plan and the sale of common stock acquired as a result of any exercises of options is based on an analysis of the Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.

        Neither the grant nor (provided the holding periods described below are satisfied) the exercise of an incentive stock option will result in taxable income to a participant or a tax deduction for us. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

        If the applicable holding periods described below are satisfied, the sale of shares of common stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to us. To receive the foregoing incentive stock option tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following the date the incentive stock option is granted and for one year following the date of the exercise of the incentive stock option. In addition, a participant generally must be an employee of ours (or a subsidiary corporation or parent corporation of ours) at all times between the date of grant and the date three months before exercise of the option.

        If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of the fair market value of the shares on the date of exercise minus the exercise price, or the amount realized on the disposition minus the exercise price, will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, we will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) of the Code.

Non-Qualified Stock Options.

        A participant will recognize no taxable income at the time a non-qualified stock option is granted to a recipient.

        A participant will recognize ordinary compensation income at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the optionee over the exercise price for such shares. Other than with regard to Non-Employee Directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Code and we will require the participant to make suitable arrangements to ensure that the participant remits to us an amount sufficient to satisfy all tax withholding requirements.

        We will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) described herein.

        Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

All Stock Options.

        The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options:

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  Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options,

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  Any entitlement to a tax deduction on the part of us is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and

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  In the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

        In general, Section 162(m) of the Code does not allow a publicly held corporation, for federal income tax purposes, to deduct compensation in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to specific exceptions. Our Plan does not currently qualify for the exceptions and is therefore subject to the limitations of Section 162(m).

        Options may not be sold, assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. The optionee may only exercise an option during his or her lifetime or his or her estate, for a period of time after the optionee's death.

        Generally, our Board of Directors or the Committee have the power to amend, terminate or suspend all or any portion of the Plan without stockholder approval. However, no amendment may impair an existing award or alter the rights of a recipient of options already granted under the Plan without the recipient's consent. Additionally, the Board of Directors may not, without further approval of our stockholders and according to Nevada law, solely to the extent required by the applicable provisions of Rule 16b-3, Section 162(m) or 422 of the Code, or the rules of any applicable exchange:

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  Increase the aggregate number of shares of Common Stock that may be issued under this Plan,

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  Increase the maximum individual Participant limitations for a fiscal year,

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  Change the classification of employees, Consultants or Non-Employee Directors eligible to receive Awards under this Plan,

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  Decrease the minimum option price of any Stock Option,

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  Extend the maximum Stock Option period,

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  Materially alter the Performance Criteria for the Award of Restricted Stock, or

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  Make any other amendment that would require stockholder approval under the rules of any exchange or system on which our securities are listed or traded.

        Unless previously terminated by the Board of Directors, the Plan shall terminate on the earlier of December 31, 2012 or ten years after the date the Plan is effective. Through December 31, 2002, 440,000 options were granted and 124,500 restricted shares were issued under the Plan.

Stock Option Grants in Last Fiscal Year

        During the fiscal year ended December 31, 2002, 440,000 options were granted to Tesoro's Executive Officers and Directors pursuant to the Plan. As part of these grants, Henry Boucher, Jr., Paul Boucher, Forrest Jordan and Grey Perna each received 100,000 options on November 23, 2002. These options are exercisable for ten years from the grant date and their exercise price is $3.00 per share. The options vest as follows: (a) 33% at such time as our shares commence trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. As of March 31, 2003, none of these options have vested.

        We also granted options to purchase 10,000 shares to Jim Edwards, Jim Lafond, Carl Anderson, Jr. and Allen Rosenberg. The exercise price of these options is $3.00 per share through November 22, 2012, 50% of which vested immediately and 50% of which will vest on November 23, 2003.

Option Exercises and Year End Values

        No options were exercised during fiscal year ended December 31, 2002 by the persons named in the "Summary Compensation Table" above.

Directors' Compensation

        Under the Plan, the Board of Directors has the authority to grant to Non-Employee Directors, subject to the terms of the Plan, options to purchase

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  options to purchase up to a maximum of 150,000 shares of Common Stock as of the date the non-employee Director begins service as a non-employee Director and

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  options to purchase up to a maximum of 75,000 shares of Common Stock in any calendar year, provided the non-employee Director has not ceased to be a Director or if he ceased to be a Director he has not become an employee or consultant of Tesoro or its affiliates.

        The per share exercise price will be determined by the Board of Directors but will not be less than 100% of the fair market value of the share of Common Stock at the time of grant and may be subject to stockholder approval. The term of each option granted to a Director pursuant to the Plan shall be

10 years, and such option shall be 50% vested and exercisable on the date such option is granted, and 50% vested and exercisable on the first anniversary of the grant date.

        On November 22, 2002, our Board approved the compensation of the outside Directors as follows:

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  Issuing 10,000 shares upon accepting the Board appointment;

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  A stipend of $500 per Director per meeting attended;

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  A stipend of $500 per Director per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,000 per meeting);

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  Reimbursement of out of pocket expenses incurred by each Director in order to attend a meeting (spouse costs included for annual stockholder/ Board meeting only); and

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  10,000 options to acquire shares of common stock at the fair market value per each full calendar year of service.

Employment and Consulting Agreements

        Henry J. Boucher, Jr.    On December 29, 2001, Tesoro entered into an employment agreement with Henry to serve as Tesoro's President. In consideration for his services, and under the terms of his employment agreement, Henry receives an annual salary of $120,000. He had signed a Salary Deferral Agreement that was later terminated by Tesoro's Board, with Henry abstaining. All his deferred salary was paid to Henry Boucher in December 2002. He also receives a monthly car allowance of $1,500. Henry Boucher's employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

        On March 27, 2003, the Board of Directors voted to increase the term of Henry Boucher's employment agreement from one year to three years and to increase his salary to $240,000 per year at such time as the registration statement of which this prospectus is a part is effective. At that time, the salary will be retroactive as of January 1, 2003. At the same time, the Board also voted to issue Mr. Boucher a $25,000 bonus for 2002.

        Forrest Jordan.    Effective October 2, 2002, IWT entered into an employment agreement with Forrest for one year, renewed automatically unless terminated by IWT not less than ninety days prior to the expiration of the term. In consideration for his services, Forrest Jordan receives a salary of $253,000 per year. He also receives a monthly car allowance of $1,500. Forrest Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Compensation Committee. He is subject to non-disclosure and non-compete provisions. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Forrest Jordan a $25,000 bonus for 2002.

        Paul F. Boucher.    Paul Boucher's employment agreement is substantially the same as that of Forrest Jordan's, with the exception that he receives an annual salary of $263,000. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Paul Boucher a $25,000 bonus for 2002.

        Grey Perna.    Grey Perna's employment agreement is substantially the same as that of Forrest Jordan's. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Grey Perna a $25,000 bonus for 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2003, the shares of Common Stock owned beneficially by (i) each of our Executive Officers, (ii) each of our current Directors, (iii) all Executive Officers and Directors as a group, (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock. "Beneficial Ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, Common Stock is "beneficially" owned not only if it is held directly, but also if it is held indirectly (though a relationship, a position as a director or trustee, or a contract or understanding), or has (or share the power to vote the stock or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers, Directors and Nominees for Directors listed have sole voting and investment power over his or its shares. As of May 9, 2003, 11,200,502 shares of our common stock were issued and outstanding, held by approximately 149 holders of record.

Name(1)	Current Title	Shares Beneficially Owned		Percent of Class
Henry J. Boucher, Jr.	•Tesoro: Chairman, President, Chief Executive Officer, Interim Chief Financial Officer, Director •IWT Tesoro International Ltd.: Director •IWT Tesoro Transport, Inc.: President and Director	785,500		7.0%
James R. Edwards(1)(2)(3)	Tesoro: Director	40,000	(4)	*
James Lafond(1)(5)	Tesoro: Director	15,000	(6)	*
Carl G. Anderson, Jr.(1)(3)(5)	Tesoro: Director	65,000	(7)	*
Robert B. Rogers(5)	Tesoro: Director	10,000		*
Allen G. Rosenberg(1)(2)	Tesoro: Director	15,000	(6)	*
Paul F. Boucher(1)	•Tesoro: Director, Senior Vice President •IWT: President, Director •IWT Tesoro International Ltd.: Director	3,030,000	(8)(9)	27.1%
Forrest Jordan(1)	•Tesoro: Senior Vice President, Director •IWT: Senior Vice President, Treasurer, Secretary, Director •IWT Tesoro International Ltd.: Director	3,000,000	(8)	26.8%
Grey Perna(1)	•Tesoro: Director, Senior Vice President •IWT: Senior Vice President, Director •IWT Tesoro International Ltd.: Director	3,012,000	(8)(10)	26.9%
All Current Officers, Directors and Nominees for Director; as a Group (nine persons)		9,972,500		81.7%

*
Less than 1%.

(1)
The address for each of Tesoro's Directors, Nominees for Directors and Executive Officers is 191 Post Road West, Suite 10, Westport, CT 06880.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governing Committee.

(4)
Includes 5,000 incentive stock options, which are currently vested and which are exercisable at $3.00 per share through November 22, 2012. Also includes warrants to purchase up to 15,000 shares at $3.00 per share through January 7, 2008.

(5)
Member of the Audit Committee.

(6)
Includes 5,000 incentive stock options that are currently vested and are exercisable at $3.00 per share through November 22, 2012.

(7)
Includes 5,000 incentive stock options that are currently vested and are exercisable at $3.00 per share through November 22, 2012. Also includes warrants to purchase up to 30,000 shares at $3.00 per shares through March 10, 2008.

(8)
IWT's institutional lender requires that during the term of its loan, Paul Boucher, Grey Perna and Forrest Jordan will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

(9)
Includes 30,000 shares held by Mr. Boucher's minor children.

(10)
Includes 12,000 shares held by Mr. Perna's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        The following are brief descriptions of transactions between us (or any of our affiliates) and any of our Directors, Executive Officers or Stockholders beneficially owning more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

        In May 2002, Tesoro sold 100,000 shares of our common stock for an aggregate of $20,000 to Mentus Consulting LLC, a limited liability company controlled by Henry J. Boucher, our President and Chief Executive Officer.

        Forrest Jordan, Grey Perna and Paul F. Boucher as payees, hold promissory notes from IWT in the principal amounts of $88,711.93, $120,000 and $240,000, respectively. The notes bear interest at 10% per year and are due on or before December 31, 2025. In connection with our credit facility for $7.5 million, Forrest, Grey and Paul have each entered into a subordination agreement with the lender that provides that each of these obligations are subordinated to that of the lender and these obligations have also been assigned to the lender as security for our obligations to the lender.

        As part of our acquiring IWT, we issued nine million shares to Forrest Jordan, Grey Perna and Paul F. Boucher. Each of these stockholders entered into a repurchase agreement by which each may sell a total of 150,000 shares of Tesoro common stock over a three-year period back to us for a price per share based on 88% of Tesoro's then weighted average price.

CONCURRENT OFFERING

        Concurrent with this offering, we are registering 1,243,502 shares pursuant to an alternate prospectus for the account of the Selling Stockholders, 699,002 shares of which are subject to a six-month lock-up period and 101,000 shares are subject to a 12-month lock-up period. We have no ability to waiver any lock-up period. These securities are not being underwritten in this offering and we will not receive any proceeds from the sale of such shares.

        We will pay the expenses of the concurrent offering, other than fees and expenses of counsel to the Selling Stockholders and the selling commissions. The resale of the securities of the Selling

Stockholders is subject to prospectus delivery and other sales at any time may have an adverse affect on the market prices of the securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

DESCRIPTION OF SECURITIES

        We are authorized to issue 100 million shares of common stock, par value $.001 per share, and 25 million shares of preferred stock, $.001 per share. As of May 9, 2003, 11,200,502 of our shares of common stock were issued and outstanding and no shares of preferred stock issued or outstanding. Additionally, options to purchase up to 440,000 shares of our Common Stock granted pursuant to our Stock Incentive Plan are outstanding. Finally, warrants to purchase up to 250,000 shares of our Common Stock are also outstanding.

        The following descriptions constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC.

Common Stock

        The holders of our common stock are entitled to dividends, if any are declared, and are entitled to a pro rata portion of our assets if we liquidate or dissolve our business, if our assets are not first distributed to our creditors or preferred stockholders.

        Each share of common stock entitles the holders to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of shares voting for the election of Directors can elect all of the Directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any Directors. Our bylaws require that only a majority of the issued and outstanding shares of our common stock is required to transact business at a stockholders' meeting. The common stock has no preemptive, subscription or conversion rights nor may we redeem it.

Preferred Stock

        Our Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of Tesoro.

Options

        All of the options granted pursuant to our Stock Incentive Plan are for 10 years from the date of grant to purchase up to 440,000 shares of our Common Stock and are priced at fair market value from the date these options were granted.

Warrants

        Currently, warrants to purchase up to 250,000 shares are outstanding. Each of these warrants are exercisable for five years from the date the warrants were issued. The Warrant purchase price for these warrants is initially $3.00 per Share until such time as the first sale of our common stock on the Over the Counter Bulletin Board or on a quotation system or national exchange, at which time the Warrant Purchase Price is increased by $.25 per share starting on the first day of the calendar quarter following such sale and by $.25 per share on the first day of each calendar quarter thereafter through the exercise period.

Additional Information Describing Securities

        For additional information regarding our securities, you may view our Articles of Incorporation and bylaws which are available for inspection at our offices or which can be viewed through the EDGAR database at http://www.sec.gov as exhibits to the registration statement on Form SB-2. You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of stockholders.

Reports to Stockholders

        We will furnish to holders of our securities annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we see as appropriate.

The Penny Stock Rules

        While we are offering our shares at more than $5.00 per share, if our stock trades below $5.00 per share, it may be considered to be a "penny stock." Penny stocks are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW AND
OUR ARTICLES OF INCORPORATION AND BYLAWS

        Our articles of incorporation and bylaws and Nevada law contain provisions that could delay or prevent a change in control and could also limit the market price of our stock. Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

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  Authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock; and

  •
  Establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

        Further, certain provisions of Nevada law make it more difficult for a third party to acquire us. Some of these provisions:

  •
  Establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

  •
  Impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law. Additionally, we have entered into separate Indemnity Agreements with each of our Executive Officers and Directors to provide for additional protection. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this Offering, no public market for our common stock existed. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect our stock's prevailing market price and our ability to raise capital by another offering of equity securities.

        Immediately after the completion of this offering, assuming the sale of all units we offer, Tesoro will have 11,450,502 shares of common stock outstanding the "Outstanding Shares" not including up to 440,000 shares of common stock that may be issued upon the exercise of options, 250,000 shares of common stock that may be issued upon the exercise of certain warrants or 250,000 shares that may be issued upon the exercise of the warrants that are being offered pursuant to this prospectus. Of the outstanding shares

  •
  250,000 shares are freely tradable without restriction under the Securities Act;

  •
  1,243,502 shares of common stock being registered in the alternate prospectus will be freely tradable without restriction the Act, of which 443,500 shares may be sold immediately, 699,002 shares are subject to a six-month lock-up period, and 101,000 shares are subject to a 12-month lock-up period;

  •
  157,500 shares are "Restricted Securities", but will be eligible for resale pursuant to Rule 144 promulgated under the Securities Act between September and December 2003;

  •
  Henry Boucher acquired 785,500 shares between January 2002 and September 2002. These shares are Restricted Securities and may be eligible for resale beginning one year from the date the shares were acquired, but will be eligible for resale subject to Rule 144 as that rule relates to Tesoro affiliates;

  •
  110,000 shares were acquired by our outside directors between October 2002 and February 2003 and will be eligible for resale beginning one year from the date the shares were acquired, but likewise, are subject to Rule 144 as that rule relates to Tesoro affiliates; and

  •
  Three Executive Officers and Directors who acquired their shares on October 1, 2002 in connection with Tesoro's acquiring IWT hold the remaining nine million shares. These shares are subject to Rule 144 as that rule relates to Tesoro affiliates and are further subject to IWT's institutional lender that requires that during the term of its loan, these three stockholders will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

We have no ability to waive any of the lock-up periods described above.

        These shares were issued in private transactions in reliance upon one or more exemptions contained in the Securities Act.

        After completing this offering, all of the shares underlying the units sold will be immediately tradable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

        Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell (within any three month period) a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Tesoro. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of IWT Tesoro at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

        The availability for sale of substantial amounts of common stock subsequent to this offering could adversely affect the prevailing market price of the common stock and could impair our ability to raise additional capital through the sale of its equity securities. Prospective investors should be aware that the possibility of such sales may, in the future, have a depressive effect on the price of our common stock in any market that may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of Tesoro may sell their shares during a favorable movement in the market price of our common stock,which may have a depressive effect on its price per share. See "Description of Securities", "Principal Stockholders", "Concurrent Offering" and "Important Risk Factors".

        The foregoing summary of Rule 144 is not a complete description.

PLAN OF DISTRIBUTION

Terms of the Offering

        We are offering up to 250,000 units at $5.50 per unit. Each unit contains one share of common stock and one warrant to purchase one share at $7.00 per share. We have not established a minimum amount of proceeds that must be received in the offering before any proceeds may be accepted. Once accepted, funds will be deposited into an account maintained by us and considered our general assets. Funds will not be placed into escrow, trust or any other similar arrangement.

        We will cause the registration statement of which this Prospectus is a part to remain effective until the earlier of the time that all of the warrants included in the units have been exercised and                        , 2006, the date which is three years after the effective date of this offering. The common stock issued to Investors upon exercise of these warrants will be freely tradable.

Exclusive Offering to Our Stockholders

        Through                        , 2003, we will offer these units to our current stockholders exclusively and only our officers or directors will sell the units during this exclusive period.

Plan of Distribution

        We plan to sell the shares we are offering through our officers, directors and employees; in other words, we will be acting as our own selling agent for the offering. This is called a self-underwritten offering. No broker or dealer has been retained or is under any obligation to buy or sell any shares. Our officers and directors will contact prospective investors through direct, personal meetings and telephone calls to people they know. All such meetings and other contacts will include an invitation to receive a copy of this Prospectus. We will not accept any subscription unless the subscriber has already received a copy of this Prospectus. Depending on state laws, we may not be permitted to sell shares in all states.

        Our officers and directors cannot be paid any commissions or special fees for the units they sell. Our officers and directors are not engaged in the business of effecting securities transactions for the accounts of others. Their securities sales activities during the last twelve months have been limited to acting on our behalf. As a result, they are not required to register as securities brokers at the federal level. However, some states may require the company to register as a broker in that state. Additionally, in certain states, those officers and directors who sell our securities may need to be registered as agents. Instead, we will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934. None of our officers or directors (a) is subject to a statutory disqualification (as defined in Section 3(a)(35), (b) is paid commissions or other remuneration for securities transactions, or (c) is an associated person of a broker or dealer. Each of our officers and directors performs primarily and shall at the conclusion of this offering perform primarily substantial duties for us other than securities transactions.

        We may, however, pay commissions of up to 6% of the gross proceeds sold by registered broker-dealer that participate in the offering and who enter into written agreements with us. Any units offered for sale in any state will be offered and sold through registered or licensed brokers or dealers in such states, if state law so requires. In addition, in certain states, the units will not be offered or sold unless they have been registered or qualified for sale in those states requiring registration or qualification, or an exemption from such registration or qualification requirements is available and with which Tesoro has complied.

        While we expect that our common stock will be quoted on the OTCBB, we assure no one that our common stock will be quoted on that quotation system. This Offering is not conditioned upon the quotation of our stock in the over-the-counter market.

How to Subscribe

        We will accept subscriptions for units once the S.E.C. declares the registration statement of which this prospectus is a part to be effective.

        If you desire to purchase units you must:

  •
  Complete and sign the Subscription Agreement accompanying this prospectus;

  •
  Make full payment for the purchase price for the units in United States currency by check, bank draft or money order payable to "IWT Tesoro Corporation"; and

  •
  Deliver the executed Subscription Agreement, together with full payment for the purchase price, in person or by mail, to the address shown in the Subscription Agreement.

Minimum Subscription

        There is no minimum number of subscriptions that must be purchased.

Subscription Terms

        We reserve the right to reject any subscription in its entirety or to allocate shares among subscribers if the Offering is subscribed above the maximum offering amount. If any subscription is rejected, the payment included for that subscription will be returned to the subscriber without interest or deduction. We might reject a subscription in its entirety for the one or more reasons, including:

  •
  A subscriber is a resident of a state in which this Offering has not been registered,

  •
  We deemed that the investment is not suitable for the investor, or that the manner in which the investor was solicited was in some way inappropriate.

        The above reasons are not the only ones we might have for rejecting a subscription in its entirety, but they are the ones we believe most likely to occur.

        If you have any questions about the offering or how to subscribe, please call Henry Boucher at 203-241-2770. If you subscribe, you should retain a copy of the completed subscription documents for your records.

Termination Date

        This offering will continue the earlier of                        , 2003 or until all 250,000 shares are sold, whichever is shorter. We reserve the right, however, to extend this offering for an additional 90 days through                        , 2003.

LEGAL MATTERS

        Gayle Coleman, P.A., Boca Raton, Florida will pass upon the validity of issuing the stock we are offering. Ms. Coleman owns or controls 41,500 shares of our common stock, of which her minor daughter owns 1,500 shares.

EXPERTS

        Our financial statements appearing in this prospectus have been audited by Sewell and Company, PA, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

        On September 13, 2002, Tesoro notified the accounting firm of Magee, Rausch & Shelton, LLP of Tulsa, OK ("MRS") that MRS had been replaced as Tesoro's principal accountant. MRS reported on and audited the financial statements prepared by Tesoro since our inception on May 3, 200 and ending July 15, 2000. It has not prepared any financial statements subsequent to the July 15, 2000, reports.

        On August 23, 2002, Tesoro engaged the accounting firm of Sewell and Company, PA of Hollywood, Florida, as its principal accountant to audit the financial statements prepared by Tesoro for the fiscal year ended December 31, 2002 and for its past financial filings. The decision to change accountants was approved by Tesoro's Board of Directors and was based on its belief that Tesoro's operations would be more accessible and economically undertaken by a Florida SEC qualified accounting firm since its wholly-owned subsidiary, International Wholesale Tile, Inc. is a Florida corporation located in Palm City, Florida.

        MRS did not prepare the audited financial statements for the last two fiscal years. However, for the previously prepared audited report prepared by MRS, the MRS report on Tesoro's financial statements and audits contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty audit scope or accounting principle. For those reports and documents prepared by MRS, there have been no disagreements with MRS on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

ADDITIONAL INFORMATION

        We currently furnish our stockholders with our annual reports, which will include financial statements audited by our independent accountants, and such other periodic reports as we may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

        We have filed a registration statement on Form SB-2 under the Securities Act with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, with respect to the securities offered hereby. This prospectus is part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, please refer to the exhibits filed with this Registration Statement or that were previously filed with the SEC. The registration statement and the exhibits thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at certain of the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon paying the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) are publicly available through the SEC's website (http://www.sec.gov.).

        You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        Additional risks and uncertainties not currently known or that is not currently deemed material may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties that we may face in the future may have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

IWT TESORO CORPORATION
SUBSCRIPTION AGREEMENT

IWT Tesoro Corporation
191 Post Road West,, Suite 10
Westport, CT 06880

Gentlemen:

        I/we irrevocably subscribe for and agree to purchase                        units at $5.50 per unit for a total of $                        . Enclosed is either (a) my check, bank draft or postal or express money order, for the full subscription price stated above, which has been made payable to "IWT Tesoro Corporation, Inc., (b) a wire transfer confirmation assigned by my bank to my payment and confirmed to me by my bank.

        I/we having read and reviewed the Prospectus, understand that the Company is offering to sell, on a first-come, first-served basis, up to 250,000 Units at $5.50 per Unit, and that each Unit consists of one share of common stock and one warrants to purchase one additional share at $ 7.00 per share. In making this subscription order, I/we represent and warrant that I/we followed the Instructions, which accompanied this Subscription Agreement. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)

        IWT Tesoro's wire instructions are as follows:

Bank::	Fleet Blank, Wilton, CT f/b/o IWT Tesoro Corporation
Account:	941-920-4273
ABA#:	011-900-571

        Tesoro reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid without interest. Cashing any check, bank draft or postal or express money order by Tesoro will not be deemed to be an acceptance in the whole or in part of any subscription.

        Subscription Orders for Units will be accepted on a first-come, first-served basis, If you complete the subscription information, but fail to enclose a check or send a wire transfer, your subscription will be deemed invalid. You may subscribe by sending a copy of the form with your check or wire transfer at any time prior to            , 2003, unless we extend to offering to            , 2003, subject to availability of Units. A Broker/Dealer Information Form must accompany all subscriptions.

        Send your completed and duly executed subscription documents, along with any related documents, to IWT Tesoro Corporation, 191 Post Road West, Suite 10, Westport, CT 06880. If you have any questions, please contact Henry J. Boucher, Jr. at IWT Tesoro Corporation at the above address or by calling 1-203-221-2770 if you have any questions.

REGISTRATION OF SECURITIES

Units are to be registered as indicated below:
Name(s)
Social Security or Federal Tax I.D. Number
Street Address
City, State, Zip Code
Telephone Number

  Please complete the following additional information
  (Incomplete Agreements May Result in Processing Delay)

LEGAL FORM OF OWNERSHIP (CHECK ONE)

[ ]	Individual Ownership
[ ]	Joint Tenant with Right of Survivorship (both parties must sign)
[ ]	Tenants in Common (both parties must sign)
[ ]	Tenants by the Entireties (both parties must sign)
[ ]	Community Property (both parties must sign)
[ ]	Partnership
[ ]	Corporation
[ ]	Trust (date established)
[ ]	Uniform Transfer to Minor Act, State of .
[ ]	Street Name (in the name of the Brokerage House or Clearing Agent)
IF A TAX-EXEMPT ENTITY, PLEASE INDICATE TYPE AND DATE:
[ ]	IRA/KEOGH	(date established)
[ ]	Benefit Plan	(date established)
[ ]	Qualified Retirement Plan	(date established)

THE SUBSCRIPTION AGREEMENT AND PAYMENT FOR THE SHARES SHOULD BE RETURNED TO:

IWT TESORO CORPORATION
191 POST ROAD WEST,, SUITE 10
WESTPORT, CT 06880
ATTN: HENRY J. BOUCHER, JR.

TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

	NAME	TELEPHONE NUMBER
1.

2.

3

        Telephone call-backs shall be made to each Issuer if joint instructions are required pursuant to this Subscription Agreement.

        (Wire transfers of funds MUST identify the name of the subscriber or the name of the person sending the wire transfer.)

        The units will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a commission of 6% on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.

        If units are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

SUBSCRIBER SIGNATURES

Individuals (All proposed record holders must sign):
Dated:

(Signature)
(Print or Type Name)
(Signature)
(Print or Type Name)
Corporations, Partnerships, Trusts and IRAs/Qualified Plans (Certificate of Signatory must be completed):
Dated:

(Print or Type Name of Entity)
By:

Signature of Authorized Representative

Certificate of Signatory

        I,                        , am the of (the "Entity"). I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase units of common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

(Signature of Authorized
Representative)

ACCEPTANCE

Subscription accepted rejected as of , 2003.
IWT TESORO CORPORATION
By:

Name:

Title:

        BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name:

Registered Representative Signature	Date
Broker/Dealer Authorized Signature
Print Name:

ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
OR REGISTRATION CANNOT PROCEED

        INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Print Name	Print Name of Joint Investor
Signature	Signature
Date	Date

IWT TESORO CORPORATION
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED
DECEMBER 31, 2002 AND 2001

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
IWT Tesoro Corporation and Subsidiary
Westport, CT

We have audited the accompanying consolidated balance sheets of IWT Tesoro Corporation and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IWT Tesoro Corporation and Subsidiary as of December 31, 2002 and 2001, and the results of its operations, and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

SEWELL AND COMPANY, PA

Hollywood, Florida
Revised June 2, 2003

F-2

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

	2002	2001
Assets
Current assets
Cash	$574,046	$402,500
Accounts receivable, net	2,875,532	2,068,556
Inventory	6,047,876	4,985,427
Prepaid expenses	286,820	23,022
Deferred tax asset	34,348	—

Total current assets	9,818,622	7,479,505
Property and equipment, net	2,712,422	2,116,571
Other assets
Deposits	9,173	2,915
Other receivables	64,205	40,452
Other receivables—related parties	5,500	26,913
Other assets	112,835	104,794

	191,713	175,074

	$12,722,757	$9,771,150

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,403,816	$4,043,787
Accrued expenses	126,340	109,091
Other current liabilities	24,723	19,562
Current portion of leases payable	47,222	34,509
Current portion of notes payable—unrelated parties	48,780	52,215

Total current liabilities	5,650,881	4,259,164
Long term leases payable	108,438	83,632
Long term notes payable—related parties	448,712	463,072
Long term notes payable—unrelated parties	64,872	134,722
Long term loan payable	4,864,778	3,958,578

	5,486,800	4,640,004
Redeemable common stock (450,000 shares issued and outstanding)	1,073,160	—
Stockholders' equity
Preferred stock, $0.001 par value, 25,000,000 authorized; none issued	—	—
Common stock, $0.001 par value, 100 million shares authorized, 10,587,834 and 9,000,000 issued and outstanding	10,588	9,000
Additional paid in capital	686,068	116,400
Less: subscription receivable	—	(84,000)
Retained earnings (deficit)	(184,740)	830,582

	511,916	871,982

	$12,722,757	$9,771,150

See notes to financial statements.

F-3

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Revenue
Sales, net of discounts and returns	$25,387,708	$19,626,819
Cost of goods sold	15,268,535	12,629,138

Gross profit	10,119,173	6,997,681

Expenses
Payroll expense	3,841,761	2,479,814
Delivery expense	1,245,174	979,701
General and administrative	637,202	271,440
Lease expense	479,905	426,229
Depreciation	422,435	317,852
Insurance	324,699	232,520
Repairs and maintenance	250,378	120,336
Sales expenses	211,396	129,474
Advertising	203,838	74,680
Professional fees	150,085	78,952
Travel and entertainment	104,831	64,471
Bad debt	3,082	120,356

	7,874,786	5,295,825

Income from operations	2,244,387	1,701,856
Other income/(expenses)
Interest expense	(328,920)	(424,527)
Other income	9,526	10,069
Loss on settlement	(35,700)	—
Gain (loss) on disposal of equipment	5,979	(511)
Interest income	4,407	231

	(344,708)	(414,738)

Net income before taxes	1,899,679	1,287,118
Income tax benefit—deferred	34,348	—

Net income	$1,934,027	$1,287,118

Earnings per common share—basic and diluted	$0.18	$0.14

See notes to financial statements.

F-4

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock
			Additional Paid in Capital	Subscription Receivable	Retained Earnings (Deficit)
	Shares	Amount				TOTAL
Balance, December 31, 2001	9,000,000	$9,000	$116,400	$(84,000)	$830,582	$871,982
Distributions, September 30, 2002	—	—	—	—	(1,864,020)	(1,864,020)
Payment of subscription receivable	—	—	—	84,000	—	84,000
Net income, nine months ended September 30, 2002					2,118,767	2,118,767

Balance September 30, 2002—before recapitalization	9,000,000	9,000	116,400	—	1,085,329	1,210,729
Recapitalization on October 1, 2002	1,800,000	1,800	972,471	—	(1,085,325)	(111,058)

Balance after recapitalization on October 1, 2002	10,800,000	10,800	1,088,871	—	—	1,099,671
Reclassification of redeemable stock	(450,000)	(450)	(60,086)			(60,536)
Issuance of shares in exchange for legal services	15,000	15	40,635	—	—	40,650
Issuance of shares to employees for services rendered (SIP)	75,900	76	205,613	—	—	205,689
Issuance of shares to directors (SIP)	40,000	40	108,360	—	—	108,400
Issuance of shares to consultants (SIP)	8,600	9	23,297	—	—	23,306

Sub-total	10,489,500	$10,490	$1,406,690	$—	$—	$1,417,180
Issuance of shares in exchange for consulting services	10,000	10	27,090	—	—	27,100
Issuance of shares—private offering	83,334	83	249,917	—	—	250,000
Exercise of warrants	5,000	5	14,995	—	—	15,000
Accretion of redeemable stock			(1,012,624)			(1,012,624)
Net loss, three months ended December 31, 2002				—	(184,740)	(184,740)

Balance, December 31, 2002	10,587,834	$10,588	$686,068	$—	$(184,740)	$511,916

See notes to financial statements.

F-5

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash flows from operating activities:
Net Income	$1,934,027	$1,287,118

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	422,435	317,852
Loan amortization cost	26,575	51,659
Loss (gain) on sales of assets	(5,979)	511
Bad debt	3,085	99,000
Compensation in exchange for stock and options	405,145	—
(Increase) decrease in accounts receivable	(786,221)	(293,040)
(Increase) decrease in inventory	(1,062,449)	263,783
(Increase) decrease in prepaid expenses	(263,798)	(5,612)
(Increase) decrease in other assets	(50,988)	(130,857)
Increase (decrease) in accounts payable and accrued expenses	1,237,335	(752,232)
Increase (decrease) in other liabilities	5,160	3,815

Total adjustments	(69,700)	(445,121)

Net cash provided by operating activities	1,864,327	841,997

Cash flows from investing activities:
Proceeds from sale of property	11,000	—
Cash payments for the purchase of property	(966,287)	(679,027)

Net cash used in investing activities	(955,287)	(679,027)

Cash flows from financing activities:
Proceeds from issuance of stocks	349,000	—
Proceeds from loans	26,010,639	19,682,105
Proceeds from loans from related party	10,640	205,000
Distributions to stockholders	(1,864,020)	(521,458)
Principal payments of stockholder loan	(25,000)	—
Principal payments on notes payable	(25,177,606)	(19,236,612)
Principal payment on capital leases	(41,147)	(28,969)

Net cash provided by (used in) financing activities	(737,494)	100,066

Net increase in cash and cash equivalents	171,546	263,036
Cash and cash equivalents, beginning of period	402,500	139,464

Cash and cash equivalents, end of period	$574,046	$402,500

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$302,345	$400,187

See notes to financial statements.

F-6

Stockholders' equity note:

        As a result of the recapitalization on October 1, 2002, the Company is deemed to have issued 1,800,000 common shares to the stockholders of IWT Tesoro Corporation (f/k/a Ponca Acquisition Corp.).

        On October 4, 2002, the Company issued 15,000 shares of common stock valued at $2.71 per share, or a total of $40,650 in exchange for legal services rendered in the amount of $4,950. As a result, the Company recognized a loss on settlement of $35,700. The value of the stock was based on the private offering price of $3.00 per unit; each unit consisting of one share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were priced using the Black-Scholes option-pricing model at the date of sale. Accordingly, the average value of the warrants using the pricing model was $.29, and the value of each share was $2.71.

        On October 4, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, or a total of $27,100, to a director under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 75,900 shares of common stock valued at $2.71 per share, or a total of $205,689, to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 8,600 shares of common stock valued at $2.71 per share, or a total of $23,306, to four individuals under the Stock Incentive Plan in exchange for consulting services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 30,000 shares of common stock valued at $2.71 per share, or a total of $81,300, to directors under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 15, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, or a total of $27,100, in exchange for consulting services rendered resulting in an immediate charge to operations.

See notes to financial statements.

F-7

IWT TESORO CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 1     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

        IWT Tesoro Corporation was incorporated in the state of Nevada on May 3, 2000 as Ponca Acquisition Corporation. On September 23, 2002, the Company changed the name of Ponca Acquisition Corporation to IWT Tesoro Corporation.

        On October 1, 2002, IWT Tesoro Corporation (an inactive publicly held company) acquired 100% of the outstanding stock of International Wholesale Tile, Inc. (IWT) in exchange for 83% of its outstanding common stock in a transaction accounted for as a recapitalization of IWT. IWT Tesoro Corporation and Subsidiary are hereinafter referred to as "the Company".

        The subsidiary (IWT) is a wholesale distributor of imported ceramic, porcelain, and stone tile, dealing mainly in imported floor tiles.

Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

        Accounts receivable are stated at the face amount net of allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. A provision for doubtful accounts has been established to reflect an allowance for uncollectible amounts.

Inventories

        Inventories consisting of tiles are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO). The Company includes inventory in transit as an asset of the company because merchandise overseas is purchased FOB shipping point. Title passes to the Company when merchandise leaves the factory.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 3-10 years. Major expenditures for property acquisitions and those expenditures which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred.

F-8

Income Taxes

        Prior to the acquisition, the Company's subsidiary had elected to be taxed as an S corporation according to the provisions of the Internal Revenue Service, and distributed profits totaling $521,458 for the year ended December 31, 2001. A total of $1,864,020 was distributed through September 30, 2002. Upon acquisition by the Company on October 1, 2002, International Wholesale Tile, Inc. ceased to qualify as an S corporation. On October 1, 2002, the Company began accounting for income taxes under Financial Accounting Standards Board (FASB) Statement No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. (See Note 9)

Revenue Recognition

        Revenues are recognized when products are shipped through third party providers (FOB shipping point with freight allowed in most orders), or when products are received and accepted by customer if delivered by company (FOB destination). Title passes to the customer at the FOB point (shipping or destination). Customers have the right to return merchandise within 30 days of the date of shipment. The Company did not establish an allowance for return because they are infrequent, represent a small dollar amount and occur over a fairly short time period following the sale.

Long Lived Assets

        The Company continually evaluates the carrying value of property and equipment, goodwill and other intangible assets to determine whether there are any impairment losses. If indicators of impairment are present, and future undiscounted cash flows are not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to operations in the period identified based on the difference between the carrying value and the fair value of the asset.

        No reduction for impairment of long-lived assets was necessary at December 31, 2002.

Stock Options

        The Company elected to account for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25 (APB Opinion No. 25) Accounting For Stock Issued to Employees and related interpretations, which established financial accounting and reporting for compensation cost of stock issued to employees through non-variable plans, variable plans, and non-compensatory plans, and accounts for stock options and warrants issued to non-employees in accordance with SFAS 123, Accounting for Stock-Based Compensation, which established a fair value method of accounting for stock compensation plans with employees and others.

Stock Options

        In accordance with SFAS No. 123, for options issued to employees, the Company has elected to account for these stock options under APB No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized for options issued under the plan as of December 31, 2002.

        Had compensation costs for the Company's stock option been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123,

F-9

Accounting for Stock Based Compensation (Statement No. 123), the Company's results of operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated.

	2002	2001
Net income as reported	$1,934,027	$1,287,118
Add: Stock based employee compensation cost, net of related tax effects, included in the determination of net income as reported	234,355	0
Less: Stock based employee compensation cost, net of related tax effects, determined under fair value based method for all awards	(295,656)	0

Pro-forma net income	$1,872,726	$1,287,118

Net income per share basic – diluted
As reported	$0.18	$0.14
Pro-forma	$0.17	$0.14

Advertising

        Advertising costs are charged to operations as incurred. Advertising expense totaled $203,838 and $74,680 for the years ended December 31, 2002 and 2001, respectively.

Shipping and Handling Cost

        The Company offers free delivery on sales over 100 sq. ft. which is the bulk of the sales, therefore most invoices billed to customers do not include shipping and handling charges. When shipping and handling charges are billed to customers, then they are included in revenue. The cost incurred to ship the products to customers is included in the Statement of Operations under Delivery Expense. At December 31, 2002 and 2001 the total amount of Delivery Expense was $1,245,174 and $979,701.

        Shipping and handling expenses not included in the line item "Delivery Expense" at December 31, 2002 and 2001 consisted of the following:

Costs	2002	2001	Statement of Operations Line Item
Drivers' wages	$192,387	$73,269	Payroll expense
Shipping department wages	249,080	122,097	Payroll expense
Gas and tolls	46,853	31,984	Auto expense
Repairs and maintenance	28,377	13,041	Repairs & maint.
Truck lease expense	23,188	0	Lease expense
Interest expense	7,483	9,633	Interest expense
Depreciation	29,211	29,211	Depreciation exp.

	$576,579	$279,235

Cost of Goods Sold

        The Company includes in cost of goods sold the following expenses: cost of merchandise sold, inventory adjustments, in-bound freight, duty and fees and discounts taken. At December 31, 2002 and 2001 the total amount of cost of goods sold was $15,268,535 and $12,629,138.

F-10

General and Administrative Expenses

        The Company includes the following in general and administrative expenses: bank service charges, bank audit fees, convention expense, dues and subscriptions, employee benefits, utilities, office supplies, outside services, consulting fees, postage, telephone and miscellaneous expenses. At December 31, 2002 and 2001 the total amount of general and administrative expenses was $637,202 and $271,440.

Accounting Pronouncements

        Statement No. 141, Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

        Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142) provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS No. 141, and the manner in which intangibles and goodwill should be accounting for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the implementation of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

        In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 will not have a material impact on the Company's financial statements.

Accounting Pronouncements

        Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). Though it retains the basic requirements of SFAS No. 121 regarding when and how to measure an impairment loss, SFAS No. 144 provides additional implementation guidance. SFAS No. 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS No. 144 also supersedes the provisions of APB No. 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS No. 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the implementation of SFAS No. 144 did not have a material effect on the Company's financial position, results of operations or liquidity.

F-11

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, that, among other things, rescinded SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. With the rescission of SFAS No. 4, the early extinguishment of debt generally will no longer be classified as an extraordinary item for financial statement presentation purposes. The provision is effective for fiscal years beginning after May 15, 2002. The Company does not anticipate that the adoption of SFAS No. 145 will have a material effect on its financial position or results of operations.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which replaces Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The new standard required companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that the adoption of SFAS No. 145 will have a material effect on its financial position or results of operations.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amended SFAS No. 123, Accounting for Stock-Based Compensation. The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangement as defined by APB No. 25.

Earnings per Share

        Basic earnings per share for each year is computed by dividing income for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share include the effects of common stock equivalents to the extent they are dilutive. At December 31, 2002 all common stock equivalents were antidilutive and therefore diluted earnings per share equaled basic earnings per share.

        Basic and diluted weighted average number of shares outstanding is as follows:

	2002	2001
Basic and diluted weighted average number of shares outstanding	10,845,775	9,000,000

        At December 31, 2002, the total number of additional shares that could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because of their antidilutive effect, was 565,000. At December 31, 2001, there were no common stock equivalents that could potentially dilute basic EPS in the future.

NOTE 2     CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to credit risk include cash on deposit with two financial institutions amounting to $572,846 at December 31, 2002, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

F-12

        The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

NOTE 3     ACCOUNTS RECEIVABLE

        Accounts receivable at December 31, 2002 and 2001 consisted of the following:

	2002	2001
Accounts receivable	$2,958,777	$2,172,556
Less allowance for doubtful accounts	(83,245)	(104,000)

	$2,875,532	$2,068,556

        Bad debt expense for the years ended December 31, 2002 and 2001 was $3,082 and $120,356, respectively.

NOTE 4     INVENTORY

        At December 31, 2002 and 2001, inventory consisted of the following:

	2002	2001
Tiles	$4,692,974	$4,304,102
Inventory in transit	1,354,902	681,325

	$6,047,876	$4,985,427

        Inventory in transit consists of merchandise purchased overseas which is not yet received in the warehouse. The Company obtains legal title at the shipping point. Inventory cost includes the purchase price and in-bound freight.

NOTE 5     PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2002 and 2001 consisted of the following:

	2002	2001	Depreciation Period in Years
Furniture and fixtures	$89,227	$77,832	5-10
Machinery and equipment	326,165	219,852	7-10
Vehicles	207,071	273,967	5
Display boards	607,978	364,079	5
Sample boards	2,379,533	1,715,190	10
Computer equipment	131,407	110,099	3-5
Leasehold improvements	108,220	108,219	7

	3,849,601	2,869,238
Less accumulated depreciation	(1,137,179)	(752,667)

	$2,712,422	$2,116,571

        Depreciation expense for the years ended December 31, 2002 and 2001 was $422,435 and $317,852, respectively. (See Note 8)

F-13

Sample Boards

        The samples in the field with customers and salespersons have two characteristics that distinguish them as fixed assets:

  •
  They are produced for use in operations and entered into the revenue-generating stream indirectly as marketing tools. They are held primarily for use and not for sale.

  •
  They have relatively long lives.

        The carrying values of these samples are adjusted through systematic depreciation to reflect wear and tear.

        Capitalized samples in the field at December 31, were as follows:

	2002	2001
Sample boards	$2,379,533	$1,715,190
Less: accumulated depreciation	(586,507)	(388,549)

	$1,793,026	$1,326,641

        Depreciation expense related to the sample boards for the years ended December 31, 2002 and 2001 was $197,958 and $146,286, respectively.

NOTE 6     NOTES PAYABLE

        The Company has outstanding notes payable at December 31, 2002 and 2001 as follows:

	2002	2001
Notes Payable—Related Parties
Note payable to stockholder; interest rate 10% per year; due December 31, 2025; no prepayment penalty; subject to Subordination Agreement.	$88,712	$88,712
Note payable to stockholder; interest rate 10% per year; due December 31, 2025 no prepayment penalty; subject to Subordination Agreement.	240,000	254,360
Note payable to stockholder; interest rate 10% per year; due December 31, 2025 no prepayment penalty; subject to Subordination Agreement.	120,000	120,000

	$448,712	$463,072

Notes Payable—Related Parties

        These notes may be paid down to a minimum balance of $85,000 in accordance with a Subordination Agreement dated November 13, 2002.

F-14

        The total interest expense related to these loans was $56,532 and $45,785 at December 31, 2002 and 2001, respectively.

	2002	2001
Notes Payable—Unrelated Parties
Note payable to a company; 4.9% interest per year; monthly payments of $632 including interest; secured by a vehicle, due February 26, 2002. Loan paid off February 2002.	$0	$1,190
Note payable to a bank; 8.25% interest per year; monthly payments of $1,341 including interest; secured by a vehicle; due September 17, 2004.	26,143	39,440
Note payable to a bank; 8.9% interest per year; monthly payments of $1,457 including interest; secured by a vehicle; due December 29, 2005.	45,807	58,528
Note payable to a bank; 8.95% interest per year; monthly payments of $948 including interest; secured by computer software; due February 28, 2005.	22,291	31,195
Note payable to a bank; 8.9% interest per year; monthly payments of $640 including interest; secured by a vehicle; due February 27, 2006. Loan paid off February 2002.	0	26,586
Note payable to a company; 0% interest per year; monthly payments of $882; secured by a vehicle; due October 18, 2004.	19,411	29,998

	113,652	186,937
Less current portion	(48,780)	(52,215)

	$64,872	$134,722

        The total interest expense related to these loans was $9,361 and $15,328 at December 31, 2002 and 2001, respectively.

        Long-term debt maturities for all notes payable for each of the next five years and thereafter are as follows:

2003	$48,780
2004	46,456
2005	18,416
2006	0
2007	0
2008 & thereafter	448,712

$562,364

NOTE 7     LOAN PAYABLE

        On November 21, 2000, the subsidiary (IWT) entered into a new loan and security agreement with a financial institution totaling $5,000,000 as a revolving loan, for a period of three years with an option to renew for one additional year. This was amended and restated effective November 13, 2002, whereas the amount of the maximum credit was increased from $5,000,000 to $7,500,000. The average interest rate was 5% and 6% for the years ended December 31, 2002 and 2001, respectively. The subsidiary (IWT) owed $4,864,778 and $3,958,578 against these revolving loans at December 31, 2002 and 2001, respectively.

F-15

        The subsidiary (IWT) is subject to a number of restricted covenants under the debt agreement. The subsidiary (IWT) is in compliance with all covenants during the years ended December 31, 2002 and 2001.

        The total interest expense related to these loans was $227,022 and $298,556 at December 31, 2002 and 2001, respectively.

NOTE 8     LEASES

Capital Leases

        The Company's property under capital leases is included in property and equipment (See Note 5) and is summarized as follows:

	2002	2001
Equipment	$266,672	$185,706
Less: Accumulated depreciation	(58,724)	(36,861)

Net assets under capital leases	$207,948	$148,845

Operating Leases

        The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. During 2001, the Company negotiated a new ten-year lease agreement for a 147,000 square foot warehouse and office facility. The Company does not begin paying rent until 30 days after the landlord completes construction, obtains a certificate of occupancy and notifies the Company that it can occupy the premises. It is anticipated that the Company will obtain access to the new facility on or about April 1, 2003 and begin paying rent on or about May 1, 2003.

        At December 31, 2002, future minimum annual lease payments under operating and capital leases are as follows:

	Operating Lease	Capital Leases
2003	$568,207	$47,222
2004	634,550	42,256
2005	649,250	36,838
2006	663,950	24,483
2007	678,650	4,861
2008 and thereafter	3,866,100	0

	$7,060,707	$155,660

        Total lease expense under operating leases was $479,905 and $426,229 for the years ended December 31, 2002 and 2001, respectively.

        Total interest expense under capital leases was $9,429 and $13,199 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9     INCOME TAXES

        During the first nine months of 2002, the subsidiary, International Wholesale Tile Inc. was taxed as an S corporation according to the provisions of the Internal Revenue Code. Accordingly, no provision or liability for Federal income taxes is reflected in the accompanying statements for that period of time.

F-16

Instead, the stockholders are liable for individual Federal income taxes on their respective share of the Company's taxable income. S corporations pay distribution of profits in lieu of dividends.

        For the three months ended December 31 2002, the Company had a tax loss due to temporary differences. The Company has a federal net operating loss carryforward at December 31, 2002 of $335,005, subject to annual limitations prescribed by the Internal Revenue Code, that are available to offset future taxable income through 2022. No valuation allowance has been recorded to offset the net deferred taxes due to the certainty of the Company's ability to generate future taxable income.

        The provision for income taxes at December 31, 2002 consisted of the following:

Current taxes	$0
Deferred taxes	34,347

Net deferred tax asset	$34,347

        The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2002 are as follows:

Deferred tax assets:
Loss carryforward	$76,546
Bad debt reserve	2,934
Less valuation allowance	0

79,480
Deferred tax liability:
Depreciation	(45,133)

Net deferred tax asset	$34,347

        The Company's tax expense differs from the "expected" tax expense for the period ended December 31, 2002 (computed by applying the Federal Corporate tax rate of 32% before taxes), as follows:

Statutory rate applied before income taxes	$29,496
State income taxes, net of federal income tax effect	4,851
Changes in valuation allowance	0

Income Tax Benefit	$34,347

F-17

        Proforma tax and EPS data as if the Company had been a taxable entity in 2001:

	Historical	Pro forma
Revenues
Sales, net	$19,626,819	$19,626,819
Cost of goods sold	12,629,138	12,629,138

	6,997,681	6,997,681
Operating expense	5,295,825	5,295,825
Other income/(expense)	(414,738)	(414,738)

Net income before taxes	1,287,118	1,278,118
Income tax expense	0	(384,460)

Net income	$1,287,118	$902,658

Earnings per share	$0.14	$0.10

NOTE 10     STOCKHOLDERS' EQUITY

        The Articles of Incorporation provide for the authorization of 25,000,000 shares of convertible preferred stock at $0.001, and 100,000,000 shares of common stock at $0.001 par value. Each share of preferred stock is convertible into 1 share of common stock. At December 31, 2002 11,037,834 shares of common stock were issued and outstanding. Of those shares, 450,000 were reclassified to Redeemable Common Stock to address the repurchase agreement by which three shareholders could redeem up to 450,000 shares of common stock (See Note 13)

Common Stock

        On May 12, 1994, 6,000,000 shares of common stock (as restated for the recapitalization) were issued for $0.0069 per share or a total of $41,400. (See Note 13)

        On January 1, 2001, 3,000,000 shares of common stock (as restated for the recapitalization) were issued for $0.028 per share or a total of $84,000. (See Note 13)

        As a result of the recapitalization (See Note 13) on October 1, 2002, the Company is deemed to have issued 1,800,000 common shares to the stockholders of IWT Tesoro Corporation (f/k/a Ponca Acquisition Corp.).

        On October 4, 2002, the Company issued 15,000 shares of common stock valued at $2.71 per share or a total of $40,650 in exchange for legal services rendered in the amount of $4,950. As a result, the Company recognized a loss on settlement of $35,700. The value of the stock was based on the private offering price of $3.00 per unit; each unit consisting of one share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were priced using the Black-Scholes option pricing model at the date of sale. Accordingly, the average value of the warrants using the pricing model was $.29, and the value of each share was $2.71.

        On October 4, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $27,100 to a director under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 75,900 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $205,689 to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 8,600 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $23,306 to four individuals under the

F-18

Stock Incentive Plan in exchange for consulting services rendered resulting in an immediate charge to operations.

Common Stock

        On October 14, 2002, the Company issued 30,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $81,300 to directors under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 15, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $27,100 in exchange for consulting services rendered resulting in an immediate charge to operations.

        On October 21, 2002, the Company issued 53,334 shares of common stock and 80,000 warrants for $3.00 per unit, or a total of $160,000, to accredited investors pursuant to the private offering. (See Note 17)

        On November 28, 2002, the Company issued 20,000 shares of common stock and 30,000 warrants for $3.00 per unit, or a total of $60,000, to an accredited investor pursuant to the private offering. (See Note 17)

        On December 2, 2002, 5,000 warrants were exercised for 5,000 shares of common stock at $3.00 per share, or a total of $15,000.

        On December 26, 2002, the Company issued 10,000 shares of common stock and 15,000 warrants for $3.00 per unit, or a total of $30,000, to an accredited investor pursuant to the private offering. (See Note 17)

Fair Value of Shares Issued

        In absence of recent market determined prices of the common shares, the company valued the shares after the private offering (See Note 17) of $3.00 per unit, with an unit consisting of 1 share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were valued at $.29 by using the Black-Scholes pricing model at the date of sale. Consequently, the fair value of the shares of common stock included in the unit was determined to be $2.71.

NOTE 11     STOCK OPTIONS AND COMPENSATION PLAN

Stock Compensation Plan

        On December 27, 2001, IWT Tesoro Corporation adopted the "Stock Incentive Plan." The Company's Stock Incentive Plan provides that eligible employees, consultants, and affiliates may be granted shares of common stock. Under the plan, the options granted are non-qualified stock options, incentive stock options, and restricted stock. The aggregate total common stock that may be issued is 4,000,000 shares. For the year ended December 31 2002, 124,500 restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." For the year ended December 31 2001, no restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." All restricted shares issued under the plan are currently not registered and are subject to Rule 144 without any additional restrictions imposed by the Compensation Committee at the present time. The restricted shares issued to employees were recorded at the fair value on the grant date. (See Note 10 Fair Value of Shares Issued).

        On November 23, 2002, the Company granted 40,000 options to directors at an exercise price of $3.00 per share, expiring in ten years. The options vest as follows: (a) 50% vested immediately; and (b) 50% to vest on November 23, 2003.

F-19

        On November 23, 2002, the Company granted 400,000 options to directors at an exercise price of $3.00 per share, expiring in ten years. The options vest as follows: (a) 33% at such time as the Company's common stock commences trading on the Over-The Counter (OTC) Bulletin Board (equivalent); (b) 33% at such time as the Company attains no less than a $50 million market cap for ten consecutive trading days; and (c) 34% when the Company achieves its 2003 revenue and profit targets.

        All options were granted to employees, and accounted for according to APB 25; therefore no compensation expense was recognized.

        For financial statement disclosure purposes, the fair market value of each stock option granted to officers and employees during 2002 was established at the date of grant using the Black-Scholes option pricing model in accordance with Statement No. 123, with the following assumptions:

Expected dividend yield	0%
Risk free interest rate	2.32%
Expected time of exercise	3 years
Expected volatility	0%

	Number of Securities Underlying Options	Percent of Total Authorized Options Available Under the Plan in Fiscal Year	Exercise or Base Price	Expiration Date	Value of Options at Grant Date Using an Option Pricing Model
Officers	440,000	11%	$3.00	11/23/2012	$0.20

        No options were exercised at December 31, 2002. Changes during the year are presented as follows:

Stock Options	Number of Options	Weighted Average Exercise Price
Balance at beginning of period	0	$0.00
Granted	440,000	3.00
Exercised	0	0.00
Forfeited	0	0.00

Balance at end of period	440,000

        The following table summarizes information about stock options outstanding at December 31, 2002:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
Range of Exercise Price	Number Outstanding at 12/31/02	Weighted Average Remaining Contracted Life	Weighted Average Exercise Price	Number Exercisable at 12/31/02	Weighted Average Exercise Price
$3.00	440,000	9.9	$3.00	20,000	$3.00

NOTE 12     WARRANTS

        The Company sold 125,000 warrants as part of the private offering held at the end of the year 2002, at an initial exercise price of $3.00 per share, expiring five years from the date of sale, exchangeable for 125,000 shares of outstanding stock. At December 31, 2002, 5,000 warrants were exercised.

F-20

        For purpose of valuing warrants, the Company used the Black-Scholes option pricing model with the following assumptions for the year ended December 31, 2002:

Expected dividend yield	0%
Risk free interest rate	2.27%
Expected time of exercise	3 years
Expected volatility	0%

        The average value of the warrants at the sale date using the Black-Scholes option pricing model was $0.29.

        Changes during the year are presented as follows:

	Number of Warrants	Common Stock	Weighted Average Exercise Price
Balance at beginning of period	0		$0
Granted	125,000	125,000	3.00
Exercised	5,000	5,000	3.00
Forfeited	0	0	0

Balance at end of period	120,000	120,000

        The following table summarizes information about warrants outstanding at December 31, 2002:

	WARRANTS OUTSTANDING			WARRANTS EXERCISABLE
Range of Exercise Price	Number Outstanding at 12/31/02	Weighted Average Remaining Contracted Life	Weighted Average Exercise Price	Number Exercisable at 12/31/02	Weighted Average Exercise Price
$3.00	120,000	4.9	$3.00	120,000	$3.00

        The exercise price will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the Company's common stock, pursuant to its effective Form 221 to be filed with the National Association of Securities Dealers.

NOTE 13     ACQUISITION

        On October 1, 2002, the Company acquired International Wholesale Tile, Inc. In connection with the legal form of this transaction, International Wholesale Tile, Inc. became a wholly owned subsidiary of IWT Tesoro Corporation. A total of 9,000,000 shares of common stock were issued for the acquisition. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of International Wholesale Tile, Inc. The financial statements became those of International Wholesale Tile, Inc., with adjustments to reflect the changes in equity structure. The operations are those of International Wholesale Tile, Inc. for all periods presented, and those of IWT Tesoro Corporation from the recapitalization date. The accompanying consolidated balance sheets reflect the assets and liabilities at historical cost of IWT Tesoro Corporation and International Wholesale Tile, Inc. at December 31, 2002; and the assets and liabilities at historical cost of International Wholesale Tile, Inc. at December 31, 2001.

        As part of the transaction, the Company and each of the three shareholders of International Wholesale Tile, Inc. entered into a repurchase agreement, to commence on January 1, 2003 for three years, by which the three shareholders may sell a certain amount of the Company's common stock back to the Company for a price based on an amount equal to 88% of the average trading price of the Company's common stock so long as the stock is trading. The amount of stock is generally up to 25,000

F-21

shares for the first year, up to 50,000 shares for the second year, and up to 75,000 shares for the third year. The repurchase agreement is contingent upon trading of the Company's stock on the NYSE, the ASE, the NASDAQ, the Over the Counter Bulletin Board, or the "Pink Sheets".

        At December 31, 2002, the maximum possible cash obligation related to redeemable common stock under the repurchase agreement was $1,073,160, based on the repurchase price of 88% of the fair value of the common stock at December 31, 2002 for a maximum of 450,000 shares.

NOTE 14     RELATED PARTY TRANSACTIONS

        The Company had a receivable at December 31, 2001 from a shareholder, who is also an officer, totaling $26,913. At December 31, 2002, the balance of this loan was zero. At December 31, 2002 and 2001, amounts due to the same related party totaled $88,712 each year. (See Note 6)

        The Company had a receivable at December 31, 2002 from a related company totaling $5,500. This loan occurred during the ordinary course of business, bearing no interest, and is due on demand. In the opinion of management, this loan bears no more than normal credit risk.

NOTE 15     EMPLOYMENT AGREEMENTS

IWT Tesoro Corporation

        On December 29, 2001, the board of directors of IWT Tesoro (Company) elected Henry J. Boucher, Jr. to serve as its president for an annual salary of $120,000. Mr. Boucher had signed a Salary Deferral Agreement with the Company, which was terminated by the board of directors. All deferred compensation for the year 2002 was paid to Mr. Boucher. Mr. Boucher's employment may be terminated for cause at any time and within 30 days without cause.

International Wholesale Tile, Inc.

        At December 31, 2001, the subsidiary, IWT, had employment agreements with its officers for a term of one year. On October 2, 2002, new agreements were entered into.

NOTE 16     PRIOR PERIOD ADJUSTMENT

        For the year ended December 31, 2001, an adjustment was made to the retained earnings of the Company to correct the amounts reported for bad debt, depreciation, payroll, and interest expense during 2000 and 1999. The 2000 and 1999 financial statements were restated to reflect this adjustment. Subsequently, for the year ended December 31, 2000, depreciation expense increased by $30,606, bad debt increased by $61,500, interest expense increased by $27,318, and payroll expense increased by $25,938. For the year ended December 31, 1999, depreciation expense increased by $19,948, and there

F-22

was no adjustment for bad debt, interest expense, or payroll expense. Accumulated retained earnings decreased by a total of $145,362 and $19,949 for the years 2000 and 1999, respectively.

	2002	2001
Retained earnings at beginning of year
As previously reported	$(830,583)	$(210,285)
Adjustment	0	145,362

As restated	(830,582)	(64,923)
Distributions	1,864,020	521,459
S-Corp undistributed earnings reclassified to paid in capital	1,085,329	0
Net income	(1,934,027)	(1,287,118)

Retained (earnings) deficit at end of year	$184,740	$(830,582)

NOTE 17     PRIVATE OFFERING

        The Company adopted a subscription agreement on October 1, 2002 to commence a private offering of its common stock to accredited investors only for up to 1.0 million units at $3.00 per unit; each consisting of one (1) share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the common stock of IWT Tesoro Corporation pursuant to the Company's form 211 to be filed with the National Association of Securities Dealers (NASD).

        At December 31, 2002, the Company had raised $265,000 in units and warrants exercised.

NOTE 18     SEGMENT INFORMATION

        The Company manages its operations as one segment and all revenue is derived from customers in the United States.

NOTE 19     SUBSEQUENT EVENTS

        On January 8, 2003, the Company incorporated a subsidiary, IWT Tesoro International, Ltd. (ITIL). This subsidiary was set up as a foreign subsidiary, to be based in Bermuda to handle future operations of foreign subsidiaries.

        On January 24, 2003, the Company set up IWT Tesoro Transport, Inc. (ITTI). Initially, this corporation will be a transport broker, but future plans include overland transport of tile from Florida to destinations within the United States and return shipments of other freight back to Florida.

F-23

IWT TESORO CORPORATION
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED
MARCH 31, 2003

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003

F-1

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets
Cash	$664,358	$574,046
Accounts receivable, net	3,507,858	2,875,532
Inventory	8,496,466	6,047,876
Subscription receivable	130,000	—
Deferred tax asset	2,480	34,348
Prepaid expenses	325,587	286,820

Total current assets	13,126,749	9,818,622
Property and equipment, net	3,358,786	2,712,422
Other assets
Organization cost, net	7,895	—
Deposits	8,709	9,173
Other receivables	63,535	64,205
Other receivables—related parties	—	5,500
Other assets	112,835	112,835

	192,974	191,713

	$16,678,509	$12,722,757

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,726,994	$5,403,816
Accrued expenses	370,545	126,340
Other current liabilities	39,922	24,723
Current portion of lease payable	54,709	47,222
Current portion of notes payable—unrelated parties	49,850	48,780

Total current liabilities	8,242,020	5,650,881
Long term lease payable	138,323	108,438
Long term notes payable—related parties	423,662	448,712
Long term notes payable—unrelated parties	51,911	64,872
Long term loan payable	5,591,361	4,864,778

	6,205,257	5,486,800
Redeemable common stock (450,000 shares issued and outstanding)	1,073,160	1,073,160
Stockholders' equity
Preferred stock, $0.001 par value, 25,000,000 authorized; none issued	—	—
Common stock, $0.001 par value, 100 million shares authorized, 10,750,502 and 10,587,834 issued and outstanding	10,750	10,588
Additional paid in capital	1,169,266	686,068
Accumulated deficit	(21,944)	(184,740)

	1,158,072	511,916

	$16,678,509	$12,722,757

See notes to financial statements.

F-2

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2003	2002
Revenue
Sales, net of discounts and returns	$6,734,765	$6,014,020
Cost of goods sold	4,079,608	3,612,316

Gross profit	2,655,157	2,401,704

Expenses
Payroll expense	1,132,831	771,201
Delivery expense	336,045	271,518
General and administrative	210,016	79,045
Depreciation and amortization	136,524	114,578
Lease expense	134,380	114,716
Professional fees	124,843	20,036
Repairs and maintenance	82,371	34,988
Insurance	74,828	82,351
Sales expenses	68,606	39,592
Travel and entertainment	54,460	33,625
Advertising	21,875	15,063
Bad debt	3,247	—

	2,380,026	1,576,713

Income from operations	275,131	824,991
Other income/(expenses)
Interest expense	(75,949)	(74,631)
Other income	835	709
Gain (loss) on disposal of assets	(5,352)	5,990

	(80,466)	(67,932)

Net income before taxes	194,665	757,059
Income tax—deferred	(31,869)	—

Net income	$162,796	$757,059

Earnings per common share—basic and diluted	$0.01	$0.08

See notes to financial statements.

F-3

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 2003

	Common Stock
			Additional Paid in Capital	Subscription Receivable	Retained Earnings (Deficit)
	Shares	Amount				TOTAL
Balance, December 31, 2001	9,000,000	$9,000	$116,400	$(84,000)	$830,582	$871,982
Distributions, September 30, 2002	—	—	—	—	(1,864,020)	(1,864,020)
Payment of subscription receivable	—	—	—	84,000	—	84,000
Net income, nine months ended September 30, 2002					2,118,767	2,118,767

Balance September 30, 2002—before recapitalization	9,000,000	9,000	116,400	—	1,085,329	1,210,729
Recapitalization on October 1, 2002	1,800,000	1,800	972,471	—	(1,085,329)	(111,058)

Balance after recapitalization on October 1, 2002	10,800,000	10,800	1,088,871	—	—	1,099,671
Reclassification of redeemable stock	(450,000)	(450)	(60,086)			(60,536)
Issuance of shares in exchange for legal services	15,000	15	40,635	—	—	40,650
Issuance of shares to employees for services rendered (SIP)	75,900	76	205,613	—	—	205,689
Issuance of shares to directors (SIP)	40,000	40	108,360	—	—	108,400
Issuance of shares to consultants (SIP)	8,600	9	23,297	—	—	23,306

Sub-total	10,489,500	$10,490	$1,406,690	$—	$—	$1,417,180
Issuance of shares in exchange for consulting services	10,000	10	27,090	—	—	27,100
Issuance of shares—private offering	83,334	83	249,917	—	—	250,000
Exercise of warrants	5,000	5	14,995	—	—	15,000
Accretion of redeemable stock			(1,012,624)			(1,012,624)
Net loss, three months ended December 31, 2002				—	(184,740)	(184,740)

Balance, December 31, 2002	10,587,834	$10,588	$686,068	$—	$(184,740)	$511,916
Issuance of shares—private offering	93,334	93	279,907	—	—	280,000
Exercise of warrants	10,000	10	29,990	—	—	30,000
Issuance of shares to employees for services rendered (SIP)	1,000	1	2,709	—	—	2,710
Issuance of shares to directors (SIP)	15,000	15	40,635	—	—	40,650
Issuance of shares—private offering	43,334	43	129,957	—	—	130,000
Net income, three months ended March 31, 2003					162,796	162,796

Balance, March 31, 2003 (Unaudited)	10,750,502	$10,750	$1,169,266	$—	$(21,944)	$1,158,072

See notes to financial statements.

F-4

IWT TESORO CORPORATION AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2003	2002
Cash flows from operating activities:
Net Income	$162,795	$757,059

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,524	114,578
(Gain) loss on asset disposal	5,352	(5,990)
Compensation in exchange for stock and options	43,360	—
Bad debt	3,247	—
(Increase) decrease in accounts receivable	(632,326)	(785,763)
(Increase) decrease in inventory	(2,448,590)	1,290,938
(Increase) decrease in prepaid expenses	(38,767)	(61,751)
(Increase) decrease in other assets	(91,497)	(29,063)
Increase (decrease) in accounts payable and accrued expenses	2,560,072	(945,933)
Increase (decrease) in other liabilities	15,200	5,625

Total adjustments	(447,425)	(417,359)

Net cash provided by (used in) operating activities	(284,629)	339,700

Cash flows from investing activities:
Proceeds from sale of property	—	11,000
Cash payments for the purchase of property	(614,960)	(101,943)

Net cash used in investing activities	(614,960)	(90,943)

Cash flows from financing activities:
Proceeds from issuance of stocks	310,000	—
Proceeds from loans	6,788,000	5,350,000
Proceeds from loans from related party	—	10,650
Distributions to stockholders	—	(531,458)
Payments to stockholder loans	(25,050)	—
Principal payments on notes payable	(6,072,715)	(5,107,797)
Principal payment on capital leases	(10,334)	(10,287)

Net cash provided by (used in) financing activities	989,901	(288,892)

Net increase (decrease) in cash and cash equivalents	90,312	(40,135)
Cash and cash equivalents, beginning of period	574,046	402,500

Cash and cash equivalents, end of period	$664,358	$362,365

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$76,645	$74,631

See notes to financial statements.

F-5

IWT TESORO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003

NOTE 1     BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, International Wholesale Tile, Inc. (IWT), IWT Tesoro International, Inc. (International) and IWT Tesoro Transport, Inc. (Transport). All significant inter-company balances and transactions have been eliminated.

        The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-QSB and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-KSB for the fiscal year ended December 31, 2002.

        The accounting policies followed for interim financial reporting are the same as those disclosed in Note 1 of the Notes to Financial Statements included in the Company's audited financial statements for the fiscal year ended December 31, 2002, which are included in Form 10-KSB.

        In the opinion of management, the unaudited financial statements include all necessary adjustments (consisting of normal, recurring accruals) for a fair presentation of the financial position, results of operations and cash flow for the interim periods presented. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from these estimates. Interim results are not necessarily indicative of results for a full year. The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of operating results to be expected for a full year.

NOTE 2     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock Options

        The Company elected to account for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25 (APB Opinion No. 25) Accounting For Stock Issued to Employees and related interpretations, which established financial accounting and reporting for compensation cost of stock issued to employees through non-variable plans, variable plans, and non-compensatory plans, and accounts for stock options and warrants issued to non-employees in accordance with SFAS 123, Accounting for Stock-Based Compensation, which established a fair value method of accounting for stock compensation plans with employees and others.

        No options were granted during the three months ended March 31, 2003 and 2002.

        Had compensation costs for the Company's stock option granted during the year ended December 31, 2002, been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123, Accounting for Stock Based Compensation (Statement No.

F-6

123), the Company's results of operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated.

2002
Net income as reported	$1,934,027
Add: Stock based employee compensation cost, net of related tax effects, included in the determination of net income as reported	234,355
Less: Stock based employee compensation cost, net of related tax effects, determined under fair value based method for all awards	(295,656)

Pro-forma net income	$1,872,726

Net income per share basic – diluted
As reported	$0.18
Pro-forma	$0.17

Accounting Pronouncements

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amended SFAS No. 123, Accounting for Stock-Based Compensation. The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangement as defined by APB No. 25.

Earnings per Share

        Basic earnings per share for each year is computed by dividing income for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share include the effects of common stock equivalents to the extent they are dilutive. At March 31, 2003 all common stock equivalents were antidilutive and therefore diluted earnings per share equaled basic earnings per share.

        Basic and diluted weighted average number of shares outstanding at March 31st is as follows:

	2003	2002
Basic and diluted weighted average number of shares outstanding	11,081,516	9,000,000

        At March 31, 2003, the total number of additional shares that could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because of their antidilutive effect, was 205,000. At March 31, 2002, there were no common stock equivalents that could potentially dilute basic EPS in the future.

NOTE 3     CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to credit risk include cash on deposit with two financial institutions amounting to $664,358 at March 31, 2003, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

F-7

        The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

NOTE 4     ACCOUNTS RECEIVABLE

        Accounts receivable consisted of the following:

	March 31, 2003	December 31, 2002
Accounts receivable	$3,547,858	$2,958,777
Less allowance for doubtful accounts	(40,000)	(83,245)

	$3,507,858	$2,875,532

        Bad debt expense for the three months ended March 31, 2003 was $3,247. There was no bad debt expense for the three months ended March 31, 2002.

NOTE 5     INVENTORY

        Inventory consisted of the following:

	March 31, 2003	December 31, 2002
Tiles	$7,022,025	$4,692,974
Inventory in transit	1,474,441	1,354,902

	$8,496,466	$6,047,876

        Inventory in transit consists of merchandise purchased overseas which is not yet received in the warehouse. The Company obtains legal title at the shipping point. Inventory cost includes the purchase price and in-bound freight.

NOTE 6     PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following:

	March 31, 2003	December 31, 2002	Depreciation Period in Years
Furniture and fixtures	$199,589	$89,227	5-10
Machinery and equipment	381,347	326,165	7-10
Vehicles	214,571	207,071	5
Display boards	677,827	607,978	5
Sample boards	2,553,378	2,379,533	10
Computer equipment	274,176	131,407	3-5
Leasehold improvements	314,740	108,220	7

	4,615,628	3,849,601
Less accumulated depreciation	(1,256,842)	(1,137,179)

	$3,358,786	$2,712,422

F-8

        Depreciation expense for the three months ended March 31, 2003 and 2002 was $136,108 and $114,578, respectively. (See Note 9)

Sample Boards

        The samples in the field with customers and salespersons have two characteristics that distinguish them as fixed assets:

  •
  They are produced for use in operations and entered into the revenue-generating stream indirectly as marketing tools. They are held primarily for use and not for sale.

  •
  They have relatively long lives.

        The carrying values of these samples are adjusted through systematic depreciation to reflect wear and tear.

        Capitalized samples in the field were as follows:

	March 31, 2003	December 31, 2002
Sample boards	$2,553,378	$2,379,533
Less: accumulated depreciation	(649,449)	(586,507)

	$1,903,929	$1,793,026

        Depreciation expense related to the sample boards for the three months ended March 31, 2003 and 2002 was $62,942 and $45,787, respectively.

NOTE 7     NOTES PAYABLE

        The Company has outstanding notes payable as follows:

	March 31, 2003	December 31, 2002
Notes Payable—Related Parties	$423,662	$448,712
Notes Payable—Unrelated Parties	101,761	113,652

	525,423	562,364
Less current portion	(49,850)	(48,780)

	$475,573	$513,584

        Interest expense for the three months ended March 31, 2003 and 2002 was $13,531 and $16,209, respectively.

        Long-term debt maturities for all notes payable for the next five years and thereafter are as follows:

2003	$36,889
2004	46,456
2005	18,416
2006	0
2007	0
2008 & thereafter	423,662

$525,423

F-9

NOTE 8     LOAN PAYABLE

        On November 13, 2002, the subsidiary (IWT) renegotiated its existing line of credit to increase the amount of the maximum credit to $7,500,000. The average interest rate was about 5% for the three months ended March 31, 2003. IWT owed $5,591,361 at March 31, 2003, and $4,864,778 at December 31, 2002 against these revolving loans.

        IWT is subject to a number of restricted covenants under the debt agreement. IWT is in compliance with all covenants during the three months ended March 31, 2003.

        Interest expense related to these loans for the three months ended March 31, 2003 and 2002 was $59,151 and $72,051, respectively.

NOTE 9     LEASES

Capital Leases

        The Company's property under capital leases is included in property and equipment (See Note 6) and is summarized as follows:

	March 31, 2003	December 31, 2002
Equipment	$316,855	$266,672
Less: Accumulated depreciation	(66,332)	(58,724)

Net assets under capital leases	$250,523	$207,948

Operating Leases

        The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. In May 2003, the Company took occupancy of a new warehouse and office facility in Palm City, Florida. The Company also leases office space in Westport, Connecticut for its corporate headquarters.

        At March 31, 2003, future minimum annual lease payments under operating and capital leases are as follows:

	Operating Lease	Capital Leases
2003	$454,427	$41,807
2004	634,550	51,611
2005	649,250	46,746
2006	663,950	34,977
2007	678,650	15,976
2008 and thereafter	3,866,100	1,915

	$6,946,927	$193,032

        Total lease expense under operating leases was $134,380 and $114,716 for the three months ended March 31, 2003 and 2002, respectively.

        Total interest expense under capital leases was $2,146 and $2,350 for the three months ended March 31, 2003 and 2002, respectively.

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NOTE 10     INCOME TAXES

        At March 31, 2003 the Company had useable net operating loss carryforwards of approximately $161,000 for income tax purposes, available to offset future taxable income of the U.S. entity, expiring through 2022. No valuation allowance has been recorded due to the certainty of the Company's ability to generate future taxable income.

NOTE 11     STOCKHOLDERS' EQUITY

        The Articles of Incorporation provide for the authorization of 25,000,000 shares of convertible preferred stock at $0.001, and 100,000,000 shares of common stock at $0.001 par value. Each share of preferred stock is convertible into 1 share of common stock. At March 31, 2003 11,200,502 shares of common stock were issued and outstanding. Of those shares, 450,000 were reclassified to Redeemable Common Stock to address the repurchase agreement by which three shareholders could redeem up to 450,000 shares of common stock.

Common Stock

        During the three months ended March 31, 2003, the Company issued 136,668 shares of common stock and 205,002 warrants for $3.00 per unit, or a total of $410,000, to accredited investors pursuant to the private offering. (See Note 14)

        On March 3, 2003, the Company issued 1,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $2,710 to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On February 18th and February 25th, 2003, the Company issued 15,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $40,650 to directors under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On February 26, 2003, 10,000 warrants were exercised for 10,000 shares of common stock at $3.00 per share, or a total of $30,000.

NOTE 12     STOCK OPTIONS AND COMPENSATION PLAN

Stock Compensation Plan

        On December 27, 2001, IWT Tesoro Corporation adopted the "Stock Incentive Plan." The Company's Stock Incentive Plan provides that eligible employees, consultants, and affiliates may be granted shares of common stock. Under the plan, the options granted are non-qualified stock options, incentive stock options, and restricted stock. The aggregate total common stock that may be issued is 4,000,000 shares. For the three months ended March 31, 2003, 16,000 restricted shares were issued to employees and directors for services rendered. For the three months ended March 31 2002, no restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." The aggregate total of restricted shares issued under the Stock Incentive Plan is 140,500 through March 31, 2003. These shares are currently not registered and are subject to Rule 144 without any additional restrictions imposed by the Compensation Committee at the present time.

        In accordance with SFAS No. 123, for options issued to employees, the Company has elected to account for these stock options under APB No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized for options issued under the plan as of December 31, 2002. Had compensation costs for the Company's stock option been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123, Accounting for Stock Based Compensation (Statement No. 123), the Company's results of

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operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated. No options were issued during the three months ended March 31, 2003.

NOTE 13     ACQUISITION

        On October 1, 2002, the Company acquired International Wholesale Tile, Inc. In connection with the legal form of this transaction, International Wholesale Tile, Inc. became a wholly owned subsidiary of IWT Tesoro Corporation. A total of 9,000,000 shares of common stock were issued for the acquisition. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of International Wholesale Tile, Inc.

        As part of the transaction, the Company and each of the three shareholders of International Wholesale Tile, Inc. entered into a repurchase agreement, to commence on January 1, 2003 for three years, by which the three shareholders may sell a certain amount of the Company's common stock back to the Company for a price based on an amount equal to 88% of the average trading price of the Company's common stock so long as the stock is trading. The amount of stock is generally up to 25,000 shares for the first year, up to 50,000 shares for the second year, and up to 75,000 shares for the third year. The repurchase agreement is contingent upon trading of the Company's stock on the NYSE, the ASE, the NASDAQ, the Over the Counter Bulletin Board, or the "Pink Sheets".

        At March 31, 2003, the maximum possible cash obligation related to redeemable common stock under the repurchase agreement was $1,073,160, based on the repurchase price of 88% of the fair value of the common stock at March 31, 2003 for a maximum of 450,000 shares.

NOTE 14     PRIVATE OFFERING

        The Company adopted a subscription agreement on October 1, 2002 to commence a private offering of its common stock to accredited investors only for up to 1.0 million units at $3.00 per unit; each consisting of one (1) share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the common stock of IWT Tesoro Corporation pursuant to the Company's form 211 to be filed with the National Association of Securities Dealers (NASD).

        From adoption of the subscription agreement on October 1, 2002 through March 31, 2003, the Company sold 220,000 units for a total of $660,000. In addition, 15,000 warrants were exercised for a total of $45,000.

NOTE 15     SEGMENT INFORMATION

        The Company manages its operations as one segment and all revenue is derived from customers in the United States.

NOTE 16     NEW SUBSIDIARIES

        On January 8, 2003, the Company incorporated a subsidiary, IWT Tesoro International, Ltd. (ITIL). This subsidiary was set up as a foreign subsidiary, to be based in Bermuda to handle future operations of foreign subsidiaries. Organizational costs related to the incorporation totaling $8,311 were capitalized and are being amortized over 5 years. Amortization expense for the three months ended March 31, 2003 was $416.

        On January 24, 2003, the Company set up IWT Tesoro Transport, Inc. (ITTI). Initially, this corporation will be a transport broker, but future plans include overland transport of tile from Florida to destinations within the United States and return shipments of other freight back to Florida.

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NOTE 17     SUBSEQUENT EVENT

        On April 11, 2003, the Company filed a registration statement with the Securities and Exchange Commission to register 250,000 units to be sold to the public at $5.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share at $7.00 per share for three years.

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        No dealer, sales representative, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Tesoro. This Prospectus does not constitute an offer or any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

IWT TESORO CORPORATION

250,000 Shares of Common Stock

Prospectus

PROSPECTUS

IWT TESORO CORPORATION

1,243,502 Shares of Common Stock at $5.50 per share

        This is our initial public offering. Certain of our stockholders are offering and selling 1,243,502 of shares. However, only 443,500 shares may be sold immediately, an additional 699,002 shares may be sold beginning in six months on            , 2003 and the remaining 101,000 shares may be sold beginning in 12-months on             , 2004. We will not receive any proceeds from the sale of the shares by our Selling Stockholders.

        The Selling Stockholders have advised us that, until a market develops for our common stock, they will sell their shares for $5.50 per share. This price does not necessarily bear any relationship to customary determinants of the value of shares of public companies such as the history of, and prospects for, our business; past sales prices of our common stock in private transactions; an assessment of our management; our present operations; our market capitalization and general conditions in the securities markets.

        Prior to this offering, no public market has existed for our shares and one may not develop. If a market does develop, it may not be sustained. Our common stock is not listed on any national securities exchange or the NASDAQ stock market. We expect that our stock will initially be quoted on the Over-the-Counter Bulletin Board (OTCBB) maintained by the National Association of Securities Dealers. If and when our stock is quoted on the OTCBB, the shares will be priced at prevailing market prices or at private negotiated prices. We do not assure anyone that we will obtain listing on the OTCBB. Including our shares on the OTCBB or the Pink Sheets will depend on the willingness of broker-dealers to register with the NASD, which regulates all broker-dealers, to submit quotations for our shares.

        Concurrent with this offering, we are registering an additional 250,000 units at $5.50 per unit for sale by our officers and directors. Each unit consists of one share of our common stock and a warrant to purchase one share at $7.00 per share through            , 2006.

        These are speculative securities. Investment in the common stock offered in this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "High Risk Factors" beginning on Page 5 before investing.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. This Prospectus is not an offer to buy or sell these securities in any state where the offer or sale is not permitted.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. Unless we state otherwise, references to the "Company", "Tesoro", "we", "us" and "our" refer to IWT Tesoro Corporation, a Nevada corporation.

THE DATE OF THIS PROSPECTUS IS JUNE 4, 2003

DEALER PROSPECTUS DELIVERY OBLIGATIONS

        Until            (ninety days) after the effective date of the registration statement of which this Prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to your investment decision. You should read the following summary together with IMPORTANT RISK FACTORS and the more detailed information regarding Tesoro and our subsidiaries and our financial statements, and the related notes appearing elsewhere in this Prospectus.

Summary of our Business

        Through our wholly owned subsidiary, International Wholesale Tile, Inc. (IWT), we provide hard floor and wall covering materials primarily ceramic, porcelain and stone tile to the new construction and remodeling industries for commercial and residential marketplaces. We distribute our products through a network of independently owned dealers and distributors, buying groups and home center retailers. We purchase our products primarily from foreign manufacturers. Our primary source of revenue is from selling hard flooring materials. Our principal costs relate to acquiring and warehousing and delivering our products. While we sell our products throughout the United States, the majority of our sales are currently in the Southeast. On a consolidated basis, Tesoro had net sales in 2002 of $25.3 million. And net profits of $1.9 million.

        Our principal executive offices are located at 191 Post Road West, Suite 10, Westport, Connecticut 06880. Our telephone number is: (203) 221-2770 and our website is http://www.iwttesoro.com. Information contained on our Web site is not part of this prospectus.

Summary of the Offering

Number of shares of common stock outstanding prior to this offering	11,200,502 shares
Common stock offered by the Selling Stockholders	1,243,502, shares, However, only 443,500 shares may be sold immediately, an additional 699,002 shares may be sold beginning in six months on , 2003 and the remaining 101,000 shares may be sold beginning in 12-months on , 2004.
Common Stock outstanding after the offering	11,450,502 shares(1)
Offering price per share	$5.50 per share
Use of Proceeds	We will receive no proceeds from any of these sales.
Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors, see the section entitled "Important Risk Factors" beginning on page 5.

(1)
This includes 250,000 shares that are being offered and sold by our officers and directors pursuant to a concurrent offering. The concurrent offering is for 250,000 units at $5.50 per unit. Each unit consists of one share of common stock and a warrant to purchase one share at $7.00 per share through            , 2006. Through                        , 2003, we will offer these units to our current stockholders exclusively and only our officers or directors will sell the units during this exclusive period.

3

Summary of Financial Data

        The following information is taken from our audited financial statement as of December 31, 2002 and from our unaudited financial statements as of March 31, 2003. The financial highlights below should be read along with the more detailed financial statements and notes appearing later in this prospectus. You should also read the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Our accumulated deficit as of December 31, 2002 was ($184,740) and for the first quarter ended March 31, 2003 was ($21,944). Currently, there is no public market for our stock and we cannot assure the investor that one will develop.

	Period Ended 31, March 2003	Period Ended 31, March 2002	Period Ended December 31, 2002	Period Ended December 31, 2001
OPERATIONS DATA:
REVENUES:	$6,734,765	$6,014,020	$25,387,708	$19,626,819
Cost of Goods Sold:	4,079,608	3,612,316	(15,268,535)	(12,629,138)

OPERATING EXPENSES
Operating & Organizational Costs	2,109,123	1,347,419	6,815,149	4,706,533
General and Administrative	136,524	114,578	637,202	271,440
Depreciation & Amortization Expense	134,380	114,716	422,435	317,852

INCOME FROM OPERATIONS	275,130	824,991	2,244,387	1,701,856

OTHER INCOME/(EXPENSES)
Interest Income			4,407	231
Interest Expense	(75,949)	(74,431)	(328,920)	(424,527)
Other Income/(Expense)	(4,517)	6,699	(20,195)	9,558

INCOME BEFORE INCOME TAX	194,664	757,059	1,899,679	1,287,118
INCOME TAXES — BENEFIT	(31,869)		34,348	0

NET INCOME	$162,795	$757,059	$1,934,027	$1,287,118

Basic and Diluted Net Income per Share	$.01	$.08	$.18	$.14

Weighted Average Number of Shares Outstanding	10,631,516	9,000,000	10,733,583	9,000,000

4

IMPORTANT RISK FACTORS

        Investing in our common stock involves high risk. You should carefully consider the following important risk factors and the other information contained in this prospectus before investing in our common stock. The price of our common stock could decline because of any of these risks, and you could lose all or part of your investment. You also should read and consider the other information included in this prospectus, including the financial statements and related notes. If any of the events described here occur, our business prospects, financial condition and operating results could be materially affected in a negative manner.

COMPANY RISKS

As to Tesoro:

WE WILL LIKELY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR ACQUISITIONS AND GROWTH. IF WE CANNOT SECURE ADDITIONAL FUNDS, WE MAY NOT BE ABLE TO EXPAND OUR BUSINESS.

        Future events, including the problems, delays, expenses and difficulties frequently encountered by wholesale tile and ceramics distributors like us, may lead to increased costs that could make it difficult for us to succeed with our business plan. To raise additional capital, we may sell additional equity securities, accept debt financing, or obtaining financing through a bank or other entity. There is no limit as to the amount of debt we may incur nor have we adopted a ratio of our equity to debt. If we need to obtain additional financing, it may not be available or it may not be available on terms acceptable to us. Likewise, an offering of our securities may not be successful. If additional funds are raised through issuing additional stock, the value of our outstanding stock may be significantly diluted.

        Our future capital requirements will depend upon many factors, including the following:

  •
  The magnitude of the inventory we must carry to adequately support our customers;

  •
  The volume of sample material and product we must have in place with our customers to help merchandise our products;

  •
  The number of different product variations demanded by our customers

  •
  Currency fluctuations, particularly with respect to the Euro Dollar against the U.S. Dollar;

  •
  The rate at which we expand our operations; and

  •
  The occurrence, timing, size and success of acquisitions.

OUR QUARTERLY OPERATING RESULTS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR OUR COMMON STOCK.

        Our quarterly results may be affected by a variety of factors, some of which are beyond our control, including, for example, the following:

  •
  Introducing new products or pricing programs by our competitors;

  •
  Increased transportation costs;

  •
  Increases in selling and marketing expenses, as well as other operating expenses;

  •
  Economic conditions specific to building materials industry; and

  •
  Costs and risks associated with potential acquisitions.

        Of these conditions, the 1st, 2nd and 4th factors are largely beyond our control.

5

GENERALLY, WE MUST PAY ALL COSTS AND EXPENSES INCURRED WITH DEFENDING ANY ACTIONS ALLEGED AGAINST ANY OF OUR DIRECTORS.

        Our articles of incorporation and bylaws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred arising from any transaction in that officer's or director's respective managerial capacity unless that officer or director:

  •
  violates a duty of loyalty,

  •
  did not act in good faith,

  •
  engages in intentional misconduct or knowingly violated the law, or

  •
  derives an improper benefit from the transaction.

        Additionally, we have also entered into separate indemnity agreements with each of our executive officers and directors to provide added protection unless that person committed any of the prohibited acts described above. Any obligations we incur defending any such actions could adversely affect our cash flow and profitability.

OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN CERTAIN PROVISIONS THAT COULD HINDER A CHANGE IN OUR CORPORATE CONTROL.

        Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. Only our directors may call annual stockholder meetings and only our directors, officers or stockholders holding not less than a majority of all shares entitled to vote may call a special stockholder meeting, Likewise, our bylaws require notice procedures with regard to stockholder proposals and nominations of candidates for electing directors are required. Furthermore, vacancies on our Board, including newly created directorships, may be filled by a majority of our directors then in office and not by our stockholders.

FAILING TO IDENTIFY SUITABLE ACQUISITION CANDIDATES, TO COMPLETE ACQUISITIONS AND TO INTEGRATE THE ACQUIRED OPERATIONS SUCCESSFULLY COULD ADVERSELY AFFECT OUR BUSINESS STRATEGY AND OPERATIONS.

        As part of our business strategy, we intend to acquire complementary businesses. Although we regularly evaluate acquisition opportunities, we may not be able to:

  •
  Successfully identify suitable acquisition candidates;

  •
  Obtain sufficient financing on acceptable terms to fund acquisitions;

  •
  Complete acquisitions; or

  •
  Profitably manage acquired businesses.

        Additionally, acquired operations may not achieve levels of sales, operating income or productivity comparable to those of our existing operations, or perform as expected. Acquisitions may also involve a number of special risks, some or all of which could have a material and adverse effect on our business, operating results and financial condition. Among these risks are:

  •
  Our inability to integrate operations, systems and procedures and to eliminate redundancies and excess costs effectively;

  •
  Diverting management's attention and resources; and

  •
  Difficulty retaining and training acquired key personnel.

6

WE MAY BE UNABLE TO OBTAIN PRODUCTS ON A TIMELY BASIS, WHICH COULD MATERIALLY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

        We do not manufacture any of the products we distribute. Our business depends upon a continuous supply of material from third party suppliers. We currently import all our products from 40 foreign manufacturers. While we believe this large group of suppliers insulates us from the effect of any one supplier, international supply relationships are sensitive to geo-political situations beyond our control. In particular, we depend on Italy and Spain and any disruption in this supply chain could put us in a difficult position. However, any extended interruption in product supply would disrupt our operations, which could adversely affect our business, financial condition and operating results.

BECAUSE WE DO NOT CARRY ANY INSURANCE ON OUR PRODUCTS THAT ARE IN TRANSIT, WE RISK LOSING ENTIRE SHIPMENTS.

        Title to our products transfers at the port of the originating country. We self-insure in the event of loss after title is taken. We only ship between ten and twenty containers at any one time. We currently estimate that our current maximum exposure for loss would be approximately $150,000. Because we often place special orders on behalf of our customers, if any shipments were lost or damaged, our clients would not be able to receive their product in a timely fashion, which, in turn, could adversely affect our relationship with those customers. To date, we have only incurred minimal losses with respect to products that have been lost after it acquired title. Likewise, the outbound transportation costs differ depending on how far our products are to be shipped.

IF THE CONFLICT IN THE MIDDLE EAST ESCALATES, WE MAY HAVE DIFFICULTY OBTAINING PRODUCTS FROM CERTAIN FOREIGN MANUFACTURERS.

        To date, we have not been adversely affected in any material way by conflicts in the Middle East. We have not had problems obtaining product from Turkey, although minor problems with product from Dubai have occurred. However, we purchase only limited product from Dubai manufacturers and can obtain substitute products, if necessary. Protest strikes in the European Union countries such as Spain and Italy may slightly delay shipping of products, but to date, these delays have been very minor.

WE MAY BE UNABLE TO PASS ON TO OUR CUSTOMERS INCREASES IN TRANSPORTATION COSTS, WHICH COULD HAVE A MATERIAL EFFECT ON OUR PROFITABILITY.

        Significant increases in transportation costs could adversely effect on our operating margins and our business, financial condition and operating results. Although we generally attempt to pass on increases in the costs to our customers, our ability to do so is, to a large extent, depends on the rate and magnitude of any increase, as well as competitive pressures and market conditions for our products. There have been, in the past and may be in the future, periods of time during which increases in this cost cannot be recovered. During these periods, our profitability could be adversely affected.

IF WE GROW TOO QUICKLY, WE COULD ENCOUNTER PROBLEMS RELATED TO INCREASED CUSTOMER DEMANDS ON OUR LIMITED RESOURCES.

        Rapid growth would place a significant strain on our managerial, operational, financial and other resources. Our systems, procedures, controls and management resources may not be adequate to support our future operations. Future growth will require us to

  •
  implement additional management information systems,

  •
  develop further our operating, administrative, financial and accounting systems, and

  •
  maintain close coordination between departments.

7

        If we cannot manage our growth, we could limit our ability to capitalize on new business opportunities that may arise or to implement our business strategy. Additionally, we cannot assure anyone that our personnel, systems and controls will be adequate to support future growth. Our inability to manage growth or to maintain the quality of our products and services could cause us to lose customers and could significantly increase our operating expenses.

WE DEPEND ON OUTSIDE DISTRIBUTORS FOR PRODUCT SALES.

        We sell our products primarily through a network of dealers and sub-distributors. These distributors do not have a minimum sales requirement. Our distributors are independent contractors. If we do not competitively price our products or if the quality of the products is low our distributors may fail to aggressively market our products for us. If our distributors do not successfully sell our products, then our revenue and profits may not materialize.

IF WE ARE UNABLE TO RETAIN OUR MANAGEMENT TEAM, OUR BUSINESS OPERATIONS AND OUR GROWTH OBJECTIVES MAY BE ADVERSELY AFFECTED.

        Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Henry J. Boucher, Jr., our Chief Executive Officer, Forrest Jordan, our Chief Financial Officer and Senior Vice President, and Paul F. Boucher and Grey Perna who also are Senior Vice Presidents, as well as other of our management members. While we do have written employment agreements with each of these individuals, we currently do not have employment agreements with all our employees. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and operating results. We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services.

FUTURE EXCHANGE RATE FLUCTUATIONS OR INFLATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS.

        We import most of the product we sell from countries whose currency is the Euro Dollar. We currently write purchase contracts and pay for materials in U. S. dollars. However, the manufacturing facilities pay all their expenses in their country's currency. This means that IWT realizes a benefit when a country's currency devalues against the U.S. dollar, although that country's inflation rate or internal expenses may offset this benefit. Any future increases in a country's inflation rate, which are not offset by devaluation of their currency, may negatively impact our operating results. To the extent that a foreign country's currency appreciates against the U.S. dollar, there could be a material adverse effect on our business, financial condition and operating results.

INDUSTRY RISKS

OUR INDUSTRY IS CYCLICAL AND PROLONGED DECLINES IN RESIDENTIAL OR COMMERCIAL CONSTRUCTION ACTIVITY COULD ADVERSELY AFFECT OUR BUSINESS.

        The ceramic and tile floor covering industry depends on residential and commercial construction activity, including both new construction, as well as remodeling. New construction activity, and remodeling to a lesser degree, is cyclical in nature and a prolonged decline in residential or commercial construction activity could have a material adverse effect on our business, financial condition and operating results. Construction activity is significantly affected by numerous factors, all of which are beyond our control, including:, among others,

  •
  National and local economic conditions;

  •
  Interest rates;

  •
  Housing demand;

  •
  Employment levels;

8

  •
  Changes in disposable income;

  •
  Financing availability;

  •
  Commercial rental vacancy rates;

  •
  Federal and state income tax policies; and

  •
  Consumer confidence.

        The U.S. construction industry has experienced significant downturns in the past, which have adversely affected suppliers to the industry, including suppliers of ceramic and tile floor coverings. The industry could experience similar downturns in the future, which could have a negative impact on our business, financial condition and operating results.

WE FACE INTENSE COMPETITION IN THE FLOORCOVERING INDUSTRY, WHICH COULD DECREASE DEMAND FOR OUR PRODUCTS AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY.

        The industry is highly competitive. We face competition from a large number of domestic and foreign importers and independent distributors of floor covering products. Some of our existing and potential competitors may be larger and have greater resources and access to capital than we do. Maintaining our competitive position may require us to make substantial investments in our product design efforts, distribution network and sales and marketing activities. Competitive pressures may also result in decreased demand for our products and in the loss of market share. In addition, we face, and will continue to face, pressure on sales prices of our products from competitors, as well as from large customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability. Hard flooring products also face competition from alternative products such as carpet, hardwood and vinyl. Changes in customer attitudes toward hard flooring and wall covering materials could also adversely affect our ability to market and sell our products profitably.

FUTURE EXCHANGE RATE FLUCTUATIONS OR INFLATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS.

        We import most of the product we sell from countries whose currency is the Euro Dollar. We currently write purchase contracts and pay for materials in U. S. dollars. However, the manufacturing facilities pay all their expenses in their country's currency. This means that IWT realizes a benefit when a country's currency devalues against the U.S. dollar, although that country's inflation rate or internal expenses may offset this benefit. Any future increases in a country's inflation rate, which are not offset by devaluation of their currency, may negatively impact our operating results. To the extent that a foreign country's currency appreciates against the U.S. dollar, there could be a material adverse effect on our business, financial condition and operating results.

INVESTMENT RISKS

THE SHARES AVAILABLE FOR SALE IMMEDIATELY BY THE SELLING SHAREHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

        A total of 1,243,502 shares of our common stock are being registered for resale under this prospectus. While 699,002 of these shares are subject to a lock-up period of six months and 101,000 shares are subject to a lock-up period of 12 months, the market price of our common stock could drop if substantial amounts of shares are sold in the public market. A drop in the market price could reduce the value of your investment and could require us to issue more stock than we otherwise would to raise capital. In addition, after a one-year holding period, shares we issue under Rule 144 to non-affiliates will become eligible for trading without any additional payment to us or any increase in our capitalization.

9

SELLING SHAREHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME. THIS MAY REDUCE THE PRICE OF OUR COMMON STOCK.

        After effectiveness of this prospectus, the selling stockholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the selling stockholders sell the shares could have an adverse effect upon the public market for our common stock.

YOUR INVESTMENT IN TESORO WILL BE DILUTED.

        Dilution is the difference between the amount you pay for a share of common stock in this offering and the net tangible book value per share of such common stock immediately after the offering. If you invest in this offering, you will incur an immediate and substantial dilution of your investment. In addition, we may issue a substantial number of shares of common stock or preferred stock without your approval. Any such issuance of our securities in the future could reduce your ownership percentage and voting rights in us and further dilute the value of your investment.

IN THE FUTURE WE MAY ISSUE MORE SHARES OF OUR COMMON STOCK. THIS WOULD REDUCE INVESTORS PERCENTAGE OF OWNERSHIP AND MAY REDUCE OUR SHARE VALUE.

        Our Articles of Incorporation authorizes our issuing up to 100.0 million shares of common stock and 25 million shares of preferred stock. If we issue all or part of our remaining authorized common stock or preferred stock, depending on its terms, the percentage of common stock held by existing stockholders would be diluted. We may value any stock issued in the future on an arbitrary basis. Issuing common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on the value of our shares.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR STOCK AND DO NOT INTEND TO IN THE NEAR FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS OR HER INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

        We have never paid, and do not intend to pay, any cash dividends on our common stock in the current year. Therefore, an investor in this offering, in all likelihood, will only realize a profit on his investment, in the short term, if the market price of our common stock increases in value.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR STOCK MAY NOT DEVELOP OR BE SUSTAINED.

        Prior to this offering, you could not buy or sell our stock publicly. If a public market for our securities is not developed or sustained after this offering, the market price of our securities may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. Without an active public market in our stock, there will be limited liquidity and it may be hard to sell the stock you own.

OUR SHARES CURRENTLY DO NOT QUALIFY FOR LISTING ON NASDAQ. OUR COMMON STOCK MAY ONLY TRADE ON THE OVER-THE-COUNTER BULLETIN BOARD OR "PINK SHEETS."

        Under the current rules relating to the listing of shares on NASDAQ SmallCap, we must have:

  •
  Three registered and active market makers;

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  •
  Stockholders' equity of at least $5 million, or market capitalization of at least $50 million, or net income of at least $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years;

  •
  Operating history of at least one year or market capitalization of $50 million;

  •
  Public float of at least 1,000,000 shares;

  •
  Market value of public float of at least $5 million;

  •
  A minimum bid price of $4.00 per share; and

  •
  At least 300 stockholders who own at least 100 share each, among other requirements.

        For a continued listing, a company must maintain:

  •
  Two registered and active market makers, one of which can be a market maker entering a stabilizing bid;

  •
  Stockholders' equity of at least $2.5 million, market capitalization of at least $35 million, or net income of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years;

  •
  A public float of at least 500,000 shares;

  •
  Market value of public float of at least $1 million; and

  •
  A minimum bid price of $1.00 per share, among other requirements.

        Our common stock will not initially be eligible for listing on the NASDAQ SmallCap. Accordingly, trading, if any, will be conducted on the over-the-counter market on an electronic bulletin board established for shares that do not meet the listing requirements of the Nasdaq Stock Market, Inc. or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our shares.

SHOULD OUR COMMON STOCK REMAIN TRADING ONLY ON THE OTCBB OR PINK SHEETS, OUR COMMON STOCK'S LIQUIDITY MAY BE SEVERELY LIMITED.

        Stocks on the over-the-counter, bulletin board or "pink sheet" market ordinarily have much lower trading volume than on NASDAQ. Very few market makers take interest in shares traded over-the-counter; and, accordingly, the markets for such shares are less orderly than is usual for NASDAQ stocks. As a result of the low trading volumes ordinarily obtained in over-the-counter markets, sales of common stock in any significant amount can generally not be absorbed without a dramatic reduction in price. Moreover, thinly traded shares in the over-the-counter markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded shares.

OUR COMMON STOCK'S INITIAL PRICE MAY NOT ACCURATELY REFLECT ITS FUTURE MARKET PERFORMANCE.

        We have arbitrarily determined the $5.50 per share price at which our shares are being offered by the Selling Stockholders. The initial price of our common stock may not accurately reflect the future value of our stock in any market. The initial price may not be indicative of future market performance and may bear no relationship to the price at which our common stock will trade, if ever. Prices may fluctuate significantly and we do not know what the value of our common shares will be in the future.

        The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to factors such as the active float of our securities could be small, meaning that relatively small trades of our securities could materially effect the share price and other general economic or stock market conditions, many of which are beyond our control.

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        In addition, the stock market in general, and the market for shares in tile and ceramic floor covering companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. We make no assurance that these trading prices and price earnings predictions will be sustained.

        In addition, a substantial portion of our future expenses, including most product design and selling and marketing expenses, must be incurred in advance of revenue generation. If our actual revenue does not meet our expectations, then our operating profit, if any, may fall short of our expectations, or our operating loss may be greater than our expectations. We may need to change our pricing strategy for and these changes may affect our quarterly results. Any one or more of these factors could affect our business, financial condition and operating results, and this makes the prediction of operating results on a quarterly basis unreliable. As a result, period-to-period comparisons of our historical operating results may not be meaningful and you should not rely on them as an indication of our future performance. This could adversely affect the price of our common stock.

A SMALL NUMBER OF STOCKHOLDERS WILL STILL OWN MOST OF OUR COMMON STOCK.

        Upon completing this offering, existing stockholders will still own approximately 97.8% of our outstanding common stock. Those persons who are officers, directors or who own more than 5% of our common stock will hold approximately 88.6% of our stock. Our management will continue to control most matters requiring approval by our stockholders. As a result, management acting together have the ability to control substantially all matters submitted to our stockholders for approval, including electing and removing directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        Some of the statements made in our PROSPECTUS SUMMARY, IMPORTANT RISK FACTORS, MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS, DESCRIPTION OF BUSINESS and elsewhere in this Prospectus constitute "forward-looking statements". For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements.

        These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. This prospectus contains forward-looking statements that address, among other things,

  •
  our business and financing plans;

  •
  regulatory environments in which we operate or plan to operate; and

  •
  trends affecting our financial condition or results of operations, the impact of competition, the start-up of certain operations, roll out of products and services and acquisition opportunities.

        Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements (Cautionary Statements) include, among others,

  •
  our ability to raise capital;

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  •
  our ability to continue distributing our products;

  •
  our ability to provide our products at competitive rates;

  •
  our ability to execute our business strategy in a competitive environment;

  •
  our degree of financial leverage;

  •
  regulatory considerations and risks related to international economics,

  •
  risks related to market acceptance and demand for our products and services;

  •
  our dependence on third party suppliers;

  •
  the impact of competitive services; and

  •
  other risks referenced from time to time in our SEC filings.

        We believe that the assumptions and expectations reflected in this prospectus are reasonable, based on information available to us on the date of this prospectus. However, we cannot assure anyone that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have discussed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are qualified by these factors. We assume no obligation to update forward-looking statements or reflect unanticipated future events.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

        We have filed periodic reports with the Securities and Exchange Commission since October 2000. Before this offering, no public market existed for our common stock. We intend to apply to have our common stock quoted on the OTCBB. We may not now or ever qualify for listing of our securities on the OTCBB or on any other quotation system or national exchange.

Determination of our Share Price

        An arbitrary process based upon a subjective evaluation by us determined the price of the common shares stated in this prospectus of $5.50 and the exercise price of the warrant of $7.00. Among the factors considered in determining the initial estimated price of the common shares are:

  •
  Our history and our prospects;

  •
  The industry in which we operate;

  •
  The status and development prospects for our products;

  •
  Our past and present operating results;

  •
  Our executive officers experience; and

  •
  The general condition of the securities markets at the time of this offering.

        Our offering price and the warrant exercise price should not be considered an indication of the actual value of our securities offered in this prospectus. These prices are subject to change as a result of market conditions and other factors and we cannot assure anyone that these securities can be resold at or above the initial public offering price.

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Our Stockholders

        At May 9, 2003, 11,200,502 shares of common stock were outstanding, which were held by approximately 149 stockholders of record.

Our Dividend Policy

        We have never paid, and do not intend to pay, any cash dividends on our common stock in the current year. Therefore in all likelihood, an investor in this offering will only realize a profit on his investment, in the short term, if the market price of our common stock increases in value.

        Securities Authorized to be Issued upon our Equity Compensation Plans

Equity Compensation Plan Information
	Number of Securities to be issued upon Exercise of Outstanding options, warrants and rights(a)	Weighted-average Exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column(a))
Equity compensation plans approved by stockholders	440,000	$3.00	3,435,500
Equity compensation plans not approved by stockholders	-0-	-0-	-0-

Total	440,000	$3.00	3,435,500(1)

(1)
Tesoro's Stock Incentive Plan includes the right to grant options and to issue restricted stock and the Plan was approved by Tesoro's then sole stockholder in December 2001. This number reflects 124,500 restricted shares that have been issued all pursuant to the Plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion should be read along with our financial statements, which are included in another section of this prospectus. This discussion contains forward-looking statements about our expectations for our business and financial needs. These expectations are subject to a variety of uncertainties and risks that may cause actual results to vary significantly from our expectations. The cautionary statements made in this Prospectus should be read as applying to all forward-looking statements in any part of this prospectus.

        We were incorporated on May 5, 2000 as a Nevada corporation. Our principal office is located at 191 Post Road West, Suite 10, Westport, CT 06880. Any reference in this "Management's Discussion and Analysis or Plan of Operations" discussion to "the company," "our," "we" or "us" refers to Tesoro.

        Effective October 1, 2002, we acquired International Wholesale Tile, Inc. (IWT) through a share exchange and IWT became our wholly owned subsidiary. We issued a total of 9 million shares of our common stock in exchange for all of the IWT shares. As part of the transaction, Tesoro and each of the three IWT stockholders entered into a repurchase agreement by which the three stockholders may each sell a total of 150,000 shares of Tesoro's common stock over a three-year period back to us for a price based on an amount equal to 88% of its then weighted average trading price.

        Through IWT, we provide hard floor and wall covering materials primarily ceramic, porcelain and granite tile to the new construction and remodeling industries for the commercial and residential marketplaces. We distribute our products through a network of independently owned dealers and

14

distributors, buying groups and home center retailers. We currently purchase our products predominantly from foreign manufacturers.

        Our primary source of revenue is the sale of hard flooring and wall covering materials and our primary costs relate to the acquisition, warehousing and delivery of those products. While sales are made throughout the United States, the majority of our sales are in the southeastern quadrant of the country. The primary sources of working capital are a $7.5 million (US) revolving line of credit from a division of a large US commercial bank, stockholders' equity and our suppliers who have extended us terms. Specifically, the terms we have negotiated with our international suppliers are more advantageous than those we extend to our customers. This allows us, in some instances, to collect our receivables prior to paying our suppliers. During 2003, we expect to begin trading our stock on the OTC-BB and to raise equity through the public market. Any new equity raised will be used to strengthen our balance sheet and to provide capital for continued growth.

        In 2003, we have created two new wholly owned subsidiary companies. The first is IWT Tesoro International Ltd, a Bermuda based exempt company. International will serve as the holding company for any international based ventures we need to support expanding our sales effort. The other subsidiary is IWT Tesoro Transport, Inc., a Florida corporation, and a licensed freight broker that will handle our in and out bound freight operations.

Results of Operations for the Quarter ending March 31, 2003.

        The following discussion and analysis should be read in conjunction with the financial statements and notes thereto that appear elsewhere in this document. The table below sets forth certain operating data as a percentage of total revenue for the periods indicated.

	Quarter Ending March 31,
	2001	2002	2003
Revenues	4,513,755	6,014,020	6,734,765
Cost of Goods Sold	2,995,589	3,612,316	4,079,608
Gross Margin	33.6	39.9	39.4
Operating Expenses	1,242,024	1,576,713	2,385,765

March 31, 2003 Compared to March 31, 2002

        Sales for the quarter ended March 31, 2003 were $6,734,765 a 12% increase over sales for the quarter ended March 31, 2002. This growth follows a 33% growth from 2001 to 2002. We are a relatively small player in a growing market. We are entering new markets and adding new products; therefore, we expect to be able to grow faster than the market as a whole for the next several years. Our share of this market is approximately 1%. The tile market in the United States is approximately $2.1 billion and is growing at a five to seven percent rate.

        As we grow, we have been able to purchase product at lower prices and have consequently lowered our cost of goods to 60% in 2002 from 64% in 2001 and 68% in 2000. While there are certainly finite limits to improving our gross margin percentage, it is imperative that we maintain these ratios as we grow.

        Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate. EBITDA is a concept used by financial managers to compare businesses that operate in different industries with different capital needs, tax circumstances and debt structure. It is not a GAAP concept and should not be used as the only measure of a

15

company's financial performance. Investors should refer to the financial statements included in this document before making any investment decisions.

        We have included a reconciliation from our net income to EBITDA:

	2002	2001
Net income	$1,934,027	$1,287,118
Interest expense	328,920	424,527
Income taxes (deferred)	(34,384)	0
Depreciation	422,435	317,852
Amortization	0	0

EBIDTA	$2,650,998	$2,029,497

  •
  The major causes of the increased EBITDA were (a) an increase of 29% in sales and (b) an increase of 4% on the gross margin.

  •
  EBIDTA is not a GAAP concept and should not be used as the only measure of a company's financial performance. Investors should refer to our financial statements before making any investment decisions.

  •
  Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate. EBITDA is a concept used by financial managers to compare businesses that operate in different industries with different capital needs, tax circumstances and debt structure.

        In early April 2003, we moved into a new warehouse facility of nearly 147,000 square feet, an increase of nearly 50% over the previous facility. 5,000 square feet of the new facility is for office space. This new facility will allow us to increase our inventory and better serve our customers who rely upon us to meet the short lead times and limited inventory capacity that exist in their markets. We hope to improve the efficiency of our warehouse operations by simplifying the receiving and shipping functions. We currently maintain between four and five million square feet of product in our facility and expect that this will increase to between six and seven million square feet. Our inventory turns, in 2002, were approximately 3.8 times. We expect to lower those turns to about 3.2 during 2003 and to 3.0 in 2004, however we cannot assure anyone that we will be successful in attaining these expectations. Availability of product is a key success factor for us and is a good use of our capital.

        Making it easy for our customers to sell product is a key success factor for us. We have an extensive sampling and display program that augments the training and marketing support we provide our customers. Our inventory of samples in the field with our customers represents a significant investment that is capitalized as property and equipment. The net value on March 31, 2003 and December 31, 2002 was $1,903,929 and $1,793,026, respectively on our balance sheet.

        Operating expenses for the quarters ended March 31, 2003 and March 31, 2002 were $2,385,765 and $1,576,713, respectively. This increase of 51.3% was a result of investments being made in people, infrastructure and corporate organization for future growth. With the acquisition of IWT in October 2002, we began to incur certain professional and operating expenses that are not reflected in the comparable period for 2002. In addition, we began to issue common stock to non-executive employees, outside directors and suppliers under the incentive stock plan. Generally Accepted Accounting Principles require that these shares be expensed in the period they are issued at the fair market value of these shares. We expect these expenses to continue.

        The first quarter of fiscal year 2003 also saw the increase in our sales staff at IWT in anticipation of its expansion of the buying group and home center store channels. We expect these increased expenses to generate proportionate sales growth in the future.

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        Results of Operations for the year ending December 31, 2002

        The following discussion and analysis should be read in conjunction with the financial statements and notes thereto that appear elsewhere in this document. The table below sets forth certain operating data as a percentage of total revenue for the periods indicated.

	Fiscal Year Ending December 31
	2000	2001	2002
Revenues	100%	100%	100%
Cost of Goods Sold	68%	64%	60%
Gross Margin	32%	36%	40%
Operating Expenses	32%	29%	31%

December 31, 2002 compared to December 31, 2001

        Sales for the year ended December 31, 2002 were $25,387,707 a 29% increase over sales for the year ended December 31, 2001. This growth follows a 40% growth from 1999 to 2000 and a 31% growth from 2000 to 2001. We are a relatively small player in a growing market. We are entering new markets and adding new products; therefore, we expect to be able to grow faster than the market as a whole for the next several years. Our share of this market is approximately 1%. The tile market in the United States is approximately $2.1 billion and is growing at a five to seven percent rate.

        As we grow, we have been able to purchase product at lower prices and have consequently lowered our cost of goods to 60% in 2002 from 64% in 2001 and 68% in 2000. While there are certainly finite limits to improving our gross margin percentage, it is imperative that we maintain these ratios as we grow.

        Our earnings before interest, taxes, depreciation and amortization (EBITDA) grew from $2 million in 2001 to $2.65 million in 2002, a 31% growth rate.

        In early April 2003, we moved into a new warehouse facility of nearly 147,000 square feet, an increase of nearly 50% over the previous facility. 5,000 square feet of the new facility is for office space. This new facility will allow us to increase our inventory and better serve our customers who rely upon us to meet the short lead times and limited inventory capacity that exist in their markets. We hope to improve the efficiency of our warehouse operations by simplifying the receiving and shipping functions. We currently maintain between four and five million square feet of product in our facility and expect that this will increase to between six and seven million square feet. Our inventory turns, in 2002, were approximately 3.8 times. We expect to lower those turns to about 3.2 during 2003 and to 3.0 in 2004, however we cannot assure anyone that we will be successful in attaining these expectations. Availability of product is a key success factor for us and is a good use of our capital.

        Making it easy for our customers to sell product is a key success factor for us. We have an extensive sampling and display program that augments the training and marketing support we provide our customers. As of December 31, 2002, our inventory of samples in the field with our customers represents a significant investment ($2,553,378 before accumulated depreciation) that is capitalized on our balance sheet.

Liquidity and Capital Resources

        We had cash balances of $664,358 and $574,046 at the end of March 31, 2003 and December 31, 2002, respectively. We have generated positive cash flow from operations for the last three years.

        In October 2002, we commenced a private offering of our common stock to accredited investors for up to one million units at $3.00 per unit. Each unit consists of one share of common stock and

17

warrants to purchase 1 1/2 shares initially at $3.00 per share for five years from the date the warrant was issued. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of Tesoro's common stock and continuing until the warrant expires.

        Through its closing as of March 31, 2003, we raised $530,000 from units sales. We also raised an additional $45,000 from 15,000 warrants that were exercised. All of the investors were provided with, or otherwise had access to, information about the Company and its subsidiaries, including financial information. The proceeds from the offering and the warrant exercises were used for general corporate purposes, including paying fees to outside professionals and working capital.

        On November 21, 2000, our subsidiary, IWT, entered into a new loan and security agreement with a financial institution totaling $5 million as a revolving loan, for a period of three years, with an option to renew for one additional year. This was amended and restated effective November 13, 2002 and the amount of the maximum credit was increased from $5 million to $7.5 million. The interest rate on this loan is the Wachovia announced prime rate plus .75% per year. Additionally, at the lender's option, we also pay prime plus 2.75% with respect to any non-contingent obligations

  •
  on all outstanding obligations following termination or non-renewal of the credit facility;

  •
  form and after the date of an event of default occurs and for so long as such event is continuing, as determined by lender;

  •
  during any time the amounts available to us are made or arise without our lender's knowledge or consent.

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DESCRIPTION OF OUR BUSINESS

Background

        IWT Tesoro Corporation (Tesoro) was organized in Nevada on May 3rd, 2000 originally under the name "Ponca Acquisition Corporation" but changed its name to IWT Tesoro Corporation on September 23, 2002. It was originally organized to attempt to locate and negotiate with a business entity for the combination of that target company with it. On October 1, 2002, it acquired all of International Wholesale Tile, Inc.'s (IWT) common stock from three shareholders. IWT is a wholesale distributor of imported ceramic, porcelain and stone floor, wall and decorative tiles organized in 1994. In exchange for the IWT stock, the IWT shareholders each received 3.0 million Tesoro shares, representing 87% of Tesoro's then outstanding common stock.

        In January 2003, Tesoro organized a Bermuda company, IWT Tesoro International, Ltd. (International), that will own any international subsidiaries. Tesoro also organized IWT Tesoro Transport, Inc. (Transport). Transport is a federally licensed freight broker that manages both inbound and outbound freight for IWT. Tesoro's executive offices are located at 191 Post Road West, Westport, CT 06880 and our telephone number is (203) 221-2770 and our web site can be found at http://www.iwttesoro.com.

        Anytime we refer to "we", "our" or "us" in this Description of Business, we mean International Wholesale Tile, Inc.

Business and Growth Strategy

        We believe that we have built our reputation by supplying quality products with outstanding customer service at competitive prices. We strive to stay up-to-date with the newest styles and trends in the ceramic tile and marble industry. We also aim to introduce high quality new products to the marketplace as soon as practicable. We further believe that we have built confidence and loyalty among our customers by distributing our products only on a wholesale level and not selling direct to the consumer. Other keys to our success include

  •
  active merchandising programs that assist our dealer/customers to meet the consumer's demand with products presented in attractive easy to visualize environments;

  •
  acting as the extension of our dealer networks' stock availability by warehousing levels consistent with the dealers' delivery requirements;

  •
  selling only at the wholesale level; never to the consumer.

        We hope to increase our business in these channels by expanding geographic penetration and by extending the lines of product we offer and support.

        In April 2003, we moved to our new 147,000 square foot facility that will enable us to stock more inventory for future growth.

        During 2002, we created Tesoro™- The Collection, a branded collection of high quality porcelain floor and wall tiles complemented by coordinated decorative borders and listellos. We plan to expand the Tesorotm line of products by building our proprietary Tesorotm brand awareness. We further intend to further grow by acquiring or merging with existing regional distributors.

        Our short-term objectives are to:

  •
  Raise equity capital for our internal growth, to Augment our client base and market penetration by expanding nationally in three to five additional markets, most likely in the West, Southwest, and Midwest, by duplicating our Palm City, Florida model. Southern California is our highest priority. Expand our position as a preferred vendor for national buying groups who work directly

19

    with some of the nation's largest home builders and provide purchasing contracts for independently owned, branded floor covering stores such as Carpet One and Abby Carpet, Expand further into the home center business, Increase our product lines, Increase investment in merchandise sampling and displays within our customer base.

  •
  Strengthen our consolidated balance sheet by reducing our debt to equity ratio. We hope to accomplish this by using new equity to fund growth and eventually reduce debt, and

  •
  Provide capital for expansion through compatible business combinations.

        On a short-term basis, we intend to look to acquire assets of businesses with products and services that complement our business. We also intend to establish subsidiaries based in Spain and Italy to handle our relationships with manufacturers located in those countries.

The Ceramic, Porcelain and Natural Stone Flooring and Wall Covering Market

        We operate in the floor covering industry, which has grown from $12.4 billion in sales in 1992 to $21.3 billion in 2001, but was down 1% in the first ten months of 2002. In 2000, the United States floor covering industries' primary categories were carpet and rugs (63%), ceramic tile (11%), vinyl and rubber (14%), hardwood (8%), and laminate (4%). Each of these categories has been positively impacted by:

  •
  U.S. population growth, requiring new and renovated housing and commercial space;

  •
  Increasing average house size (up approximately 30% since 1980); and

  •
  Growth in vacation homes.

        Compound average growth rates for units sold (measured by square yards) for each of the floor covering categories above for the period from 1996 through 2002 have exceeded the growth rate of the United States' gross domestic product over the same period. During this time, based on square footage, the compound average growth rate was 9.7% for ceramic tile.

        According to Market Studies, Inc., a recognized industry market research firm, the estimated 2002 market for ceramic tile in the United States was approximately $2.3 billion, with approximately 2.6 billion square feet sold, representing a 10.9% and 14.2% growth rate over 2001, respectively. The compound average growth rate of square footage shipments was 9.7% from 1996 through 2002 for ceramic tile.

        Imported ceramic tile makes up 76% of the United States consumption, or 1.5 billion dollars and 2.1 billion square feet, as estimated by Market Studies. 48% of imported ceramic tile comes from Italy, 18% from Spain and 8% from Brazil. The balance originates from a large number of countries including Turkey, China and Portugal. The United States' market is the fourth largest consumer of tile in the global market representing about 20% of global consumption. Our products are primarily imported and our purchases distribution among international suppliers approximates these national statistics.

        The average price of ceramic tile continued to fall during 2002, albeit at a slower pace. This price decline limited the increase in the value of shipped product from 2001 to 2002 to 10.9%. The strong demand for new and remodeled housing in the United States, coupled with the continuing shift by the consumer away from carpet and toward hard surfaces, has resulted in a forecast by Market Studies that the demand will remain robust and that prices will stabilize. Market Studies predicts that sales of imported ceramic tile will reach $2.09 billion in 2007 and further states:

        The high growth rate of ceramic tile relative to other flooring options has led to more full service distributorships, manufacturers, and retailers adding ceramic tile to their lines. With more floor space being devoted to ceramic tile at retail, efforts at product differentiation have intensified. Licensing, a

20

relatively new strategy in the ceramic tile marketplace, is heating up, including the following partnerships: Shaw Industries with Martha Stewart and Kathy Ireland; Witex with Laura Ashley, Armstrong's Liz Claiborne line in partnership with Carpet One, and Marrazzi Group with Benetton.

        Sales in the ceramic tile industry are influenced by economic and market factors including:

  •
  consumer confidence;

  •
  spending for durable goods;

  •
  interest rates;

  •
  turnover in housing, the condition of the residential and commercial construction industries; and

  •
  the overall strength of the economy.

        "US Ceramic Tile Market- 2002 Edition", published by Market Studies, pointed to a market growth rate of approximately 5% to 7% per year. This growth rate is higher in the Sun Belt areas, including the Southeastern part of the United States, where we currently operate.

        Glazed floor and wall tile represented 86% of the total industry dollars shipped in 2000. Unglazed mosaic and porcelain, 11% of the total, and quarry title, 3% of the total, represent the balance of the industry's 2002 dollars shipped. The ceramic title industry's two primary markets, residential applications and commercial applications, represents 67.6% and 32.0% of the industry total, respectively. Of the total residential market, 62% of the dollar shipments are for new construction.

IWT's Products

        We purchase our products on the world market. Approximately 50% of our products are imported from Italy, 35% from Spain and 5% each from Brazil, Turkey and China. Each foreign manufacturer has registered agents in the United States that work with us, as well as with other distributors. We believe that we maintain close personal contact with our suppliers, visiting the plants regularly and working with suppliers to influence design, quality and reliability. We do not purchase any raw materials, but only finished goods. Our principal suppliers and the countries in which each is located include

  •
  Gruppo CBS, division of Kis Ceramiche, Italy;

  •
  Imolagres, Italy;

  •
  Ceramica Gomez, Spain;

  •
  Ceramica Colli, Italy;

  •
  Ceramica Fondavalle, Italy; and

  •
  Ceramica Gaya, S.A., Brazil

        Our product types include ceramic tile, porcelain tile, tumbled marble, mosaic listellos and medallions, honed and filled marble, unfilled marble, resin travertine listellos, and polished medallions. Each year, new products are added to our product line. For example, we have recently added granite counter and backsplash tiles to our product mix. Items are removed when they become obsolete, which we define as having minimal sales in any consecutive 12-month period.

        We maintain a wide distribution of price points for our product. Our lowest priced products include red body ceramic tiles to mid priced solid body porcelain to higher priced natural stone tiles. Pricing strategies are also designed to provide incentives to customers for purchasing product in larger quantities. We ship product to our customers in quantities ranging from "cut order" specific to a

21

consumer's project to full pallets of a single product to full container and truckload packages. These larger quantities allow our customers to stock their own product to service cash and carry consumers.

        The market for ceramic tiles, once characterized by little or no brand recognition, is beginning to enter into branding agreements with well-known designer names such as Martha Stewart and Laura Ashley. In May 2002, we introduced our proprietary brand Tesorotm. Tesoro is a collection of porcelain tiles and decorative inserts, borders, and accents that will be marketed throughout the United States. We have invested in specifically designed display racks that communicate the quality and value of our new brand.

        We import our products into the Port of Miami. All our customers are approved by sales territory managers and must qualify as IWT customers. Material is shipped to the customer base via our trucks or by common carrier. We generally ship same day on orders placed before 2:00 p.m. Most delivery points are one to two day services for the southeastern United States. Local trucks deliver between Daytona Beach, Florida and Miami, Florida. Each day, common carriers pick up materials near the end of the business day to deliver to other parts of the country.

Inventory

        We are committed to maintaining inventory levels that support the sales of our dealer network. Our new 147,000 square foot warehouse contains over 6 million square feet of product, representing over 2500 SKU's (individually numbered product items). We target an inventory turn over rate of 2.5 to 3.0. This turn over rate is established to minimize out of stock situations and to attain our goal of same day shipping for qualified orders received by 2 PM.

        Industry trends toward product packages, i.e. floor and wall tile combinations and the pre-organized tile, borders, decorative listellos, bull nose and end caps, increases the number of parts we must carry in stock to ensure that our customer can meet the demand of their consumer.

Freight and Transportation Costs

        We base our distribution costs on a number of factors including, among others,

  •
  factory cost,

  •
  freight (international and domestic), and

  •
  duties, tariffs, taxes and other regulatory costs.

        Because ocean freight charges differ from country to country, our selling price is based on factors specific to each international manufacturer. We pay all our international manufacturers in U.S. dollars. The strength of U.S. dollar relative to a specific country's currency will have an impact on the price we pay for product. There is now a new security port charge of $150.00 per shipment that we must pay. Additionally, we also take into account that title to our products transfers at the port of the originating country. We generally ship between ten and twenty containers at any one time. We currently estimate that our maximum exposure for loss would be approximately $150,000. Based on maritime loss history, cost of ocean marine insurance and our ultimate ability to subrogate against the freight carrier, we self-insure in the event of loss after title is taken.

        However, we often place special orders on behalf of our customers. If any shipments were lost or damaged, our clients would not be able to receive their product in a timely fashion, which, in turn, could adversely affect our relationship with those customers. To date, we have only incurred minimal losses with respect to products that have been lost after it acquired title. Likewise, the outbound transportation costs differ depending on how far our products are to be shipped.

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        Because of the increase in gasoline and fuel prices and other surcharges, our shipping costs have increased. However, we have not yet passed any surcharges to all customers. As such, our gross margins may be lower because we are currently absorbing these increased costs.

        As a result of these increased shipping costs, Tesoro recently organized IWT Tesoro Transportation, Inc., a federally licensed freight carrier. By working with this affiliate company to supply a portion of our shipping needs, we hope to decrease these costs.

IWT's Customer Base and Distribution Channels

        We distribute our products through three separate distribution channels.

  •
  The retail floor-covering dealer market is our largest channel. This channel currently accounts for about 80% of the sales revenue. These customers, who sell direct to the public, can be either "cut to order" or "stocking" dealers/regional distributors. We currently serve approximately 2,000 customers in this channel through our sales personnel. In addition, we have sub-distributors that handle specific market territories for limited numbers of our Tesoro product packages.

  •
  The home center "buy-it-yourself/do-it-yourself" store market makes up our second distribution channel. These customers typically operate under blanket purchase orders. The home center market offers us the opportunity to ship truck and container load volumes to central distribution hubs for final distribution by the customer. There are two basic programs for home center stores. The first is a special order program. Consumers place orders from sample boards provided by us to the store. The store representatives forward these orders to us and we ship the product either directly to the consumer or to the store for pick-up by the consumer. The second program is a stocking program, which provides for a home center store to maintain specific product inventories for their cash and carry trade. The home center store channel currently accounts for about 10% of our revenue.

  •
  Our third channel, accounting for the remaining 10% of our revenues, is made up of national buying groups. These groups support independently owned, branded floor covering outlets with coordinated buying agreements that require us to market directly to each individual retail outlet. This channel also includes large builders who staff and maintain captive design centers specifically for their own customers.

        We maintain separate and coordinated sales forces for each of the channels of distribution. We also sell different product series to each channel to avoid market saturation or channel conflict. Currently, we do not depend on any single customer for more than 2% of our sales.

Merchandising

        We believe that a strong and focused merchandising program is a key component to our success. A mainstay of this program is our branding of our Tesorotm collection of coordinated and high end products. We have created a series of product display units that assist our dealers with the communication of product combinations to their consumer. We are continually updating these displays with new products. We have a fifteen-year warranty program for Tesorotm products that we believe elevate the quality position of our products.

Credit and Collection Procedures

        We maintain strict criteria for credit approval:

  •
  Potential customers must complete our credit application;

  •
  Credit must be approved by our credit department; and

23

  •
  We may require a personal guaranty.

        Once approved, typically our customers receive 30-day terms.

        Additionally, to be an IWT customer, a business must, at the least:

  •
  Have a store front,

  •
  Sell retail, and

  •
  Have a forklift.

        When sales orders are entered, our computer system notes if a customer is on credit hold. If so, those orders are given to our credit department to determine whether the products can be shipped. Customers are generally given a 15 day grace period and orders are held and not shipped once an invoice is 60 days or older.

Marketing, Promotion and Sales

        Our public relations and marketing activities focus on creating demand for our products. We have an in-house advertising and marketing staff that develops and coordinates our sales materials. We use trade magazines articles, specifically designed mailer programs and trade shows as our primary communication devices.

        Our commission based sales force work with dealers to place the products in show rooms, educate the dealers regarding the quality and variety of product available to them and work with our internal customer service staff to facilitate delivery. We employ a seventeen-person full time sales force most of whom have been with us for five years after spending many years in various facets of the tile business.

Competition

        We compete in the flooring industry with both large national companies that supply both soft and hard materials and with smaller regional distributors that focus specifically on ceramic, porcelain and stone. Vertically integrated companies such as Shaw Industries and Mohawk, while maintaining their dominant positions in the carpet market, are moving aggressively into the hard flooring sector. Dal-tile, a subsidiary of Mohawk, manufactures, wholesales and retails tile on a national basis.

        Regional competitors such as Master Tile, Florida Tile and Arizona Tile act as both wholesalers and retailers. In their markets, each supplies smaller dealers and distributors and also operates branded retail outlets. We currently only distribute on a regional basis at a wholesale level.

        We believe that our competitive strengths include:

  •
  Focusing solely on the wholesale segment of the distribution process. We do not own or operate direct to consumer locations. We work exclusively through dealers and stocking distributors who service the buying public. As a result, we do not compete with our customers. Our customers can buy from us specific materials to meet a consumer's need, i.e. "cut orders" or can stock limited amounts of product for cash and carry business by purchasing larger quantities.

  •
  Getting involved in designing products. We actively participate in designing and selecting new color, texture and formats for emerging style tends. Our field sales force is constantly working with our customers to identify trends in the market. Feedback from these sources is continuously shared with the manufacturers. Manufacturer's representatives frequently meet with us and our management travels to the manufacturing sites to communicate the markets needs.

  •
  Building our Tesorotm Brand Equity. We are branding all our designs and many of our products with our Tesoro Brand. We incorporate products from different manufacturers and different countries into programs that leverage the best of each source to create Tesoro collections.

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    Unlike most other tile and ceramic products, Tesoro products include a 15-year warranty against wear.

  •
  Providing superior merchandising and customer support programs. We maintain an active sampling program to ensure that customers have the latest materials in their showrooms. Our field sales force continually updates, refreshes and replaces sales materials. We distribute literature to consumers referencing our dealer network participants. Our field personnel work with the customer and train them on the appropriate use and care of the product. Our goal is to make the dealers' job as easy as possible.

  •
  Implementing our Distribution Philosophy. We see ourselves as an extension of the dealer warehouse. We aim to be responsive to our customers' needs by shipping most orders the same day they are received. We also carry stock to back-up our customers in the cash and carry market.

        By maintaining these competitive strengths, we believe that we can profitably challenge our competitors for a greater share of our targeted market.

Government Regulations

        The Federal trade commission regulates IWT's wholesale operations. The Federal Motor Carriers Administration regulates Transport's freight brokerage. International is an exempt company subject to Bermudian commercial law. We do not expect to import product into Bermuda and will therefore maintain our exempt status. Both federal and state authorities regulate the distribution and sale of imported products. We have obtained all required federal and state permits, licenses and bonds to operate our businesses. We make no assurances that our operations and profitability will not be subject to more restrictive regulations, oversight or increased taxation by foreign, federal, state or local agencies.

Acquisitions and other Interests

        Tesoro intends to expand its operating activities globally. We have had preliminary discussions with manufacturers, product aggregators and agencies in Spain, Italy and Brazil. We expect to take an interest position in several operations during 2003. In the United States, we hope to expand our geographical position by acquiring the assets of similar, but smaller, distributors and are in preliminary discussions with a distributor on the west coast. We cannot assure anyone, however, that any of these discussions will result in the intended acquisitions or that any acquisitions, if made, will generate the planned revenue or profits.

Intellectual Property

        We incorporate our proprietary brand Tesorotm, in connection with a collection of porcelain tiles and decorative inserts, borders, and accents. We are in the process of applying for federal trademark protection for our trademark, but unless and until our registration is granted, we must rely on common law to protect our brand. We make no assurances that this protection will be meaningful. We are not aware of any claims of infringement against us and we have not been involved in any related court proceedings.

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Employees

        IWT currently employs 70 non-union warehouse and administrative staff and 15 inside salespeople. IWT believes that its relationships with its employees are good. Tesoro currently has two employees. Neither Transport nor International currently has any employees.

DESCRIPTION OF OUR PROPERTY

        Tesoro currently subleases office space in Westport, Connecticut. We pay a monthly base services fee of $2,400.00 and our lease expires September 30, 2003. Tesoro anticipates that it will be obtaining more permanent space in the near future.

        IWT currently leases approximately 147,000 square feet, in Palm City, Florida, of which 5,000 square feet is for office space and the remaining 142,000 square feet is for warehouse space. The term of the lease is for 10 years as follows:

2003	$568,207
2004	$634,550
2005	$649,250
2006	$663,950
2007	$678,650
2008 and thereafter	An aggregate of $3,866,100
TOTAL	$7,060,707

LEGAL PROCEEDINGS.

        We are not a party to any material pending legal proceedings and, to the best of our knowledge; no such action by or against us is contemplated, threatened or expected.

TRANSFER AGENT

        Out transfer agent is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

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MANAGEMENT

Directors and Executive Officers

        The following table includes the names, positions with Tesoro and ages of our Executive Officers and Directors.

Name	Age	Position
Henry J. Boucher, Jr.	55	•Tesoro: Chairman, President, Chief Executive Officer, Director •IWT Tesoro International Ltd.: Director •IWT Tesoro Transport, Inc.: President and Director
Forrest Jordan	55	•Tesoro: Chief Financial Officer, Senior Vice President; Director •IWT: Senior Vice President, Treasurer, Secretary, Director •IWT Tesoro International Ltd.: Director •IWT Tesoro Transport: Director
Paul F. Boucher	44	•Tesoro: Director, Senior Vice President •IWT: President, Director •IWT Tesoro International Ltd.: Director
Grey Perna	46	•Tesoro: Director, Senior Vice President •IWT: Senior Vice President, Director •IWT Tesoro International Ltd.: President, Director
James R. Edwards	51	•Tesoro: Secretary, Director
Carl G. Anderson, Jr.	58	•Tesoro: Director
James Lafond	60	•Tesoro: Director
Robert B. Rogers	67	•Tesoro: Director
Allen G. Rosenberg	55	•Tesoro: Director

        Henry J. Boucher, Jr.    Henry has served as our President and a Director since December 29, 2001 and as our Chairman and Chief Executive Officer since November 2002. He is also a Director of International and President and a Director of Transport. Henry is the President and a Director of Borough Corporation, an inactive company. He received his M.S. in economics from South Dakota State University in 1972. From 1992 to June 1999, Henry was a Vice President of Mercer Management Consulting, a subsidiary of Marsh McLennan, an insurance brokerage firm. Prior to joining Mercer, he was a partner with the accounting firm of Coopers and Lybrand (now PriceWaterhouse Coopers). From June 1999 to July 2000, Henry was a partner with Arthur Andersen. He joined Business Edge Solutions, a technology consulting firm serving the financial services industry with e-commerce packaged solutions, where he was a Vice President until December 2000. Since January 2001, Henry has been a principal of Mentus Consulting LLC, consulting firm providing process improvement support services to a wide range of companies and industries.

        Forrest Jordan.    Forrest has served as a Senior Vice President of Tesoro since November 2002, a Director since October 1, 2002, and as our Chief Financial Officer since March 28, 2003. Forrest has served as a Vice President, Secretary and Treasurer of IWT since April of 1994. He also serves as IWT's sales manager. Forrest is also a Director of IWT, of International and of Transport. He received his M.B.A. from Anna Maria College in Paxton, MA.

        Paul F. Boucher.    Paul has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. Paul has been the President of IWT since April 1994 and in particular, focuses on IWT's operations. He is also a Director of IWT and International.

27

        Grey Perna.    Grey has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. He has served as a Vice President of IWT since January 1997. He also serves as IWT's marketing manager. He is also the President and a Director of International.

        James R. Edwards.    Jim has served as one of our Secretaries since November 2002 and as a Tesoro Director since April 20, 2002. He has been the Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company since March 2002. From April 2000 to March 2002, Jim served as the Vice President, General Counsel and Secretary and Vice President of Finance & Administrative for Vapotronics, Inc., a medical device company. From March 1987 to April 2000, he was the Vice President, General Counsel and Secretary of General Atomics, a high-technology research and development company.

        Carl G. Anderson, Jr.    Carl has served as a Director of Tesoro since October 28, 2002. He is Vice Chairman of the Board and General Manager of Arrow International Inc., a $300 million critical care medical device business located in Reading, Pennsylvania since 2002. Between May 1997 and 2002, Carl was the President and Chief Executive Officer of ABC School Supply, a $50 million supplier of materials and equipment for public and private schools. Prior to joining ABC School Supply, he served as Vice President and General Manager of the Retail Consumer Products Division of James River Corporation since August 1994. He also served as Vice President of Marketing for James River Corporation from May 1992 to August 1994. He was a marketing executive at Procter & Gamble from 1972 to 1984 and Vice President and General Manager at Nestle Foods Corporation in Purchase, New York from 1984 to 1992. Carl also served as a Director of the J.B. Williams Company, Inc., a manufacturer of consumer products, until the company was sold in October 2002, and as a Director of ABC School Supply until the company was sold in August 2002. He also serves as a trustee of Lafayette College. Carl graduated from Lehigh University Graduate School of Business Administration in 1972 and Lafayette College in 1967.

        James Lafond.    Jim has served as a Director of Tesoro since October 24, 2002. Through September 30, 2002, he served as PricewaterhouseCooper's Area Managing Partner for the Greater Washington Area, which encompasses client service offices in Washington, D.C., Maryland and Virginia. In this role, Jim had oversight responsibility for all of the Firm's lines of service, marketing and operations in metropolitan Washington, D.C. Over the course of his career, Jim has led PWC's National Business Development and Industry Specialization functions, served as U.S. leader of the Marketing and Sales functions, and as Director of National Emerging Business Services, providing financial and tax advice to entrepreneurs and growing companies. Jim was admitted as a General Practice Partner in 1974 in Massachusetts, moved to New York in 1984, Florida in 1992 and to the Greater Washington area in late 1994.

        Robert B. Rogers.    Bob has served as a Director of Tesoro since January 2003, Since March 1999, he has served as the Chairman Emeritus of the Ewing Marion Kauffman Foundation. Bob became president of the Foundation in April 1990 and in September 1993 was named chairman of the Board of its Directors. He remained as president of the Foundation until July 1997, when he assumed chairman duties full time. Between 1967 and 1971, Bob served in a variety of middle management positions for Trans World Airlines (TWA) in New York and in Kansas City. After leaving TWA, he joined the Kansas City financial services firm of Waddell and Reed, where he was corporate controller until 1974. From there, Bob became chief financial officer of Gateway Sporting Goods until he joined Marion Laboratories in 1975 as corporate controller. A wide range of positions, including vice president of information systems and controls, vice president of financial controls, vice president of community affairs and finally president of the Marion Foundation, marked Roger's tenure at Marion. Bob is also a Certified Public Accountant.

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        Allen G. Rosenberg.    Allen has served as a Director of Tesoro since November 7, 2002. He co-founded Marke Communications Inc. in 1979. Marke Communications is a direct response agency specializing in marketing and graphic arts productions.

        Paul and Henry Boucher are brothers.

        A majority of the members of Tesoro's Board of Directors are independent.

        Directors are elected at our annual meeting of stockholders and serve for one year or until their successors are elected. Our bylaws permit the Board of Directors to fill any vacancy and such Director may serve until our next Annual Meeting of Stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to our business.

Board of Directors Committees

        On November 22, 2002 our Board of Directors formed an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. On January 23, 2003, upon the recommendation of each of the committees, our Board adopted charters for each of these committees.

        Audit Committee

        The members of our Audit Committee include Jim Lafond, Chairman, Carl Anderson and Bob Rogers. Each member possesses the required level of financial literacy and at least one member, Jim Lafond, meets the current standards of the "audit committee financial expert" required by applicable rules and regulations. No member of the Audit Committee has any relationship to Tesoro or to any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        Our Audit Committee

  •
  reviews the planned scope and results of audits,

  •
  considers any recommendations the auditors may make with respect to Tesoro's internal controls and procedures,

  •
  oversees any responses made to such recommendations, and

  •
  reviews certain reports, including our quarterly and annual reports that are filed with the SEC.

        Our auditors report directly to the Audit Committee.

        Our Audit Committee meets with management and our auditors to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls. This information is received and reviewed prior to the filing of the required officers' certification with our quarterly and annual reports filed with the SEC.

        The Audit Committee's formal written charter specifies:

  •
  Its membership requirements;

  •
  Its rules and procedures;

  •
  Its authority and responsibilities;

  •
  The outside auditor's accountability to the Board and Audit Committee, and

  •
  Its responsibility to oversee the independence of the outside auditor.

29

        Compensation Committee

        The members of the Compensation Committee include Jim Edwards, Chairman and Allen Rosenberg. Each of the members of this Committee meets the appropriate tests for independence and no member has any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        The purpose of this Committee is to discharge the Board's responsibilities relating to

  •
  our Executive Officers' compensation;

  •
  our equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and

  •
  arrangements with executive officers relating to their employment relationships with Tesoro, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

        This Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. It is also responsible for producing an annual report on executive compensation to be included in our proxy statement and assisting in preparing certain information to be included in other periodic reports filed with the SEC.

        The Compensation Committee's formal written charter specifies its

  •
  Membership requirements;

  •
  Rules and procedures; and

  •
  Authority and responsibilities.

        Nominating and Governance Committee

        The members of our Nominating and Governance Committee are Carl Anderson, Chairman, and Jim Edwards. Each member meets the appropriate tests for independence. No member of this Committee has any relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and Tesoro.

        The Nominating and Governance Committee is responsible for selecting those individuals who stand for election to our Board of Directors and to consider all reasonable comments from Stockholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Stockholders.

        The Committee also oversees the evaluation of the Board and management and develops and recommends to the Board a set of Corporate Governance guidelines. In addition, the Compensation Committee oversees, reviews and approves all of Tesoro's ERISA and other employee benefit plans.

        Like the Compensation Committee, the Nominating and Governance's formal written charter specifies its:

  •
  Membership requirements;

  •
  Rules and procedures; and

  •
  Authority and responsibilities.

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EXECUTIVE COMPENSATION

        The information described in our discussion concerning "Executive Officers" includes Henry Boucher, Paul Boucher, Forrest Jordan and Grey Perna. Prior to November 2002, no individual held the title of Chief Executive Officer, however Henry Boucher has acted in that capacity since December 2001.

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Options/ SARs		LTP Payouts ($)	All Other Compensation
Henry J. Boucher, Jr., Chairman, Director, President, Chief Executive Officer(1)	2002 2001 2000	$120,000 — —		-0- — —	-0- — —		— — —	100,000 — —	(2)	-0- — —	-0- — —
Paul F. Boucher, Director, Senior Vice President, President, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$57,653 23,090 6,767	(4) (5) (6)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)
Forrest Jordan, Director, Senior Vice President, Vice President, Treasurer and Secretary, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$49,000 19,871 2,308	(7) (8) (9)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)
Grey Perna, Director, Senior Vice President, Vice President, International Wholesale Tile, Inc.	2002 2001 2000	$237,067 193,783 98,636	(3)	-0- — —	$51,883 22,688 -0-	(10) (11)	— — —	100,000 — —	(2)	-0- — —	$621,340 173,819 87,000	(7) (7) (7)

(1)
Henry signed a Salary Deferral Agreement with Tesoro, which was terminated by our Board, with Henry abstaining from the vote

(2)
These represent incentive stock options were granted as of November 23, 2002 pursuant to our Stock Incentive Plan. The options are for ten years and have an exercise price is $3.00 per share. The options vest as follows: (a) 33% at such time as our Common Stock begins trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50.0 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. To date, none of these options have vested.

(3)
Of the annual salary, $63,250 represents salary for the last quarter of 2002 following our acquisition of IWT effective October 1, 2002.

(4)
Includes an automobile allowance of $10,500 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $2,055 for automobile fringe benefits (paid prior to the IWT acquisition), $2,885 for additional health benefits (paid prior to the IWT acquisition), and payment of $42,213 for an Executive Life Insurance policy with his spouse as beneficiary (of which $6,329 was paid following the IWT acquisition).

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(5)
Includes automobile fringe benefit of $2,137, health fringe benefits of $6,185 and payment of $14,768 for an Executive Life Insurance policy with his spouse as beneficiary.

(6)
Includes automobile fringe benefit of $1,675 and health fringe benefits of $5,092.

(7)
Includes an automobile allowance of $6,785 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition) and payment of $42,215 for an Executive Life Insurance policy with his spouse as beneficiary (of which $8,402 was paid following the IWT acquisition).

(8)
Includes automobile fringe benefit of $265 and payment of $19,606 for an Executive Life Insurance policy with his spouse as beneficiary.

(9)
Includes automobile fringe benefit of $2,308.

(10)
Includes an automobile allowance of $7,739 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $1,936 for additional health benefits and payment of $42,208 of an Executive Life Insurance policy with his spouse as beneficiary (of which $7,514 was paid following the IWT acquisition).

(11)
Includes automobile fringe benefit of $1,113, health fringe benefits of $4,042 and payment of $17,533 for an Executive Life Insurance policy with his spouse as beneficiary.

Our 2001 Tesoro Stock Incentive Plan.

        On December 27, 2001, our then sole Director recommended approving the 2001 Tesoro Stock Incentive Plan (the "Plan") to our then sole stockholder, who, on December 27, 2001, approved the Plan. Below is a summary of the Plan:

        We believe that our Plan satisfies our objective of enhancing our profitability and value for the benefit of our stockholders by enabling us to offer our eligible employees, consultants and our affiliates, stock-based incentives. We believe that this will help to create a means to raise the level of stock ownership by these individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

        Under the Plan, we may grant "non-qualified" and incentive stock options to purchase, and restricted stock (Awards). The aggregate maximum number of shares for which Awards may be issued under the Plan will be 4 million shares of our common stock. The Plan does provide for equitable adjustment of the number of shares and the number of shares of each subsequent Award and of the unexercised portion of the stock option award described below in the event of a change in our capitalization due to a stock split, stock dividend recapitalization, merger, or similar event. Other than with regard to incentive stock options, the number of shares that may be delivered under the Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause Tesoro to withhold from the shares of common stock otherwise deliverable to a recipient upon exercising an Award in payment of all or a portion of his or her withholding obligation arising from such exercise.

        Our Compensation Committee currently controls and manages the Plan's operation and administration. The Committee has discretion to

  •
  determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions,

  •
  adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees),

  •
  delegate administrative responsibilities,

  •
  construe and interpret the Plan's terms and any agreements evidencing Awards granted.

32

        The Committee, in its sole discretion, may grant stock options and restricted stock to our employees and consultants, our subsidiary corporations, or parent corporation. Participants will be selected on the basis of demonstrated ability to contribute substantially to us. Our Board has authority to grant stock options to Non-Employee Directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

        The awards granted under the Plan may be either incentive stock options or non-qualified stock options or restricted stock awards. The maximum number of shares subject to any award of stock options or shares of Restricted Stock is 100,000.

        The vesting schedule for any option granted under the Plan will be determined by the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

Incentive Stock Options

        Stock options qualify as "incentive stock options" (ISOs) if they meet the requirements of Section 422 of the Internal Revenue Code (Code). ISOs may only be granted to our employees and our affiliates and any person holding our capital stock or any affiliate possessing more than 10% of the total combined voting power of all classes of our capital stock. Affiliates will not be eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted. Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative.

Non-Qualified Stock Options

        Non-qualified stock options may be granted to employees or to Directors who are not our officers nor employees, as well as to consultants and other persons who provide services to our affiliates and us. Stock options are non-qualified stock options if they do not meet the requirements for ISOs.

Restricted Stock

        The Committee may grant shares of restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals and other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are our employees or consultants, or of any of its subsidiaries or parent corporation. Unless otherwise determined by the Committee at the time of the grant, each award of restricted Stock will provide that if the participant engages in detrimental activities (as defined in the Plan) prior to, or during the one year period after, any vesting of restricted Stock, the Committee may direct (at any time within two years thereafter) that all unvested Restricted Stock be immediately forfeited to us and that the participant will pay us an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above. (This does not apply upon a Change of Control). The Committee will fix the purchase price of the Restricted Stock.

        Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the award date by executing a Restricted Stock Award agreement and paying whatever price (if any) the Committee designates. Additionally, recipients of restricted stock are required to enter into a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an

33

Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such award.

        Awards of restricted stock may be intended to satisfy Section 162(m) of the Code. Under the Plan, an award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to us (or any subsidiary corporation, parent corporation, division, or other operational unit of ours) as described in the Plan.

        All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of ours, our corporations or our parent corporation).

        The exercise price per share of Common Stock subject to an Incentive Stock Option or a Stock Option intended to be "performance-based" for purposes of Section 162(m) of the Code shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the shares of Common Stock at the time of grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, the exercise price shall be no less than 110% of the fair market value of the Common Stock. The Committee will determine the exercise price per share of Common Stock subject to a non-qualified stock option.

        To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of ours or any of our subsidiaries or parent corporation exceeds $100,000, such options shall be treated as non-qualified stock options. In addition, if an employee does not remain employed by us or any of our subsidiaries or parent corporation at all times from the time an ISO is granted until three months prior to the date of exercise (or such other period as required by applicable law), such option shall be treated as a non-qualified stock option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of our stockholders.

        Payment of the purchase price is by (i) cash, (ii) check, or (iii) such other consideration as the Plan Administrators, in their sole discretion, determine and is consistent with the Plan's purpose and applicable law, or (iv) any combination of the foregoing.

        Upon the award of Restricted Stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote those shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender those shares.

        Optionees do not have stockholder rights (e.g., right to vote and receive dividends) until they exercise their option and receive shares of Common Stock.

        Each stock option expires and is no longer exercisable on the dates that the Plan administrators determine at the time when the options are granted. Stock options can also be terminated under certain circumstances following a "Change of Control."

        According to our Plan, a "Change of Control" occurs if we

  •
  are dissolved or liquidated,

34

  •
  are reorganized, merged or consolidated with one or more corporations where we are not the surviving entity, or

  •
  transfer substantially all of our property or more than 80% of our then outstanding shares to another corporation not controlled by our stockholders.

        Upon a Change of Control, the Plan and any outstanding options will terminate unless we provide for the Plan to be assumed and continued with our options either assumed or replaced with substitute options covering the shares of a successor corporation. If no provision is made for Plan continuation, we will give all option holders advance written notice of the Change of Control, all options will become fully exercisable and the option holders will then have 30 days to exercise their options.

        If our corporate structure changes or if our shares change (i.e. if we recapitalize, our stock splits, we consolidate, we undertake a rights offering, or we issue a stock dividend), the Plan administrators will make appropriate adjustments to the number or class of shares which may be distributed under the Plan and the option price or other price of shares subject to the outstanding awards under the Plan in order to maintain the purpose of the original grant.

        The following discussion of the federal income tax consequences of granting and exercise of stock options and restricted stock awards under the Plan and the sale of common stock acquired as a result of any exercises of options is based on an analysis of the Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.

        Neither the grant nor (provided the holding periods described below are satisfied) the exercise of an incentive stock option will result in taxable income to a participant or a tax deduction for us. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

        If the applicable holding periods described below are satisfied, the sale of shares of common stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to us. To receive the foregoing incentive stock option tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following the date the incentive stock option is granted and for one year following the date of the exercise of the incentive stock option. In addition, a participant generally must be an employee of ours (or a subsidiary corporation or parent corporation of ours) at all times between the date of grant and the date three months before exercise of the option.

        If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of the fair market value of the shares on the date of exercise minus the exercise price, or the amount realized on the disposition minus the exercise price, will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, we will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) of the Code.

35

Non-Qualified Stock Options.

        A participant will recognize no taxable income at the time a non-qualified stock option is granted to a recipient.

        A participant will recognize ordinary compensation income at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the optionee over the exercise price for such shares. Other than with regard to Non-Employee Directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Code and we will require the participant to make suitable arrangements to ensure that the participant remits to us an amount sufficient to satisfy all tax withholding requirements.

        We will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) described herein.

        Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

All Stock Options.

        The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options:

  •
  Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options,

  •
  Any entitlement to a tax deduction on the part of us is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and

  •
  In the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

        In general, Section 162(m) of the Code does not allow a publicly held corporation, for federal income tax purposes, to deduct compensation in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to specific exceptions. Our Plan does not currently qualify for the exceptions and is therefore subject to the limitations of Section 162(m).

        Options may not be sold, assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. The optionee may only exercise an option during his or her lifetime or his or her estate, for a period of time after the optionee's death.

        Generally, our Board of Directors or the Committee have the power to amend, terminate or suspend all or any portion of the Plan without stockholder approval. However, no amendment may impair an existing award or alter the rights of a recipient of options already granted under the Plan without the recipient's consent. Additionally, the Board of Directors may not, without further approval

36

of our stockholders and according to Nevada law, solely to the extent required by the applicable provisions of Rule 16b-3, Section 162(m) or 422 of the Code, or the rules of any applicable exchange:

  •
  Increase the aggregate number of shares of Common Stock that may be issued under this Plan,

  •
  Increase the maximum individual Participant limitations for a fiscal year,

  •
  Change the classification of employees, Consultants or Non-Employee Directors eligible to receive Awards under this Plan,

  •
  Decrease the minimum option price of any Stock Option,

  •
  Extend the maximum Stock Option period,

  •
  Materially alter the Performance Criteria for the Award of Restricted Stock, or

  •
  Make any other amendment that would require stockholder approval under the rules of any exchange or system on which our securities are listed or traded.

        Unless previously terminated by the Board of Directors, the Plan shall terminate on the earlier of December 31, 2012 or ten years after the date the Plan is effective. Through December 31, 2002, 440,000 options were granted and 124,500 restricted shares were issued under the Plan.

Stock Option Grants in Last Fiscal Year

        During the fiscal year ended December 31, 2002, 440,000 options were granted to Tesoro's Executive Officers and Directors pursuant to the Plan. As part of these grants, Henry Boucher, Jr., Paul Boucher, Forrest Jordan and Grey Perna each received 100,000 options on November 23, 2002. These options are exercisable for ten years from the grant date and their exercise price is $3.00 per share. The options vest as follows: (a) 33% at such time as our shares commence trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. As of March 31, 2003, none of these options have vested.

        We also granted options to purchase 10,000 shares to Jim Edwards, Jim Lafond, Carl Anderson, Jr. and Allen Rosenberg. The exercise price of these options is $3.00 per share through November 22, 2012, 50% of which vested immediately and 50% of which will vest on November 23, 2003.

Option Exercises and Year End Values

        No options were exercised during fiscal year ended December 31, 2002 by the persons named in the "Summary Compensation Table" above.

Directors' Compensation

        Under the Plan, the Board of Directors has the authority to grant to Non-Employee Directors, subject to the terms of the Plan, options to purchase

  •
  options to purchase up to a maximum of 150,000 shares of Common Stock as of the date the non-employee Director begins service as a non-employee Director and

  •
  options to purchase up to a maximum of 75,000 shares of Common Stock in any calendar year, provided the non-employee Director has not ceased to be a Director or if he ceased to be a Director he has not become an employee or consultant of Tesoro or its affiliates.

        The per share exercise price will be determined by the Board of Directors but will not be less than 100% of the fair market value of the share of Common Stock at the time of grant and may be subject to stockholder approval. The term of each option granted to a Director pursuant to the Plan shall be

37

10 years, and such option shall be 50% vested and exercisable on the date such option is granted, and 50% vested and exercisable on the first anniversary of the grant date.

        On November 22, 2002, our Board approved the compensation of the outside Directors as follows:

  •
  Issuing 10,000 shares upon accepting the Board appointment;

  •
  A stipend of $500 per Director per meeting attended;

  •
  A stipend of $500 per Director per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,000 per meeting);

  •
  Reimbursement of out of pocket expenses incurred by each Director in order to attend a meeting (spouse costs included for annual stockholder/ Board meeting only); and

  •
  10,000 options to acquire shares of common stock at the fair market value per each full calendar year of service.

Employment and Consulting Agreements

        Henry J. Boucher, Jr.    On December 29, 2001, Tesoro entered into an employment agreement with Henry to serve as Tesoro's President. In consideration for his services, and under the terms of his employment agreement, Henry receives an annual salary of $120,000. He had signed a Salary Deferral Agreement that was later terminated by Tesoro's Board, with Henry abstaining. All his deferred salary was paid to Henry Boucher in December 2002. He also receives a monthly car allowance of $1,500. Henry Boucher's employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

        On March 27, 2003, the Board of Directors voted to increase the term of Henry Boucher's employment agreement from one year to three years and to increase his salary to $240,000 per year at such time as the registration statement of which this prospectus is a part is effective. At that time, the salary will be retroactive as of January 1, 2003. At the same time, the Board also voted to issue Mr. Boucher a $25,000 bonus for 2002.

        Forrest Jordan.    Effective October 2, 2002, IWT entered into an employment agreement with Forrest for one year, renewed automatically unless terminated by IWT not less than ninety days prior to the expiration of the term. In consideration for his services, Forrest Jordan receives a salary of $253,000 per year. He also receives a monthly car allowance of $1,500. Forrest Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Compensation Committee. He is subject to non-disclosure and non-compete provisions. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Forrest Jordan a $25,000 bonus for 2002.

        Paul F. Boucher.    Paul Boucher's employment agreement is substantially the same as that of Forrest Jordan's, with the exception that he receives an annual salary of $263,000. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Paul Boucher a $25,000 bonus for 2002.

        Grey Perna.    Grey Perna's employment agreement is substantially the same as that of Forrest Jordan's. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Grey Perna a $25,000 bonus for 2002.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2003, the shares of Common Stock owned beneficially by (i) each of our Executive Officers, (ii) each of our current Directors, (iii) all Executive Officers and Directors as a group, (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock. "Beneficial Ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, Common Stock is "beneficially" owned not only if it is held directly, but also if it is held indirectly (though a relationship, a position as a director or trustee, or a contract or understanding), or has (or share the power to vote the stock or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers, Directors and Nominees for Directors listed have sole voting and investment power over his or its shares. As of May 9, 11,200,502 shares of our common stock were issued and outstanding, held by approximately 149 holders of record.

Name(1)	Current Title	Shares Beneficially Owned		Percent of Class
Henry J. Boucher, Jr.	•Tesoro: Chairman, President, Chief Executive Officer, Interim Chief Financial Officer, Director •IWT Tesoro International Ltd.: Director •IWT Tesoro Transport, Inc.: President and Director	785,500		7.0%
James R. Edwards(1)(2)(3)	Tesoro: Director	40,000	(4)	*
James Lafond(1)(5)	Tesoro: Director	15,000	(6)	*
Carl G. Anderson, Jr.(1)(3)(5)	Tesoro: Director	65,000	(7)	*
Robert B. Rogers(5)	Tesoro: Director	10,000		*
Allen G. Rosenberg(1)(2)	Tesoro: Director	15,000	(6)	*
Paul F. Boucher(1)	•Tesoro: Director, Senior Vice President •IWT: President, Director •IWT Tesoro International Ltd.: Director	3,030,000	(8)(9)	27.1%
Forrest Jordan(1)	•Tesoro: Senior Vice President, Director •IWT: Senior Vice President, Treasurer, Secretary, Director •IWT Tesoro International Ltd.: Director	3,000,000	(8)	26.8%
Grey Perna(1)	•Tesoro: Director, Senior Vice President •IWT: Senior Vice President, Director •IWT Tesoro International Ltd.: Director	3,012,000	(9)(10)	26.9%
All Current Officers, Directors and Nominees for Director; as a Group (nine persons)		9,972,500		81.7%

*
Less than 1%.

(1)
The address for each of Tesoro's Directors, Nominees for Directors and Executive Officers is 191 Post Road West, Suite 10, Westport, CT 06880.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governing Committee.

39

(4)
Includes 5,000 incentive stock options, which are currently vested and which are exercisable at $3.00 per share through November 22, 2012. Also includes warrants to purchase up to 15,000 shares at $3.00 per share through January 7, 2008.

(5)
Member of the Audit Committee.

(6)
Includes 5,000 incentive stock options that are currently vested and are exercisable at $3.00 per share through November 22, 2012.

(7)
Includes 5,000 incentive stock options that are currently vested and are exercisable at $3.00 per share through November 22, 2012. Also includes warrants to purchase up to 30,000 shares at $3.00 per shares through March 10, 2008.

(8)
IWT's institutional lender requires that during the term of its loan, Paul Boucher, Grey Perna and Forrest Jordan will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

(9)
Includes 30,000 shares held by Mr. Boucher's minor children.

(10)
Includes 12,000 shares held by Mr. Perna's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        The following are brief descriptions of transactions between us (or any of our affiliates) and any of our Directors, Executive Officers or Stockholders beneficially owning more than 5% of our shares, or any member of the immediate family of any of those persons, or other entities in which such persons beneficially own more than 5%.

        In May 2002, Tesoro sold 100,000 shares of our common stock for an aggregate of $20,000 to Mentus Consulting LLC, a limited liability company, controlled by Henry J. Boucher, our President and Chief Executive Officer.

        Forrest Jordan, Grey Perna and Paul F. Boucher as payees, hold promissory notes from IWT in the principal amounts of $88,711.93, $120,000 and $240,000, respectively. The notes bear interest at 10% per year and are due on or before December 31, 2025. In connection with our credit facility for $7.5 million, Forrest, Grey and Paul have each entered into a subordination agreement with the lender that provides that each of these obligations are subordinated to that of the lender and these obligations have also been assigned to the lender as security for our obligations to the lender.

        As part of our acquiring IWT, we issued nine million shares to Forrest Jordan, Grey Perna and Paul F. Boucher. Each of these stockholders entered into a repurchase agreement by which each may sell a total of 150,000 shares of Tesoro common stock over a three-year period back to us for a price per share based on 88% of Tesoro's then weighted average price.

CONCURRENT OFFERING

        Concurrent with this offering, we are registering pursuant to an alternate prospectus, Concurrent with this offering, we are registering an additional 250,000 units at $5.50 per unit for sale by our officers and directors. Each unit consists of one share of our common stock and a warrant to purchase one share at $7.00 per share through            , 2006. Through            , 2003, the Company will offer these units to our current stockholders exclusively and only our officers or directors will sell the units during this exclusive period.

        We will pay the expenses of the concurrent offering, other than fees and expenses of counsel to the Investors and the selling commissions. The sale of these securities are subject to prospectus delivery and other sales at any time may have an adverse affect on the market prices of the securities or the

40

potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

DESCRIPTION OF SECURITIES

        We are authorized to issue 100 million shares of common stock, par value $.001 per share, and 25 million shares of preferred stock, $.001 per share. As of May 9, 2003, 11,200,502 of our shares of common stock were issued and outstanding and no shares of preferred stock issued or outstanding. Additionally, options to purchase up to 440,000 shares of our Common Stock granted pursuant to our Stock Incentive Plan are outstanding. Finally, warrants to purchase up to 250,000 shares of our Common Stock are also outstanding.

        The following descriptions constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC.

Common Stock

        The holders of our common stock are entitled to dividends, if any are declared, and are entitled to a pro rata portion of our assets if we liquidate or dissolve our business, if our assets are not first distributed to our creditors or preferred stockholders.

        Each share of common stock entitles the holders to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of shares voting for the election of Directors can elect all of the Directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any Directors. Our bylaws require that only a majority of the issued and outstanding shares of our common stock is required to transact business at a stockholders' meeting. The common stock has no preemptive, subscription or conversion rights nor may we redeem it.

Preferred Stock

        Our Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of Tesoro.

Options

        All of the options granted pursuant to our Stock Incentive Plan are for 10 years from the date of grant to purchase up to 440,000 shares of our Common Stock and are priced at fair market value from the date these options were granted.

Warrants

        Currently, warrants to purchase up to 250,000 shares are outstanding. Each of these warrants are exercisable for five years from the date the warrants were issued. The Warrant purchase price for these warrants is initially $3.00 per Share until such time as the first sale of our common stock on the Over the Counter Bulletin Board or on a quotation system or national exchange, at which time the Warrant Purchase Price is increased by $.25 per share starting on the first day of the calendar quarter following such sale and by $.25 per share on the first day of each calendar quarter thereafter through the exercise period.

41

Additional Information Describing Securities

        For additional information regarding our securities, you may view our Articles of Incorporation and bylaws which are available for inspection at our offices or which can be viewed through the EDGAR database at http://www.sec.gov as exhibits to the registration statement on Form SB-2. You may also choose to review applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of stockholders.

Reports to Stockholders

        We will furnish to holders of our securities annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we see as appropriate.

The Penny Stock Rules

        While are shares are being offered at more than $5.00 per share, if our stock trades below $5.00 per share, it may be considered to be a "penny stock." Penny stocks are securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

SELLING STOCKHOLDERS

        The table below sets forth information concerning the shares of common stock beneficially owned by the selling stockholders. It sets forth the names of each person who is offering the resale of shares of common stock under this Prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares and percentage ownership of the common stock owned by each person after the offering. Assuming all the shares of registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock following this offering. Our executive officers and directors who are related to any of the Selling Stockholders each disclaim any beneficial ownership interest in the shares held by their respective relatives. Of these shares, 443,500 are not subject to any lock-up period.

Name of Selling Stockholder	Amount of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Offered by the Selling Stockholder	Amount of Shares to be held by the Selling Stockholder following the Offering
Spear, Leeds and Kellogg, L.P.(4)(10)	171,000	171,000	-0-
Pat Andrini(5)	1,000	1,000	-0-

42

Spear Leeds and Kellogg, L.P.(4)(30)	171,000	171,000	-0-
Andrew Berry(1)(6)	10,000	10,000	-0-
Ana Berwig(1)(6)	20,000	20,000	-0-
Lois Blanton(1)(5)	8,000	8,000	-0-
Benjamin J. Boucher Educational Trust(2)(5)(11)(28)	10,000	10,000	-0-
Chandler Boucher(2)(5)(12)	1,000	1,000	-0-
Chris Boucher(2)(5)(14)	20,000	20,000	-0-
John Boucher(5)(15)	2,000	2,000	-0-
Marie Boucher(2)(5)(14)	20,000	20,000	-0-
Scott Boucher(5)(15)	2,000	2,000	-0-
Thad Boucher(2)(5)(21)	15,000	15,000	-0-
Zachary Boucher(2)(5)(21)	15,000	15,000	-0-
Jean-Paul and Donna Boucher, JTROS(2)(5)	20,000	20,000	-0-
Kathleen R. Boyd(1)(6)	35,000	35,000	-0-
Frank Carr(1)(5)	43,334	43,334	-0-
Edward H. Coleman(1)(5)	1,000	1,000	-0-
Gayle Coleman(1)(4)	25,000	25,000	-0-
Gayle Coleman, P.A.(1)(8)	15,000	15,000	-0-
Natalie Coleman(1)(5)	1,000	1,000	-0-
Anthony DePasquale(1)(5)(24)	1,000	1,000	-0-
Ashton DePasquale(1)(5)(24)	1,000	1,000	-0-
Teresa DePasquale(1)(5)(24)	1,000	1,000	-0-
Armando & Germaine DePasquale(1)(5)(25)	1,000	1,000	-0-
Pasquale Distasio(1)(5)	6,000	6,000	-0-
Jake Ellard(5)	1,000	1,000	-0-
Harley Gallant(5)	1,000	1,000	-0-
June Gotz(1)(5)(29)	25,000	25,000	-0-
Nicola Higgins & John McLennan(1)(6)	20,000	20,000
Guy Iannuzzi(1)(7)(27)	38,334	38,334	-0-
Victor Iannuzzi(5)	12,500	12,500	-0-
Andrew Jordan(1)(5)(22)	1,000	1,000	-0-
Brittany Jordan(1)(5)(22)	4,000	4,000	-0-
Olaf Jordan(1)(5)(22)	1,000	1,000	-0-
Sharon Laing(5)(16)	1,000	1,000	-0-
Dorothy Lind(3)	108,334	108,334	-0-
James Lohmyer(1)(6)	20,000	20,000	-0-
Louis Iannuzzi, custodian f/b/o Fabina Rose Iannuzzi(5)	1,000	1,000	-0-
Anita McCafferty(5)(17)	2,000	2,000	-0-
Jamie McCafferty(5)(13)	1,000	1,000	-0-
Jason McCafferty(5)(12)	1,000	1,000	-0-
Katie McCafferty(5)(13)	1,000	1,000	-0-
Marilu McDonald(1)(5)	10,000	10,000	-0-
Frederick Neal(1)(5)(23)	1,000	1,000	-0-
Frederick & Janice Neal, JTROS(1)(5)(23)	100,000	100,000	-0-
Rick Neal(1)(5)(24)	1,000	1,000	-0-
Steven & Katherine Nester, JTROS(1)(5)	1,000	1,000	-0-
Linda Nye(1)(5)	5,000	5,000	-0-
Matthew Paddurano(1)	2,500	2,500	-0-
Charles Perna(1)(5)(18)	6,000	6,000	-0-
Trina Perna(1)(5)(19)	12,000	12,000	-0-
Alexandra Rader, UTMA(1)(5)	1,500	1,500	-0-
Stuart Rader(1)(5)	1,500	1,500	-0-
Donald Savoy(1)(5)	13,000	13,000	-0-
Leigh Savoy(1)(5)(20)	130,000	130,000	-0-

43

Sara Teasley(1)(5)(26)	1,000	1,000	-0-
Trail's End Management, LLC(1)(5)	5,000	5,000	-0-
George Wood(1)(5)	85,000	85,000	-0-
United Institutional Investments, Inc.(1)(9)	12,500	12,500	-0-
TOTAL	1,243,502	1,243,502	-0-

(1)
Subject to a lock-up period commencing on the effective date of this Prospectus and continuing for the following six months.

(2)
Subject to a lock-up period commencing on the effective date of this Prospectus and continuing for the following 12 months.

(3)
Of these shares, 33,334 shares are subject to a six-month lock-up period commencing on the effective date of this Prospectus. Additionally, 33,334 were acquired from Tesoro pursuant to our unit offering of common stock and warrants by common stock to accredited investors at $3.00 per unit and the remaining 75,000 shares were acquired as a gift from a then Tesoro stockholder.

(4)
Acquired from Tesoro's original stockholder.

(5)
Acquired as a gift from a Tesoro stockholder.

(6)
Purchased from Tesoro pursuant to our unit offering of common stock and warrants by common stock to accredited investors at $3.00 per unit.

(7)
Of these shares, 5,000 were acquired as a gift from a then Tesoro stockholder and 33,334 were acquired pursuant to the unit offering we described in footnote (6)above.

(8)
Acquired in consideration for legal services.

(9)
Acquired in consideration for financial advisory services.

(10)
These shares are held on behalf of 161 Street & River Road, LLC whose Managing Director, Guy Iannuzzi, is a brother-in-law of Henry J. Boucher, our President and Chief Executive Officer.

(11)
Henry Boucher's grandson.

(12)
Nephew of Henry Boucher and Paul Boucher, one of our Senior Vice Presidents.

(13)
Niece of Henry Boucher and Paul Boucher.

(14)
Henry Boucher's child.

(15)
Brother of Henry Boucher and Paul Boucher.

(16)
Paul Boucher's sister-in-law.

(17)
Sister of Henry Boucher and Paul Boucher.

(18)
Father of Grey Perna, one of our Senior Vice President.

(19)
Grey Perna's wife.

(20)
Grey Perna's mother.

(21)
Paul Boucher's child.

(22)
Child of Forrest Jordan, our Chief Financial Officer and one of our Senior Vice Presidents.

(23)
Forrest Jordan's brother-in-law.

(24)
Forrest Jordan's nephew.

(25)
Forrest Jordan's father-in-law.

(26)
Forrest Jordan's niece.

(27)
Henry Boucher's brother-in-law.

44

(28)
The Co-Trustees are Antonietta Boucher, Henry Boucher's wife and Marie Boucher, his daughter.

(29)
Paul Boucher's mother-in-law.

(30)
These shares are held on behalf of Baseball Cathedral, LLC.

(31)
Of these shares, 10,000 were acquired as a gift from a then Tesoro stockholder and 33,334 were acquired pursuant to the unit offering we described in footnote (6).

        Assumes that all of the shares held by the selling stockholders and are being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before this offering is completed. The actual number of shares of common stock offered is subject to change and could be materially greater or lesser than the estimated amount indicated, depending on a number of factors including, among other things, any adjustments to account for split splits, stock dividends and similar types of adjustments.

        The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW
AND OUR ARTICLES OF INCORPORATION AND BYLAWS

        Our articles of incorporation and bylaws and Nevada law contain provisions that could delay or prevent a change in control and could also limit the market price of our stock. Our articles of incorporation and bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

  •
  Authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock; and

  •
  Establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

        Further, certain provisions of Nevada law make it more difficult for a third party to acquire us. Some of these provisions:

  •
  Establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

  •
  Impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

45

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law. Additionally, we have entered into separate Indemnity Agreements with each of our Executive Officers and Directors to provide for additional protection. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this Offering, no public market for our common stock existed. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect our stock's prevailing market price and our ability to raise capital by another offering of equity securities.

        Immediately after the completion of this offering and assuming the sale of all units we offer pursuant to our Concurrent Offering, Tesoro will have 11,450,502 shares of common stock outstanding the "Outstanding Shares" not including up to 440,000 shares of common stock that may be issued upon the exercise of options, 250,000 shares of common stock that may be issued upon the exercise of certain warrants or 250,000 shares that may be issued upon the exercise of the warrants that are being offered pursuant to this prospectus. Of the outstanding shares

  •
  250,000 shares are freely tradable without restriction under the Securities Act;

  •
  1,243,502 shares of common stock being registered in the alternate prospectus will be freely tradable without restriction the Act, of which

  •
  443,500 shares may be sold immediately,

  •
  699,002 shares are subject to a six-month lock-up period, and

  •
  101,000 shares are subject to a 12-month lock-up period;
  •
  157,500 shares are "Restricted Securities", but will be eligible for resale pursuant to Rule 144 promulgated under the Securities Act between September and December 2003;

  •
  Henry Boucher acquired 785,500 shares between January 2002 and September 2002. These shares are Restricted Securities and may be eligible for resale beginning one year from the date the shares were acquired, but will be eligible for resale subject to Rule 144 as that rule relates to Tesoro affiliates;

  •
  110,000 shares were acquired by our outside directors between October 2002 and February 2003 and will be eligible for resale beginning one year from the date the shares were acquired, but likewise, are subject to Rule 144 as that rule relates to Tesoro affiliates; and

  •
  Three Executive Officers and Directors who acquired their shares on October 1, 2002 in connection with Tesoro's acquiring IWT hold the remaining nine million shares. These shares are subject to Rule 144 as that rule relates to Tesoro affiliates and are further subject to IWT's institutional lender that requires that during the term of its loan, these three stockholders will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.

We have no ability to waive any of the lock-up periods described above.

46

        These shares were issued in private transactions in reliance upon one or more exemptions contained in the Securities Act.

        After completing this offering, all of the shares underlying the units sold will be immediately tradable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

        Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell (within any three month period) a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Tesoro. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of IWT Tesoro at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

        The availability for sale of substantial amounts of common stock subsequent to this offering could adversely affect the prevailing market price of the common stock and could impair our ability to raise additional capital through the sale of its equity securities. Prospective investors should be aware that the possibility of such sales may, in the future, have a depressive effect on the price of our common stock in any market that may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of Tesoro may sell their shares during a favorable movement in the market price of our common stock, which may have a depressive effect on its price per share. See "Description of Securities", "Principal Stockholders", "Concurrent Offering" and "Important Risk Factors".

        The foregoing summary of Rule 144 is not a complete description.

PLAN OF DISTRIBUTION

Sales by our Selling Stockholders

        The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

  •
  Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  Privately-negotiated transactions;

  •
  Short sales;

  •
  Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

47

  •
  Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  A combination of any such methods of sale.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        In connection with the sale of our common stock or related interests, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Lock-Up Periods

        While we are registering 1,243,502 shares for resale by the Selling Stockholders, 699,002 of those shares are subject to written lock-up agreements prohibiting the Selling Stockholders from selling their shares before            , 2003 (six months from the effective date of this Prospectus. An additional 101,000 shares are also subject to written lock-up agreements, prohibiting those Selling Stockholders from selling their shares before            , 2004, which is 12 months from the effective date of this Prospectus.

Prices at Which the Shares May be Sold.

        The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares by the selling stockholders may depress the market price of our common stock since the number of shares, which may be sold by the selling stockholders, is relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the selling stockholders were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such transactions could adversely affect the market price of our common stock.

Sales and Purchases by Broker-Dealers

        In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the sale. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if the broker-dealer acts as agent for the purchaser of such shares, from the purchaser in amounts to be negotiated. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell those shares from time to time in transactions:

  •
  In the over-the counter market or otherwise;

  •
  At prices and on terms then prevailing at the time of sale;

  •
  At prices then related to the then-current market price; or

  •
  In negotiated transactions.

48

        These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of those shares commissions as described above.

        The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Expenses of this Offering

        We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders will be required to pay commissions and brokerage expenses on their sales, if any.

Post-Effective Amendments and Prospectus Supplements

        At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the following:

  •
  The names of the selling stockholders;

  •
  The number of shares being sold;

  •
  The price;

  •
  Commissions being paid;

  •
  That there has been no investigation by broker-dealer; and

  •
  Any other facts material to the transaction.

        The rules and regulations set forth in Regulation M promulgated under the Exchange Act provide that, during the period that any person is engaged in a distribution of shares within the meaning of Regulation M, that person usually may not purchase shares. The selling stockholders are subject to the rules and regulations of the Securities Act and the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares by the selling stockholders. Regulation M's prohibition on purchases may include purchases to cover short positions by the selling stockholders and a selling shareholder's failure to cover a short position at a lender's request, and subsequent purchases of shares by the lender in the open market to cover such short positions, may constitute an inducement to buy shares which is prohibited by Regulation M. Consequently, this may affect the marketability of the shares. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to them. All of the foregoing may affect the marketability of the shares offered hereby.

        This Registration Statement of which this Prospectus is a part will remain effective until the earlier of (a) the date when all of the shares registered by this registration statement have been distributed to the public, or (b) the date the shares of common stock are eligible for sale in their entirety under Rule 144(k). In the event that any shares remain unsold at the end of such period, we may file a post-effective amendment to the registration statement for the purpose of deregistering the shares registered by this prospectus.

49

Sales in Certain States

        Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

        Gayle Coleman, P.A., Boca Raton, Florida will pass upon the validity of issuing the stock we are offering. Ms. Coleman owns or controls 41,500 shares of our common stock, of which her minor daughter owns 1,500 shares.

EXPERTS

        Our financial statements appearing in this prospectus have been audited by Sewell and Company, PA, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

        On September 13, 2002, Tesoro notified the accounting firm of Magee, Rausch & Shelton, LLP of Tulsa, OK ("MRS") that MRS had been replaced as Tesoro's principal accountant. MRS reported on and audited the financial statements prepared by Tesoro since our inception on May 3, 200 and ending July 15, 2000. It has not prepared any financial statements subsequent to the July 15, 2000, reports.

        On August 23, 2002, Tesoro engaged the accounting firm of Sewell and Company, PA of Hollywood, Florida, as its principal accountant to audit the financial statements prepared by Tesoro for the fiscal year ended December 31, 2002 and for its past financial filings. The decision to change accountants was approved by Tesoro's Board of Directors and was based on its belief that Tesoro's operations would be more accessible and economically undertaken by a Florida SEC qualified accounting firm since its wholly-owned subsidiary, International Wholesale Tile, Inc. is a Florida corporation located in Palm City, Florida.

        MRS did not prepare the audited financial statements for the last two fiscal years. However, for the previously prepared audited report prepared by MRS, the MRS report on Tesoro's financial statements and audits contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty audit scope or accounting principle. For those reports and documents prepared by MRS, there have been no disagreements with MRS on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

ADDITIONAL INFORMATION

        We currently furnish our stockholders with our annual reports, which will include financial statements audited by our independent accountants, and such other periodic reports as we may determine to furnish or as may be required by law, including sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

        We have filed a registration statement on Form SB-2 under the Securities Act with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, with respect to the securities offered hereby. This prospectus is part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, please refer to the exhibits filed with this Registration Statement or that were previously filed with the SEC. The registration statement and the

50

exhibits thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at certain of the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon paying the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) are publicly available through the SEC's website (http://www.sec.gov.).

        You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        Additional risks and uncertainties not currently known or that is not currently deemed material may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties that we may face in the future may have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

51

IWT TESORO CORPORATION
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED
DECEMBER 31, 2002 AND 2001

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
IWT Tesoro Corporation and Subsidiary
Westport, CT

We have audited the accompanying consolidated balance sheets of IWT Tesoro Corporation and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IWT Tesoro Corporation and Subsidiary as of December 31, 2002 and 2001, and the results of its operations, and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

SEWELL AND COMPANY, PA

Hollywood, Florida
January 17, 2003

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

	2002	2001
Assets
Current assets
Cash	$574,046	$402,500
Accounts receivable, net	2,875,532	2,068,556
Inventory	6,047,876	4,985,427
Prepaid expenses	286,820	23,022
Deferred tax asset	34,348	—

Total current assets	9,818,622	7,479,505
Property and equipment, net	2,712,422	2,116,571
Other assets
Deposits	9,173	2,915
Other receivables	64,205	40,452
Other receivables—related parties	5,500	26,913
Other assets	112,835	104,794

	191,713	175,074

	$12,722,757	$9,771,150

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,403,816	$4,043,787
Accrued expenses	126,340	109,091
Other current liabilities	24,723	19,562
Current portion of leases payable	47,222	34,509
Current portion of notes payable—unrelated parties	48,780	52,215

Total current liabilities	5,650,881	4,259,164
Long term leases payable	108,438	83,632
Long term notes payable—related parties	448,712	463,072
Long term notes payable—unrelated parties	64,872	134,722
Long term loan payable	4,864,778	3,958,578

	5,486,800	4,640,004
Redeemable common stock (450,000 shares issued and outstanding)	1,073,160	—
Stockholders' equity
Preferred stock, $0.001 par value, 25,000,000 authorized; none issued	—	—
Common stock, $0.001 par value, 100 million shares authorized, 10,587,834 and 9,000,000 issued and outstanding	10,588	9,000
Additional paid in capital	686,068	116,400
Less: subscription receivable	—	(84,000)
Retained earnings (deficit)	(184,740)	830,582

	511,916	871,982

	$12,722,757	$9,771,150

See notes to financial statements.

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Revenue
Sales, net of discounts and returns	$25,387,708	$19,626,819
Cost of goods sold	15,268,535	12,629,138

Gross profit	10,119,173	6,997,681

Expenses
Payroll expense	3,841,761	2,479,814
Delivery expense	1,245,174	979,701
General and administrative	637,202	271,440
Lease expense	479,905	426,229
Depreciation	422,435	317,852
Insurance	324,699	232,520
Repairs and maintenance	250,378	120,336
Sales expenses	211,396	129,474
Advertising	203,838	74,680
Professional fees	150,085	78,952
Travel and entertainment	104,831	64,471
Bad debt	3,082	120,356

	7,874,786	5,295,825

Income from operations	2,244,387	1,701,856
Other income/(expenses)
Interest expense	(328,920)	(424,527)
Other income	9,526	10,069
Loss on settlement	(35,700)	—
Gain (loss) on disposal of equipment	5,979	(511)
Interest income	4,407	231

	(344,708)	(414,738)

Net income before taxes	1,899,679	1,287,118
Income tax benefit—deferred	34,348	—

Net income	$1,934,027	$1,287,118

Earnings per common share—basic and diluted	$0.18	$0.14

See notes to financial statements.

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock
			Additional Paid in Capital	Subscription Receivable	Retained Earnings (Deficit)
	Shares	Amount				TOTAL
Balance, December 31, 2001	9,000,000	$9,000	$116,400	$(84,000)	$830,582	$871,982
Distributions, September 30, 2002	—	—	—	—	(1,864,020)	(1,864,020)
Payment of subscription receivable	—	—	—	84,000	—	84,000
Net income, nine months ended September 30, 2002					2,118,767	2,118,767

Balance September 30, 2002—before recapitalization	9,000,000	9,000	116,400	—	1,085,329	1,210,729
Recapitalization on October 1, 2002	1,800,000	1,800	972,471	—	(1,085,325)	(111,058)

Balance after recapitalization on October 1, 2002	10,800,000	10,800	1,088,871	—	—	1,099,671
Reclassification of redeemable stock	(450,000)	(450)	(60,086)			(60,536)
Issuance of shares in exchange for legal services	15,000	15	40,635	—	—	40,650
Issuance of shares to employees for services rendered (SIP)	75,900	76	205,613	—	—	205,689
Issuance of shares to directors (SIP)	40,000	40	108,360	—	—	108,400
Issuance of shares to consultants (SIP)	8,600	9	23,297	—	—	23,306

Sub-total	10,489,500	$10,490	$1,406,690	$—	$—	$1,417,180
Issuance of shares in exchange for consulting services	10,000	10	27,090	—	—	27,100
Issuance of shares—private offering	83,334	83	249,917	—	—	250,000
Exercise of warrants	5,000	5	14,995	—	—	15,000
Accretion of redeemable stock			(1,012,624)			(1,012,624)
Net loss, three months ended December 31, 2002				—	(184,740)	(184,740)

Balance, December 31, 2002	10,587,834	$10,588	$686,068	$—	$(184,740)	$511,916

See notes to financial statements.

IWT TESORO CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash flows from operating activities:
Net Income	$1,934,027	$1,287,118

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	422,435	317,852
Loan amortization cost	26,575	51,659
Loss (gain) on sales of assets	(5,979)	511
Bad debt	3,085	99,000
Compensation in exchange for stock and options	405,145	—
(Increase) decrease in accounts receivable	(786,221)	(293,040)
(Increase) decrease in inventory	(1,062,449)	263,783
(Increase) decrease in prepaid expenses	(263,798)	(5,612)
(Increase) decrease in other assets	(50,988)	(130,857)
Increase (decrease) in accounts payable and accrued expenses	1,237,335	(752,232)
Increase (decrease) in other liabilities	5,160	3,815

Total adjustments	(69,700)	(445,121)

Net cash provided by operating activities	1,864,327	841,997

Cash flows from investing activities:
Proceeds from sale of property	11,000	—
Cash payments for the purchase of property	(966,287)	(679,027)

Net cash used in investing activities	(955,287)	(679,027)

Cash flows from financing activities:
Proceeds from issuance of stocks	349,000	—
Proceeds from loans	26,010,639	19,682,105
Proceeds from loans from related party	10,640	205,000
Distributions to stockholders	(1,864,020)	(521,458)
Principal payments of stockholder loan	(25,000)	—
Principal payments on notes payable	(25,177,606)	(19,236,612)
Principal payment on capital leases	(41,147)	(28,969)

Net cash provided by (used in) financing activities	(737,494)	100,066

Net increase in cash and cash equivalents	171,546	263,036
Cash and cash equivalents, beginning of period	402,500	139,464

Cash and cash equivalents, end of period	$574,046	$402,500

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$302,345	$400,187

See notes to financial statements.

Stockholders' equity note:

        As a result of the recapitalization on October 1, 2002, the Company is deemed to have issued 1,800,000 common shares to the stockholders of IWT Tesoro Corporation (f/k/a Ponca Acquisition Corp.).

        On October 4, 2002, the Company issued 15,000 shares of common stock valued at $2.71 per share, or a total of $40,650 in exchange for legal services rendered in the amount of $4,950. As a result, the Company recognized a loss on settlement of $35,700. The value of the stock was based on the private offering price of $3.00 per unit; each unit consisting of one share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were priced using the Black-Scholes option-pricing model at the date of sale. Accordingly, the average value of the warrants using the pricing model was $.29, and the value of each share was $2.71.

        On October 4, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, or a total of $27,100, to a director under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 75,900 shares of common stock valued at $2.71 per share, or a total of $205,689, to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 8,600 shares of common stock valued at $2.71 per share, or a total of $23,306, to four individuals under the Stock Incentive Plan in exchange for consulting services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 30,000 shares of common stock valued at $2.71 per share, or a total of $81,300, to directors under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 15, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, or a total of $27,100, in exchange for consulting services rendered resulting in an immediate charge to operations.

See notes to financial statements.

IWT TESORO CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE 1     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

        IWT Tesoro Corporation was incorporated in the state of Nevada on May 3, 2000 as Ponca Acquisition Corporation. On September 23, 2002, the Company changed the name of Ponca Acquisition Corporation to IWT Tesoro Corporation.

        On October 1, 2002, IWT Tesoro Corporation (an inactive publicly held company) acquired 100% of the outstanding stock of International Wholesale Tile, Inc. (IWT) in exchange for 83% of its outstanding common stock in a transaction accounted for as a recapitalization of IWT. IWT Tesoro Corporation and Subsidiary are hereinafter referred to as "the Company".

        The subsidiary (IWT) is a wholesale distributor of imported ceramic, porcelain, and stone tile, dealing mainly in imported floor tiles.

Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

        Accounts receivable are stated at the face amount net of allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. A provision for doubtful accounts has been established to reflect an allowance for uncollectible amounts.

Inventories

        Inventories consisting of tiles are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO). The Company includes inventory in transit as an asset of the company because merchandise overseas is purchased FOB shipping point. Title passes to the Company when merchandise leaves the factory.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 3-10 years. Major expenditures for property acquisitions and those expenditures which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred.

Income Taxes

        Prior to the acquisition, the Company's subsidiary had elected to be taxed as an S corporation according to the provisions of the Internal Revenue Service, and distributed profits totaling $521,458 for the year ended December 31, 2001. A total of $1,864,020 was distributed through September 30, 2002. Upon acquisition by the Company on October 1, 2002, International Wholesale Tile, Inc. ceased to qualify as an S corporation. On October 1, 2002, the Company began accounting for income taxes under Financial Accounting Standards Board (FASB) Statement No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. (See Note 9)

Revenue Recognition

        Revenues are recognized when products are shipped through third party providers (FOB shipping point with freight allowed in most orders), or when products are received and accepted by customer if delivered by company (FOB destination). Title passes to the customer at the FOB point (shipping or destination). Customers have the right to return merchandise within 30 days of the date of shipment. The Company did not establish an allowance for return because they are infrequent, represent a small dollar amount and occur over a fairly short time period following the sale.

Long Lived Assets

        The Company continually evaluates the carrying value of property and equipment, goodwill and other intangible assets to determine whether there are any impairment losses. If indicators of impairment are present, and future undiscounted cash flows are not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to operations in the period identified based on the difference between the carrying value and the fair value of the asset.

        No reduction for impairment of long-lived assets was necessary at December 31, 2002.

Stock Options

        The Company elected to account for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25 (APB Opinion No. 25) Accounting For Stock Issued to Employees and related interpretations, which established financial accounting and reporting for compensation cost of stock issued to employees through non-variable plans, variable plans, and non-compensatory plans, and accounts for stock options and warrants issued to non-employees in accordance with SFAS 123, Accounting for Stock-Based Compensation, which established a fair value method of accounting for stock compensation plans with employees and others.

Stock Options

        In accordance with SFAS No. 123, for options issued to employees, the Company has elected to account for these stock options under APB No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized for options issued under the plan as of December 31, 2002.

        Had compensation costs for the Company's stock option been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123,

Accounting for Stock Based Compensation (Statement No. 123), the Company's results of operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated.

	2002	2001
Net income as reported	$1,934,027	$1,287,118
Add: Stock based employee compensation cost, net of related tax effects, included in the determination of net income as reported	234,355	0
Less: Stock based employee compensation cost, net of related tax effects, determined under fair value based method for all awards	(295,656)	0

Pro-forma net income	$1,872,726	$1,287,118

Net income per share basic – diluted
As reported	$0.18	$0.14
Pro-forma	$0.17	$0.14

Advertising

        Advertising costs are charged to operations as incurred. Advertising expense totaled $203,838 and $74,680 for the years ended December 31, 2002 and 2001, respectively.

Shipping and Handling Cost

        The Company offers free delivery on sales over 100 sq. ft. which is the bulk of the sales, therefore most invoices billed to customers do not include shipping and handling charges. When shipping and handling charges are billed to customers, then they are included in revenue. The cost incurred to ship the products to customers is included in the Statement of Operations under Delivery Expense. At December 31, 2002 and 2001 the total amount of Delivery Expense was $1,245,174 and $979,701.

        Shipping and handling expenses not included in the line item "Delivery Expense" at December 31, 2002 and 2001 consisted of the following:

Costs	2002	2001	Statement of Operations Line Item
Drivers' wages	$192,387	$73,269	Payroll expense
Shipping department wages	249,080	122,097	Payroll expense
Gas and tolls	46,853	31,984	Auto expense
Repairs and maintenance	28,377	13,041	Repairs & maint.
Truck lease expense	23,188	0	Lease expense
Interest expense	7,483	9,633	Interest expense
Depreciation	29,211	29,211	Depreciation exp.

	$576,579	$279,235

Cost of Goods Sold

        The Company includes in cost of goods sold the following expenses: cost of merchandise sold, inventory adjustments, in-bound freight, duty and fees and discounts taken. At December 31, 2002 and 2001 the total amount of cost of goods sold was $15,268,535 and $12,629,138.

General and Administrative Expenses

        The Company includes the following in general and administrative expenses: bank service charges, bank audit fees, convention expense, dues and subscriptions, employee benefits, utilities, office supplies, outside services, consulting fees, postage, telephone and miscellaneous expenses. At December 31, 2002 and 2001 the total amount of general and administrative expenses was $637,202 and $271,440.

Accounting Pronouncements

        Statement No. 141, Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

        Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142) provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS No. 141, and the manner in which intangibles and goodwill should be accounting for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the implementation of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

        In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 will not have a material impact on the Company's financial statements.

Accounting Pronouncements

        Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). Though it retains the basic requirements of SFAS No. 121 regarding when and how to measure an impairment loss, SFAS No. 144 provides additional implementation guidance. SFAS No. 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS No. 144 also supersedes the provisions of APB No. 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS No. 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the implementation of SFAS No. 144 did not have a material effect on the Company's financial position, results of operations or liquidity.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, that, among other things, rescinded SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. With the rescission of SFAS No. 4, the early extinguishment of debt generally will no longer be classified as an extraordinary item for financial statement presentation purposes. The provision is effective for fiscal years beginning after May 15, 2002. The Company does not anticipate that the adoption of SFAS No. 145 will have a material effect on its financial position or results of operations.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which replaces Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The new standard required companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that the adoption of SFAS No. 145 will have a material effect on its financial position or results of operations.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amended SFAS No. 123, Accounting for Stock-Based Compensation. The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangement as defined by APB No. 25.

Earnings per Share

        Basic earnings per share for each year is computed by dividing income for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share include the effects of common stock equivalents to the extent they are dilutive. At December 31, 2002 all common stock equivalents were antidilutive and therefore diluted earnings per share equaled basic earnings per share.

        Basic and diluted weighted average number of shares outstanding is as follows:

	2002	2001
Basic and diluted weighted average number of shares outstanding	10,845,775	9,000,000

        At December 31, 2002, the total number of additional shares that could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because of their antidilutive effect, was 565,000. At December 31, 2001, there were no common stock equivalents that could potentially dilute basic EPS in the future.

NOTE 2     CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to credit risk include cash on deposit with two financial institutions amounting to $572,846 at December 31, 2002, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

        The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

NOTE 3     ACCOUNTS RECEIVABLE

        Accounts receivable at December 31, 2002 and 2001 consisted of the following:

	2002	2001
Accounts receivable	$2,958,777	$2,172,556
Less allowance for doubtful accounts	(83,245)	(104,000)

	$2,875,532	$2,068,556

        Bad debt expense for the years ended December 31, 2002 and 2001 was $3,082 and $120,356, respectively.

NOTE 4     INVENTORY

        At December 31, 2002 and 2001, inventory consisted of the following:

	2002	2001
Tiles	$4,692,974	$4,304,102
Inventory in transit	1,354,902	681,325

	$6,047,876	$4,985,427

        Inventory in transit consists of merchandise purchased overseas which is not yet received in the warehouse. The Company obtains legal title at the shipping point. Inventory cost includes the purchase price and in-bound freight.

NOTE 5     PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2002 and 2001 consisted of the following:

	2002	2001	Depreciation Period in Years
Furniture and fixtures	$89,227	$77,832	5-10
Machinery and equipment	326,165	219,852	7-10
Vehicles	207,071	273,967	5
Display boards	607,978	364,079	5
Sample boards	2,379,533	1,715,190	10
Computer equipment	131,407	110,099	3-5
Leasehold improvements	108,220	108,219	7

	3,849,601	2,869,238
Less accumulated depreciation	(1,137,179)	(752,667)

	$2,712,422	$2,116,571

        Depreciation expense for the years ended December 31, 2002 and 2001 was $422,435 and $317,852, respectively. (See Note 8)

Sample Boards

        The samples in the field with customers and salespersons have two characteristics that distinguish them as fixed assets:

  •
  They are produced for use in operations and entered into the revenue-generating stream indirectly as marketing tools. They are held primarily for use and not for sale.

  •
  They have relatively long lives.

        The carrying values of these samples are adjusted through systematic depreciation to reflect wear and tear.

        Capitalized samples in the field at December 31, were as follows:

	2002	2001
Sample boards	$2,379,533	$1,715,190
Less: accumulated depreciation	(586,507)	(388,549)

	$1,793,026	$1,326,641

        Depreciation expense related to the sample boards for the years ended December 31, 2002 and 2001 was $197,958 and $146,286, respectively.

NOTE 6     NOTES PAYABLE

        The Company has outstanding notes payable at December 31, 2002 and 2001 as follows:

	2002	2001
Notes Payable—Related Parties
Note payable to stockholder; interest rate 10% per year; due December 31, 2025; no prepayment penalty; subject to Subordination Agreement.	$88,712	$88,712
Note payable to stockholder; interest rate 10% per year; due December 31, 2025 no prepayment penalty; subject to Subordination Agreement.	240,000	254,360
Note payable to stockholder; interest rate 10% per year; due December 31, 2025 no prepayment penalty; subject to Subordination Agreement.	120,000	120,000

	$448,712	$463,072

Notes Payable—Related Parties

        These notes may be paid down to a minimum balance of $85,000 in accordance with a Subordination Agreement dated November 13, 2002.

        The total interest expense related to these loans was $56,532 and $45,785 at December 31, 2002 and 2001, respectively.

	2002	2001
Notes Payable—Unrelated Parties
Note payable to a company; 4.9% interest per year; monthly payments of $632 including interest; secured by a vehicle, due February 26, 2002. Loan paid off February 2002.	$0	$1,190
Note payable to a bank; 8.25% interest per year; monthly payments of $1,341 including interest; secured by a vehicle; due September 17, 2004.	26,143	39,440
Note payable to a bank; 8.9% interest per year; monthly payments of $1,457 including interest; secured by a vehicle; due December 29, 2005.	45,807	58,528
Note payable to a bank; 8.95% interest per year; monthly payments of $948 including interest; secured by computer software; due February 28, 2005.	22,291	31,195
Note payable to a bank; 8.9% interest per year; monthly payments of $640 including interest; secured by a vehicle; due February 27, 2006. Loan paid off February 2002.	0	26,586
Note payable to a company; 0% interest per year; monthly payments of $882; secured by a vehicle; due October 18, 2004.	19,411	29,998

	113,652	186,937
Less current portion	(48,780)	(52,215)

	$64,872	$134,722

        The total interest expense related to these loans was $9,361 and $15,328 at December 31, 2002 and 2001, respectively.

        Long-term debt maturities for all notes payable for each of the next five years and thereafter are as follows:

2003	$48,780
2004	46,456
2005	18,416
2006	0
2007	0
2008 & thereafter	448,712

$562,364

NOTE 7     LOAN PAYABLE

        On November 21, 2000, the subsidiary (IWT) entered into a new loan and security agreement with a financial institution totaling $5,000,000 as a revolving loan, for a period of three years with an option to renew for one additional year. This was amended and restated effective November 13, 2002, whereas the amount of the maximum credit was increased from $5,000,000 to $7,500,000. The average interest rate was 5% and 6% for the years ended December 31, 2002 and 2001, respectively. The subsidiary (IWT) owed $4,864,778 and $3,958,578 against these revolving loans at December 31, 2002 and 2001, respectively.

        The subsidiary (IWT) is subject to a number of restricted covenants under the debt agreement. The subsidiary (IWT) is in compliance with all covenants during the years ended December 31, 2002 and 2001.

        The total interest expense related to these loans was $227,022 and $298,556 at December 31, 2002 and 2001, respectively.

NOTE 8     LEASES

Capital Leases

        The Company's property under capital leases is included in property and equipment (See Note 5) and is summarized as follows:

	2002	2001
Equipment	$266,672	$185,706
Less: Accumulated depreciation	(58,724)	(36,861)

Net assets under capital leases	$207,948	$148,845

Operating Leases

        The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. During 2001, the Company negotiated a new ten-year lease agreement for a 147,000 square foot warehouse and office facility. The Company does not begin paying rent until 30 days after the landlord completes construction, obtains a certificate of occupancy and notifies the Company that it can occupy the premises. It is anticipated that the Company will obtain access to the new facility on or about April 1, 2003 and begin paying rent on or about May 1, 2003.

        At December 31, 2002, future minimum annual lease payments under operating and capital leases are as follows:

	Operating Lease	Capital Leases
2003	$568,207	$47,222
2004	634,550	42,256
2005	649,250	36,838
2006	663,950	24,483
2007	678,650	4,861
2008 and thereafter	3,866,100	0

	$7,060,707	$155,660

        Total lease expense under operating leases was $479,905 and $426,229 for the years ended December 31, 2002 and 2001, respectively.

        Total interest expense under capital leases was $9,429 and $13,199 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9     INCOME TAXES

        During the first nine months of 2002, the subsidiary, International Wholesale Tile Inc. was taxed as an S corporation according to the provisions of the Internal Revenue Code. Accordingly, no provision or liability for Federal income taxes is reflected in the accompanying statements for that period of time.

Instead, the stockholders are liable for individual Federal income taxes on their respective share of the Company's taxable income. S corporations pay distribution of profits in lieu of dividends.

        For the three months ended December 31 2002, the Company had a tax loss due to temporary differences. The Company has a federal net operating loss carryforward at December 31, 2002 of $335,005, subject to annual limitations prescribed by the Internal Revenue Code, that are available to offset future taxable income through 2022. No valuation allowance has been recorded to offset the net deferred taxes due to the certainty of the Company's ability to generate future taxable income.

        The provision for income taxes at December 31, 2002 consisted of the following:

Current taxes	$0
Deferred taxes	34,347

Net deferred tax asset	$34,347

        The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2002 are as follows:

Deferred tax assets:
Loss carryforward	$76,546
Bad debt reserve	2,934
Less valuation allowance	0

79,480
Deferred tax liability:
Depreciation	(45,133)

Net deferred tax asset	$34,347

        The Company's tax expense differs from the "expected" tax expense for the period ended December 31, 2002 (computed by applying the Federal Corporate tax rate of 32% before taxes), as follows:

Statutory rate applied before income taxes	$29,496
State income taxes, net of federal income tax effect	4,851
Changes in valuation allowance	0

Income Tax Benefit	$34,347

        Proforma tax and EPS data as if the Company had been a taxable entity in 2001:

	Historical	Pro forma
Revenues
Sales, net	$19,626,819	$19,626,819
Cost of goods sold	12,629,138	12,629,138

	6,997,681	6,997,681
Operating expense	5,295,825	5,295,825
Other income/(expense)	(414,738)	(414,738)

Net income before taxes	1,287,118	1,278,118
Income tax expense	0	(384,460)

Net income	$1,287,118	$902,658

Earnings per share	$0.14	$0.10

NOTE 10     STOCKHOLDERS' EQUITY

        The Articles of Incorporation provide for the authorization of 25,000,000 shares of convertible preferred stock at $0.001, and 100,000,000 shares of common stock at $0.001 par value. Each share of preferred stock is convertible into 1 share of common stock. At December 31, 2002 11,037,834 shares of common stock were issued and outstanding. Of those shares, 450,000 were reclassified to Redeemable Common Stock to address the repurchase agreement by which three shareholders could redeem up to 450,000 shares of common stock (See Note 13)

Common Stock

        On May 12, 1994, 6,000,000 shares of common stock (as restated for the recapitalization) were issued for $0.0069 per share or a total of $41,400. (See Note 13)

        On January 1, 2001, 3,000,000 shares of common stock (as restated for the recapitalization) were issued for $0.028 per share or a total of $84,000. (See Note 13)

        As a result of the recapitalization (See Note 13) on October 1, 2002, the Company is deemed to have issued 1,800,000 common shares to the stockholders of IWT Tesoro Corporation (f/k/a Ponca Acquisition Corp.).

        On October 4, 2002, the Company issued 15,000 shares of common stock valued at $2.71 per share or a total of $40,650 in exchange for legal services rendered in the amount of $4,950. As a result, the Company recognized a loss on settlement of $35,700. The value of the stock was based on the private offering price of $3.00 per unit; each unit consisting of one share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were priced using the Black-Scholes option pricing model at the date of sale. Accordingly, the average value of the warrants using the pricing model was $.29, and the value of each share was $2.71.

        On October 4, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $27,100 to a director under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 75,900 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $205,689 to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On October 14, 2002, the Company issued 8,600 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $23,306 to four individuals under the

Stock Incentive Plan in exchange for consulting services rendered resulting in an immediate charge to operations.

Common Stock

        On October 14, 2002, the Company issued 30,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $81,300 to directors under the Stock Incentive Plan for past services rendered resulting in an immediate charge to operations.

        On October 15, 2002, the Company issued 10,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $27,100 in exchange for consulting services rendered resulting in an immediate charge to operations.

        On October 21, 2002, the Company issued 53,334 shares of common stock and 80,000 warrants for $3.00 per unit, or a total of $160,000, to accredited investors pursuant to the private offering. (See Note 17)

        On November 28, 2002, the Company issued 20,000 shares of common stock and 30,000 warrants for $3.00 per unit, or a total of $60,000, to an accredited investor pursuant to the private offering. (See Note 17)

        On December 2, 2002, 5,000 warrants were exercised for 5,000 shares of common stock at $3.00 per share, or a total of $15,000.

        On December 26, 2002, the Company issued 10,000 shares of common stock and 15,000 warrants for $3.00 per unit, or a total of $30,000, to an accredited investor pursuant to the private offering. (See Note 17)

Fair Value of Shares Issued

        In absence of recent market determined prices of the common shares, the company valued the shares after the private offering (See Note 17) of $3.00 per unit, with an unit consisting of 1 share of common stock and 1 1/2 warrants to purchase 1 1/2 shares of common stock. The warrants were valued at $.29 by using the Black-Scholes pricing model at the date of sale. Consequently, the fair value of the shares of common stock included in the unit was determined to be $2.71.

NOTE 11     STOCK OPTIONS AND COMPENSATION PLAN

Stock Compensation Plan

        On December 27, 2001, IWT Tesoro Corporation adopted the "Stock Incentive Plan." The Company's Stock Incentive Plan provides that eligible employees, consultants, and affiliates may be granted shares of common stock. Under the plan, the options granted are non-qualified stock options, incentive stock options, and restricted stock. The aggregate total common stock that may be issued is 4,000,000 shares. For the year ended December 31 2002, 124,500 restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." For the year ended December 31 2001, no restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." All restricted shares issued under the plan are currently not registered and are subject to Rule 144 without any additional restrictions imposed by the Compensation Committee at the present time. The restricted shares issued to employees were recorded at the fair value on the grant date. (See Note 10 Fair Value of Shares Issued).

        On November 23, 2002, the Company granted 40,000 options to directors at an exercise price of $3.00 per share, expiring in ten years. The options vest as follows: (a) 50% vested immediately; and (b) 50% to vest on November 23, 2003.

        On November 23, 2002, the Company granted 400,000 options to directors at an exercise price of $3.00 per share, expiring in ten years. The options vest as follows: (a) 33% at such time as the Company's common stock commences trading on the Over-The Counter (OTC) Bulletin Board (equivalent); (b) 33% at such time as the Company attains no less than a $50 million market cap for ten consecutive trading days; and (c) 34% when the Company achieves its 2003 revenue and profit targets.

        All options were granted to employees, and accounted for according to APB 25; therefore no compensation expense was recognized.

        For financial statement disclosure purposes, the fair market value of each stock option granted to officers and employees during 2002 was established at the date of grant using the Black-Scholes option pricing model in accordance with Statement No. 123, with the following assumptions:

Expected dividend yield	0%
Risk free interest rate	2.32%
Expected time of exercise	3 years
Expected volatility	0%

	Number of Securities Underlying Options	Percent of Total Authorized Options Available Under the Plan in Fiscal Year	Exercise or Base Price	Expiration Date	Value of Options at Grant Date Using an Option Pricing Model
Officers	440,000	11%	$3.00	11/23/2012	$0.20

        No options were exercised at December 31, 2002. Changes during the year are presented as follows:

Stock Options	Number of Options	Weighted Average Exercise Price
Balance at beginning of period	0	$0.00
Granted	440,000	3.00
Exercised	0	0.00
Forfeited	0	0.00

Balance at end of period	440,000

        The following table summarizes information about stock options outstanding at December 31, 2002:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
Range of Exercise Price	Number Outstanding at 12/31/02	Weighted Average Remaining Contracted Life	Weighted Average Exercise Price	Number Exercisable at 12/31/02	Weighted Average Exercise Price
$3.00	440,000	9.9	$3.00	20,000	$3.00

NOTE 12     WARRANTS

        The Company sold 125,000 warrants as part of the private offering held at the end of the year 2002, at an initial exercise price of $3.00 per share, expiring five years from the date of sale, exchangeable for 125,000 shares of outstanding stock. At December 31, 2002, 5,000 warrants were exercised.

        For purpose of valuing warrants, the Company used the Black-Scholes option pricing model with the following assumptions for the year ended December 31, 2002:

Expected dividend yield	0%
Risk free interest rate	2.27%
Expected time of exercise	3 years
Expected volatility	0%

        The average value of the warrants at the sale date using the Black-Scholes option pricing model was $0.29.

        Changes during the year are presented as follows:

	Number of Warrants	Common Stock	Weighted Average Exercise Price
Balance at beginning of period	0		$0
Granted	125,000	125,000	3.00
Exercised	5,000	5,000	3.00
Forfeited	0	0	0

Balance at end of period	120,000	120,000

        The following table summarizes information about warrants outstanding at December 31, 2002:

	WARRANTS OUTSTANDING			WARRANTS EXERCISABLE
Range of Exercise Price	Number Outstanding at 12/31/02	Weighted Average Remaining Contracted Life	Weighted Average Exercise Price	Number Exercisable at 12/31/02	Weighted Average Exercise Price
$3.00	120,000	4.9	$3.00	120,000	$3.00

        The exercise price will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the Company's common stock, pursuant to its effective Form 221 to be filed with the National Association of Securities Dealers.

NOTE 13     ACQUISITION

        On October 1, 2002, the Company acquired International Wholesale Tile, Inc. In connection with the legal form of this transaction, International Wholesale Tile, Inc. became a wholly owned subsidiary of IWT Tesoro Corporation. A total of 9,000,000 shares of common stock were issued for the acquisition. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of International Wholesale Tile, Inc. The financial statements became those of International Wholesale Tile, Inc., with adjustments to reflect the changes in equity structure. The operations are those of International Wholesale Tile, Inc. for all periods presented, and those of IWT Tesoro Corporation from the recapitalization date. The accompanying consolidated balance sheets reflect the assets and liabilities at historical cost of IWT Tesoro Corporation and International Wholesale Tile, Inc. at December 31, 2002; and the assets and liabilities at historical cost of International Wholesale Tile, Inc. at December 31, 2001.

        As part of the transaction, the Company and each of the three shareholders of International Wholesale Tile, Inc. entered into a repurchase agreement, to commence on January 1, 2003 for three years, by which the three shareholders may sell a certain amount of the Company's common stock back to the Company for a price based on an amount equal to 88% of the average trading price of the Company's common stock so long as the stock is trading. The amount of stock is generally up to 25,000 shares for the first year, up to 50,000 shares for the second year, and up to 75,000 shares for the third year. The repurchase agreement is contingent upon trading of the Company's stock on the NYSE, the ASE, the NASDAQ, the Over the Counter Bulletin Board, or the "Pink Sheets".

        At December 31, 2002, the maximum possible cash obligation related to redeemable common stock under the repurchase agreement was $1,073,160, based on the repurchase price of 88% of the fair value of the common stock at December 31, 2002 for a maximum of 450,000 shares.

NOTE 14     RELATED PARTY TRANSACTIONS

        The Company had a receivable at December 31, 2001 from a shareholder, who is also an officer, totaling $26,913. At December 31, 2002, the balance of this loan was zero. At December 31, 2002 and 2001, amounts due to the same related party totaled $88,712 each year. (See Note 6)

        The Company had a receivable at December 31, 2002 from a related company totaling $5,500. This loan occurred during the ordinary course of business, bearing no interest, and is due on demand. In the opinion of management, this loan bears no more than normal credit risk.

NOTE 15     EMPLOYMENT AGREEMENTS

IWT Tesoro Corporation

        On December 29, 2001, the board of directors of IWT Tesoro (Company) elected Henry J. Boucher, Jr. to serve as its president for an annual salary of $120,000. Mr. Boucher had signed a Salary Deferral Agreement with the Company, which was terminated by the board of directors. All deferred compensation for the year 2002 was paid to Mr. Boucher. Mr. Boucher's employment may be terminated for cause at any time and within 30 days without cause.

International Wholesale Tile, Inc.

        At December 31, 2001, the subsidiary, IWT, had employment agreements with its officers for a term of one year. On October 2, 2002, new agreements were entered into.

NOTE 16     PRIOR PERIOD ADJUSTMENT

        For the year ended December 31, 2001, an adjustment was made to the retained earnings of the Company to correct the amounts reported for bad debt, depreciation, payroll, and interest expense during 2000 and 1999. The 2000 and 1999 financial statements were restated to reflect this adjustment. Subsequently, for the year ended December 31, 2000, depreciation expense increased by $30,606, bad debt increased by $61,500, interest expense increased by $27,318, and payroll expense increased by $25,938. For the year ended December 31, 1999, depreciation expense increased by $19,948, and there was no adjustment for bad debt, interest expense, or payroll expense. Accumulated retained earnings decreased by a total of $145,362 and $19,949 for the years 2000 and 1999, respectively.

	2002	2001
Retained earnings at beginning of year
As previously reported	$(830,583)	$(210,285)
Adjustment	0	145,362

As restated	(830,582)	(64,923)
Distributions	1,864,020	521,459
S-Corp undistributed earnings reclassified to paid in capital	1,085,329	0
Net income	(1,934,027)	(1,287,118)

Retained (earnings) deficit at end of year	$184,740	$(830,582)

NOTE 17     PRIVATE OFFERING

        The Company adopted a subscription agreement on October 1, 2002 to commence a private offering of its common stock to accredited investors only for up to 1.0 million units at $3.00 per unit; each consisting of one (1) share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the common stock of IWT Tesoro Corporation pursuant to the Company's form 211 to be filed with the National Association of Securities Dealers (NASD).

        At December 31, 2002, the Company had raised $265,000 in units and warrants exercised.

NOTE 18     SEGMENT INFORMATION

        The Company manages its operations as one segment and all revenue is derived from customers in the United States.

NOTE 19     SUBSEQUENT EVENTS

        On January 8, 2003, the Company incorporated a subsidiary, IWT Tesoro International, Ltd. (ITIL). This subsidiary was set up as a foreign subsidiary, to be based in Bermuda to handle future operations of foreign subsidiaries.

        On January 24, 2003, the Company set up IWT Tesoro Transport, Inc. (ITTI). Initially, this corporation will be a transport broker, but future plans include overland transport of tile from Florida to destinations within the United States and return shipments of other freight back to Florida.

IWT TESORO CORPORATION
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED
MARCH 31, 2003

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003

F-1

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets
Cash	$664,358	$574,046
Accounts receivable, net	3,507,858	2,875,532
Inventory	8,496,466	6,047,876
Subscription receivable	130,000	—
Deferred tax asset	2,480	34,348
Prepaid expenses	325,587	286,820

Total current assets	13,126,749	9,818,622
Property and equipment, net	3,358,786	2,712,422
Other assets
Organization cost, net	7,895	—
Deposits	8,709	9,173
Other receivables	63,535	64,205
Other receivables—related parties	—	5,500
Other assets	112,835	112,835

	192,974	191,713

	$16,678,509	$12,722,757

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,726,994	$5,403,816
Accrued expenses	370,545	126,340
Other current liabilities	39,922	24,723
Current portion of lease payable	54,709	47,222
Current portion of notes payable—unrelated parties	49,850	48,780

Total current liabilities	8,242,020	5,650,881
Long term lease payable	138,323	108,438
Long term notes payable—related parties	423,662	448,712
Long term notes payable—unrelated parties	51,911	64,872
Long term loan payable	5,591,361	4,864,778

	6,205,257	5,486,800
Redeemable common stock (450,000 shares issued and outstanding)	1,073,160	1,073,160
Stockholders' equity
Preferred stock, $0.001 par value, 25,000,000 authorized; none issued	—	—
Common stock, $0.001 par value, 100 million shares authorized, 10,750,502 and 10,587,834 issued and outstanding	10,750	10,588
Additional paid in capital	1,169,266	686,068
Accumulated deficit	(21,944)	(184,740)

	1,158,072	511,916

	$16,678,509	$12,722,757

See notes to financial statements.

F-2

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2003	2002
Revenue
Sales, net of discounts and returns	$6,734,765	$6,014,020
Cost of goods sold	4,079,608	3,612,316

Gross profit	2,655,157	2,401,704

Expenses
Payroll expense	1,132,831	771,201
Delivery expense	336,045	271,518
General and administrative	210,016	79,045
Depreciation and amortization	136,524	114,578
Lease expense	134,380	114,716
Professional fees	124,843	20,036
Repairs and maintenance	82,371	34,988
Insurance	74,828	82,351
Sales expenses	68,606	39,592
Travel and entertainment	54,460	33,625
Advertising	21,875	15,063
Bad debt	3,247	—

	2,380,026	1,576,713

Income from operations	275,131	824,991
Other income/(expenses)
Interest expense	(75,949)	(74,631)
Other income	835	709
Gain (loss) on disposal of assets	(5,352)	5,990

	(80,466)	(67,932)

Net income before taxes	194,665	757,059
Income tax—deferred	(31,869)	—

Net income	$162,796	$757,059

Earnings per common share—basic and diluted	$0.01	$0.08

See notes to financial statements.

F-3

IWT TESORO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 2003

	Common Stock
			Additional Paid in Capital	Subscription Receivable	Retained Earnings (Deficit)
	Shares	Amount				TOTAL
Balance, December 31, 2001	9,000,000	$9,000	$116,400	$(84,000)	$830,582	$871,982
Distributions, September 30, 2002	—	—	—	—	(1,864,020)	(1,864,020)
Payment of subscription receivable	—	—	—	84,000	—	84,000
Net income, nine months ended September 30, 2002					2,118,767	2,118,767

Balance September 30, 2002—before recapitalization	9,000,000	9,000	116,400	—	1,085,329	1,210,729
Recapitalization on October 1, 2002	1,800,000	1,800	972,471	—	(1,085,329)	(111,058)

Balance after recapitalization on October 1, 2002	10,800,000	10,800	1,088,871	—	—	1,099,671
Reclassification of redeemable stock	(450,000)	(450)	(60,086)			(60,536)
Issuance of shares in exchange for legal services	15,000	15	40,635	—	—	40,650
Issuance of shares to employees for services rendered (SIP)	75,900	76	205,613	—	—	205,689
Issuance of shares to directors (SIP)	40,000	40	108,360	—	—	108,400
Issuance of shares to consultants (SIP)	8,600	9	23,297	—	—	23,306

Sub-total	10,489,500	$10,490	$1,406,690	$—	$—	$1,417,180
Issuance of shares in exchange for consulting services	10,000	10	27,090	—	—	27,100
Issuance of shares—private offering	83,334	83	249,917	—	—	250,000
Exercise of warrants	5,000	5	14,995	—	—	15,000
Accretion of redeemable stock			(1,012,624)			(1,012,624)
Net loss, three months ended December 31, 2002				—	(184,740)	(184,740)

Balance, December 31, 2002	10,587,834	$10,588	$686,068	$—	$(184,740)	$511,916
Issuance of shares—private offering	93,334	93	279,907	—	—	280,000
Exercise of warrants	10,000	10	29,990	—	—	30,000
Issuance of shares to employees for services rendered (SIP)	1,000	1	2,709	—	—	2,710
Issuance of shares to directors (SIP)	15,000	15	40,635	—	—	40,650
Issuance of shares—private offering	43,334	43	129,957	—	—	130,000
Net income, three months ended March 31, 2003					162,796	162,796

Balance, March 31, 2003 (Unaudited)	10,750,502	$10,750	$1,169,266	$—	$(21,944)	$1,158,072

See notes to financial statements.

F-4

IWT TESORO CORPORATION AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2003	2002
Cash flows from operating activities:
Net Income	$162,795	$757,059

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,524	114,578
(Gain) loss on asset disposal	5,352	(5,990)
Compensation in exchange for stock and options	43,360	—
Bad debt	3,247	—
(Increase) decrease in accounts receivable	(632,326)	(785,763)
(Increase) decrease in inventory	(2,448,590)	1,290,938
(Increase) decrease in prepaid expenses	(38,767)	(61,751)
(Increase) decrease in other assets	(91,497)	(29,063)
Increase (decrease) in accounts payable and accrued expenses	2,560,072	(945,933)
Increase (decrease) in other liabilities	15,200	5,625

Total adjustments	(447,425)	(417,359)

Net cash provided by (used in) operating activities	(284,629)	339,700

Cash flows from investing activities:
Proceeds from sale of property	—	11,000
Cash payments for the purchase of property	(614,960)	(101,943)

Net cash used in investing activities	(614,960)	(90,943)

Cash flows from financing activities:
Proceeds from issuance of stocks	310,000	—
Proceeds from loans	6,788,000	5,350,000
Proceeds from loans from related party	—	10,650
Distributions to stockholders	—	(531,458)
Payments to stockholder loans	(25,050)	—
Principal payments on notes payable	(6,072,715)	(5,107,797)
Principal payment on capital leases	(10,334)	(10,287)

Net cash provided by (used in) financing activities	989,901	(288,892)

Net increase (decrease) in cash and cash equivalents	90,312	(40,135)
Cash and cash equivalents, beginning of period	574,046	402,500

Cash and cash equivalents, end of period	$664,358	$362,365

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$76,645	$74,631

See notes to financial statements.

F-5

IWT TESORO CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2003

NOTE 1     BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, International Wholesale Tile, Inc. (IWT), IWT Tesoro International, Inc. (International) and IWT Tesoro Transport, Inc. (Transport). All significant inter-company balances and transactions have been eliminated.

        The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-QSB and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-KSB for the fiscal year ended December 31, 2002.

        The accounting policies followed for interim financial reporting are the same as those disclosed in Note 1 of the Notes to Financial Statements included in the Company's audited financial statements for the fiscal year ended December 31, 2002, which are included in Form 10-KSB.

        In the opinion of management, the unaudited financial statements include all necessary adjustments (consisting of normal, recurring accruals) for a fair presentation of the financial position, results of operations and cash flow for the interim periods presented. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from these estimates. Interim results are not necessarily indicative of results for a full year. The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of operating results to be expected for a full year.

NOTE 2     NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock Options

        The Company elected to account for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25 (APB Opinion No. 25) Accounting For Stock Issued to Employees and related interpretations, which established financial accounting and reporting for compensation cost of stock issued to employees through non-variable plans, variable plans, and non-compensatory plans, and accounts for stock options and warrants issued to non-employees in accordance with SFAS 123, Accounting for Stock-Based Compensation, which established a fair value method of accounting for stock compensation plans with employees and others.

        No options were granted during the three months ended March 31, 2003 and 2002.

        Had compensation costs for the Company's stock option granted during the year ended December 31, 2002, been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123, Accounting for Stock Based Compensation (Statement No.

F-6

123), the Company's results of operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated.

2002
Net income as reported	$1,934,027
Add: Stock based employee compensation cost, net of related tax effects, included in the determination of net income as reported	234,355
Less: Stock based employee compensation cost, net of related tax effects, determined under fair value based method for all awards	(295,656)

Pro-forma net income	$1,872,726

Net income per share basic – diluted
As reported	$0.18
Pro-forma	$0.17

Accounting Pronouncements

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amended SFAS No. 123, Accounting for Stock-Based Compensation. The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. In compliance with SFAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangement as defined by APB No. 25.

Earnings per Share

        Basic earnings per share for each year is computed by dividing income for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share include the effects of common stock equivalents to the extent they are dilutive. At March 31, 2003 all common stock equivalents were antidilutive and therefore diluted earnings per share equaled basic earnings per share.

        Basic and diluted weighted average number of shares outstanding at March 31st is as follows:

	2003	2002
Basic and diluted weighted average number of shares outstanding	11,081,516	9,000,000

        At March 31, 2003, the total number of additional shares that could potentially dilute basic EPS in the future, but were not included in the computation of diluted EPS because of their antidilutive effect, was 205,000. At March 31, 2002, there were no common stock equivalents that could potentially dilute basic EPS in the future.

NOTE 3     CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to credit risk include cash on deposit with two financial institutions amounting to $664,358 at March 31, 2003, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

F-7

        The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

NOTE 4     ACCOUNTS RECEIVABLE

        Accounts receivable consisted of the following:

	March 31, 2003	December 31, 2002
Accounts receivable	$3,547,858	$2,958,777
Less allowance for doubtful accounts	(40,000)	(83,245)

	$3,507,858	$2,875,532

        Bad debt expense for the three months ended March 31, 2003 was $3,247. There was no bad debt expense for the three months ended March 31, 2002.

NOTE 5     INVENTORY

        Inventory consisted of the following:

	March 31, 2003	December 31, 2002
Tiles	$7,022,025	$4,692,974
Inventory in transit	1,474,441	1,354,902

	$8,496,466	$6,047,876

        Inventory in transit consists of merchandise purchased overseas which is not yet received in the warehouse. The Company obtains legal title at the shipping point. Inventory cost includes the purchase price and in-bound freight.

NOTE 6     PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following:

	March 31, 2003	December 31, 2002	Depreciation Period in Years
Furniture and fixtures	$199,589	$89,227	5-10
Machinery and equipment	381,347	326,165	7-10
Vehicles	214,571	207,071	5
Display boards	677,827	607,978	5
Sample boards	2,553,378	2,379,533	10
Computer equipment	274,176	131,407	3-5
Leasehold improvements	314,740	108,220	7

	4,615,628	3,849,601
Less accumulated depreciation	(1,256,842)	(1,137,179)

	$3,358,786	$2,712,422

F-8

        Depreciation expense for the three months ended March 31, 2003 and 2002 was $136,108 and $114,578, respectively. (See Note 9)

Sample Boards

        The samples in the field with customers and salespersons have two characteristics that distinguish them as fixed assets:

  •
  They are produced for use in operations and entered into the revenue-generating stream indirectly as marketing tools. They are held primarily for use and not for sale.

  •
  They have relatively long lives.

        The carrying values of these samples are adjusted through systematic depreciation to reflect wear and tear.

        Capitalized samples in the field were as follows:

	March 31, 2003	December 31, 2002
Sample boards	$2,553,378	$2,379,533
Less: accumulated depreciation	(649,449)	(586,507)

	$1,903,929	$1,793,026

        Depreciation expense related to the sample boards for the three months ended March 31, 2003 and 2002 was $62,942 and $45,787, respectively.

NOTE 7     NOTES PAYABLE

        The Company has outstanding notes payable as follows:

	March 31, 2003	December 31, 2002
Notes Payable—Related Parties	$423,662	$448,712
Notes Payable—Unrelated Parties	101,761	113,652

	525,423	562,364
Less current portion	(49,850)	(48,780)

	$475,573	$513,584

        Interest expense for the three months ended March 31, 2003 and 2002 was $13,531 and $16,209, respectively.

        Long-term debt maturities for all notes payable for the next five years and thereafter are as follows:

2003	$36,889
2004	46,456
2005	18,416
2006	0
2007	0
2008 & thereafter	423,662

$525,423

F-9

NOTE 8     LOAN PAYABLE

        On November 13, 2002, the subsidiary (IWT) renegotiated its existing line of credit to increase the amount of the maximum credit to $7,500,000. The average interest rate was about 5% for the three months ended March 31, 2003. IWT owed $5,591,361 at March 31, 2003, and $4,864,778 at December 31, 2002 against these revolving loans.

        IWT is subject to a number of restricted covenants under the debt agreement. IWT is in compliance with all covenants during the three months ended March 31, 2003.

        Interest expense related to these loans for the three months ended March 31, 2003 and 2002 was $59,151 and $72,051, respectively.

NOTE 9     LEASES

Capital Leases

        The Company's property under capital leases is included in property and equipment (See Note 6) and is summarized as follows:

	March 31, 2003	December 31, 2002
Equipment	$316,855	$266,672
Less: Accumulated depreciation	(66,332)	(58,724)

Net assets under capital leases	$250,523	$207,948

Operating Leases

        The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. In May 2003, the Company took occupancy of a new warehouse and office facility in Palm City, Florida. The Company also leases office space in Westport, Connecticut for its corporate headquarters.

        At March 31, 2003, future minimum annual lease payments under operating and capital leases are as follows:

	Operating Lease	Capital Leases
2003	$454,427	$41,807
2004	634,550	51,611
2005	649,250	46,746
2006	663,950	34,977
2007	678,650	15,976
2008 and thereafter	3,866,100	1,915

	$6,946,927	$193,032

        Total lease expense under operating leases was $134,380 and $114,716 for the three months ended March 31, 2003 and 2002, respectively.

        Total interest expense under capital leases was $2,146 and $2,350 for the three months ended March 31, 2003 and 2002, respectively.

F-10

NOTE 10     INCOME TAXES

        At March 31, 2003 the Company had useable net operating loss carryforwards of approximately $161,000 for income tax purposes, available to offset future taxable income of the U.S. entity, expiring through 2022. No valuation allowance has been recorded due to the certainty of the Company's ability to generate future taxable income.

NOTE 11     STOCKHOLDERS' EQUITY

        The Articles of Incorporation provide for the authorization of 25,000,000 shares of convertible preferred stock at $0.001, and 100,000,000 shares of common stock at $0.001 par value. Each share of preferred stock is convertible into 1 share of common stock. At March 31, 2003 11,200,502 shares of common stock were issued and outstanding. Of those shares, 450,000 were reclassified to Redeemable Common Stock to address the repurchase agreement by which three shareholders could redeem up to 450,000 shares of common stock.

Common Stock

        During the three months ended March 31, 2003, the Company issued 136,668 shares of common stock and 205,002 warrants for $3.00 per unit, or a total of $410,000, to accredited investors pursuant to the private offering. (See Note 14)

        On March 3, 2003, the Company issued 1,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $2,710 to employees under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On February 18th and February 25th, 2003, the Company issued 15,000 shares of common stock valued at $2.71 per share, based on the contemporaneous offering price, or a total of $40,650 to directors under the Stock Incentive Plan for services rendered resulting in an immediate charge to operations.

        On February 26, 2003, 10,000 warrants were exercised for 10,000 shares of common stock at $3.00 per share, or a total of $30,000.

NOTE 12     STOCK OPTIONS AND COMPENSATION PLAN

Stock Compensation Plan

        On December 27, 2001, IWT Tesoro Corporation adopted the "Stock Incentive Plan." The Company's Stock Incentive Plan provides that eligible employees, consultants, and affiliates may be granted shares of common stock. Under the plan, the options granted are non-qualified stock options, incentive stock options, and restricted stock. The aggregate total common stock that may be issued is 4,000,000 shares. For the three months ended March 31, 2003, 16,000 restricted shares were issued to employees and directors for services rendered. For the three months ended March 31 2002, no restricted shares were issued to employees, directors and consultants for services rendered under the "Stock Incentive Plan." The aggregate total of restricted shares issued under the Stock Incentive Plan is 140,500 through March 31, 2003. These shares are currently not registered and are subject to Rule 144 without any additional restrictions imposed by the Compensation Committee at the present time.

        In accordance with SFAS No. 123, for options issued to employees, the Company has elected to account for these stock options under APB No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation costs have been recognized for options issued under the plan as of December 31, 2002. Had compensation costs for the Company's stock option been determined on the fair market value at the grant dates for the options, consistent with Statement of Accounting Standards No. 123, Accounting for Stock Based Compensation (Statement No. 123), the Company's results of

F-11

operations for the year ended December 31, 2002 would have changed to the pro-forma amounts indicated. No options were issued during the three months ended March 31, 2003.

NOTE 13     ACQUISITION

        On October 1, 2002, the Company acquired International Wholesale Tile, Inc. In connection with the legal form of this transaction, International Wholesale Tile, Inc. became a wholly owned subsidiary of IWT Tesoro Corporation. A total of 9,000,000 shares of common stock were issued for the acquisition. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of International Wholesale Tile, Inc.

        As part of the transaction, the Company and each of the three shareholders of International Wholesale Tile, Inc. entered into a repurchase agreement, to commence on January 1, 2003 for three years, by which the three shareholders may sell a certain amount of the Company's common stock back to the Company for a price based on an amount equal to 88% of the average trading price of the Company's common stock so long as the stock is trading. The amount of stock is generally up to 25,000 shares for the first year, up to 50,000 shares for the second year, and up to 75,000 shares for the third year. The repurchase agreement is contingent upon trading of the Company's stock on the NYSE, the ASE, the NASDAQ, the Over the Counter Bulletin Board, or the "Pink Sheets".

        At March 31, 2003, the maximum possible cash obligation related to redeemable common stock under the repurchase agreement was $1,073,160, based on the repurchase price of 88% of the fair value of the common stock at March 31, 2003 for a maximum of 450,000 shares.

NOTE 14     PRIVATE OFFERING

        The Company adopted a subscription agreement on October 1, 2002 to commence a private offering of its common stock to accredited investors only for up to 1.0 million units at $3.00 per unit; each consisting of one (1) share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of the common stock of IWT Tesoro Corporation pursuant to the Company's form 211 to be filed with the National Association of Securities Dealers (NASD).

        From adoption of the subscription agreement on October 1, 2002 through March 31, 2003, the Company sold 220,000 units for a total of $660,000. In addition, 15,000 warrants were exercised for a total of $45,000.

NOTE 15     SEGMENT INFORMATION

        The Company manages its operations as one segment and all revenue is derived from customers in the United States.

NOTE 16     NEW SUBSIDIARIES

        On January 8, 2003, the Company incorporated a subsidiary, IWT Tesoro International, Ltd. (ITIL). This subsidiary was set up as a foreign subsidiary, to be based in Bermuda to handle future operations of foreign subsidiaries. Organizational costs related to the incorporation totaling $8,311 were capitalized and are being amortized over 5 years. Amortization expense for the three months ended March 31, 2003 was $416.

        On January 24, 2003, the Company set up IWT Tesoro Transport, Inc. (ITTI). Initially, this corporation will be a transport broker, but future plans include overland transport of tile from Florida to destinations within the United States and return shipments of other freight back to Florida.

F-12

NOTE 17     SUBSEQUENT EVENT

        On April 11, 2003, the Company filed a registration statement with the Securities and Exchange Commission to register 250,000 units to be sold to the public at $5.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share at $7.00 per share for three years.

F-13

        No dealer, sales representative, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Tesoro. This Prospectus does not constitute an offer or any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

IWT TESORO CORPORATION

1,243,502 Shares of Common Stock

Prospectus

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our bylaws provide that our officers and directors will be indemnified to the full extent allowed by law against all expenses and liabilities of any claim or suit, including securities violations, unless a finding of willful misfeasance or malfeasance in the performance of that persons duties is found by a court of law. Nevada's General Corporation Law also provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

        Additionally, we have entered into Indemnity Agreements with each of our Directors and Executive Officers. The Indemnity Agreement provisions are similar to those set forth in our Bylaws. These agreements provide, among other things, that so long as

  •
  an indemnified party's actions are not in violation of Section 16(b) of the Exchange Act,

  •
  an indemnified party is not judged to have been knowingly fraudulent, dishonest or whose misconduct was willful, or

  •
  if law prohibits the indemnification

then an indemnified party is indemnified against all expenses, costs and penalties, so long as the party is acting in his or her fiduciary capacity for or on behalf of Tesoro in good faith.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Subject to future contingencies, the following expenses are anticipated in relationship to this offering:

Expenses	Dollar Amount
Auditing Expenses	$35,000.00
Legal Expenses	$45,000.00
SEC Registration Fees	$840.00
NASD Registration Fees	$1,560.00
Blue Sky Fees	$12,500.00
Printing Costs	$20,000.00
Federal Taxes	$-0-
State Taxes	$-0-
Transfer Agent Fees	$2,500.00
Miscellaneous Costs	$7,600.00
TOTAL	$125,000.00

        The amounts listed above are estimates and the amounts actually expended by us for these items may be more or less than that stated.

RECENT SALES OF UNREGISTERED SECURITIES

        For the last three years, we issued unregistered shares of our common stock in the transactions listed below. We believe the following transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients in the transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares they acquired. All recipients also represented that each was an accredited investor, as that term is defined pursuant to Regulation D of the securities Act. All recipients had access to information, including financial information, about us and were allowed to ask questions of management. None of these transactions, or those disclosed in any prior reports, involved any underwriters, underwriting discounts or commissions.

        In May 2002, we sold 100,000 shares of our common stock to Mentus Consulting, LLC a company controlled by Henry J. Boucher, Jr., our President and Chief Executive Officer for a total of $20,000.

        On October 1, 2002, we issued an aggregate of 9 million shares of our common stock to the then three shareholders of International Wholesale Tile, Inc., now one of our wholly owned subsidiaries, in consideration for all of IWT's outstanding stock.

        On October 4, 2002, we issued 15,000 shares of our common stock in exchange for $5,000 of legal fees.

        On October 15, 2002, we issued 10,000 shares of our common stock in exchange for financial advisory services.

        Between October 15, 2002 and March 31, 2003, we sold an aggregate of 191,000 units to eight accredited investors for a total of $573,000. Each unit consists of one share of common stock and warrants to purchase 1 1/2 shares initially at $3.00 per share. The price of the warrants will increase by $.25 per share at the beginning of each calendar quarter following the first public sale of our common stock. Included in the group of accredited investors were two outside board members. Mr. Carl Anderson and Mr. James Edwards who purchased 20,000 units and 10,000 units, respectively, on the same terms and conditions as all other investors in this offering.

EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
1.1	Selected Dealers Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
3.1	Articles of Incorporation (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.1.1	Articles of Amendment to Articles of Incorporation dated September 23, 2002 (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on October 1, 2002)
3.2.1	Bylaws (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.2.2	Amended and Restated Bylaws (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.1	Specimen Stock Certificate (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.3.2	Audit Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.3	Compensation Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.4	Nominating And Governing Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.4.1	Code of Ethics for Senior Financial Officers (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.1	Form of Warrant Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.2	Form of Stock Certificate (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.3	Form of Lock-Up Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
5.1	Opinion re: Legality by Gayle Coleman, P.A.*
10.1	Agreement With Peter Goss (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
10.2	Stockholders Agreement (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
10.3	2001 Ponca Acquisition Corporation Stock Incentive Plan. (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.4	Employment Agreement Between Ponca Acquisition Corporation And Henry Jr. Boucher, Jr. Dated As Of December 29, 2002 (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.5	Memorandum Of Understanding Between Ponca Acquisition Corporation And The Stockholders Of International Wholesale Tile, Inc. (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.6	Stock Purchase Agreement Among The Stockholders Of International Wholesale Tile, Inc., And IWT Tesoro Corporation, Effective October 1, 2002.(5)
10.7	Termination Of Stockholders Agreement (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on February 4, 2003)
10.8	Repurchase Agreement (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on February 4, 2003)

10.9	Form of Indemnity Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
10.00	Employment Agreement between International Wholesale Tile, Inc. and Forrest Jordan (exhibits omitted) (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on May 21, 2003)
10.11	Employment Agreement between International Wholesale Tile, Inc. and Paul F. Boucher (this document is omitted as it is substantially similar to Forrest Jordan's Employment Agreement with the exception of the employee's name and address)
10.12	Employment Agreement between International Wholesale Tile, Inc. and Grey Perna (this document is omitted as it is substantially similar to Forrest Jordan's Employment Agreement with the exception of the employee's name and address)
10.13	Subordination Agreement between Congress Financial Corporation (Florida). and Forrest Jordan (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on May 21, 2003)
10.14	Subordination Agreement between Congress Financial Corporation (Florida). and Paul F. Boucher (this document is omitted as it is substantially similar to Forrest Jordan's Subordination Agreement with the exception of the employee's name and address)
10.15	Subordination Agreement between Congress Financial Corporation (Florida). and Grey Perna (this document is omitted as it is substantially similar to Forrest Jordan's Subordination Agreement with the exception of the employee's name and address)
21.	Subsidiaries of Registrant (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
23.1	Consent of Sewell and Company*
23.2	Consent of Gayle Coleman P.A. (Contained In Exhibit 5.1)*
99.1	MRS' Letter To The Securities And Exchange Commission. (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 8, 2002)
99.2	Letter from Peter Goss regarding fiscal year end (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2002)

*
Filed herewith.

UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (2)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (3)   To include any additional or changed material information on the plan of distribution; and

          (4)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the ordering

        (b)   The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For the purpose of determining any liability under the Securities Act, Tesoro will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Tesoro pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declares it effective.

        For the purpose of determining any liability under the Securities Act, Tesoro will treat such post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement therein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and each amendment thereto and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Westport, CT on June 4, 2003.

IWT Tesoro Corporation

By:	/s/ Henry J. Boucher, Jr. Henry J. Boucher, Jr., Principal Executive Officer

By:	/s/ Forrest Jordan Forrest Jordan Principal Accounting Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Henry J. Boucher, Jr. Henry J. Boucher, Jr.	Principal Executive Officer, Director	June 4, 2003
/s/ Forrest Jordan Forrest Jordan	Chief Accounting Officer, Director	June 4, 2003
/s/ Carl G. Anderson, Jr. Carl G. Anderson, Jr.	Director	June 4, 2003
/s/ Paul F. Boucher Paul F. Boucher	Director	June 4, 2003
/s/ James R. Edwards James R. Edwards	Director	June 4, 2003
/s/ James Lafond James Lafond	Director	June 4, 2003
/s/ Grey Perna Grey Perna	Director	June 4, 2003
/s/ Robert Rogers Robert Rogers	Director	June 4, 2003
/s/ Allen G. Rosenberg Allen G. Rosenberg	Director	June 4, 2003

QuickLinks

DEALER PROSPECTUS DELIVERY OBLIGATIONS
PROSPECTUS SUMMARY
IMPORTANT RISK FACTORS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
DESCRIPTION OF OUR BUSINESS
DESCRIPTION OF OUR PROPERTY
LEGAL PROCEEDINGS.
TRANSFER AGENT
MANAGEMENT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
CONCURRENT OFFERING
DESCRIPTION OF SECURITIES
ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE
ADDITIONAL INFORMATION
IWT TESORO CORPORATION SUBSCRIPTION AGREEMENT
REGISTRATION OF SECURITIES
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001

INDEPENDENT AUDITORS' REPORT
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003

IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY THREE MONTHS ENDED MARCH 31, 2003
IWT TESORO CORPORATION AND SUBSIDIARIES STATEMENTS OF CASH FLOWS (UNAUDITED)
IWT TESORO CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003

DEALER PROSPECTUS DELIVERY OBLIGATIONS
PROSPECTUS SUMMARY
IMPORTANT RISK FACTORS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
DESCRIPTION OF OUR BUSINESS
DESCRIPTION OF OUR PROPERTY
LEGAL PROCEEDINGS.
TRANSFER AGENT
MANAGEMENT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
CONCURRENT OFFERING
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE
ADDITIONAL INFORMATION
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001

INDEPENDENT AUDITORS' REPORT
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2002 AND 2001
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003

IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
IWT TESORO CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY THREE MONTHS ENDED MARCH 31, 2003
IWT TESORO CORPORATION AND SUBSIDIARIES STATEMENTS OF CASH FLOWS (UNAUDITED)
IWT TESORO CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2003
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS INDEMNIFICATION OF DIRECTORS AND OFFICERS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS.
UNDERTAKINGS
SIGNATURES